   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1996


                                                      REGISTRATION NO. 333-02365

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                             HORIZON BANCORP, INC.
             (Exact name of registrant as specified in its charter)

          WEST VIRGINIA                          6711                           55-063139
   (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
of incorporation or organization)        Classification Code)              Identification No.)

                                ONE PARK AVENUE
                          BECKLEY, WEST VIRGINIA 25802
                                 (304) 255-7000
         (Address and telephone number of principal executive offices)

                            ------------------------

                                   COPIES TO:

     FRANK S. HARKINS, JR.                     LYNN A. SMITH
     HORIZON BANCORP, INC.                   ROBINSON & MCELWEE
        ONE PARK AVENUE                        P.O. BOX 1791
       BECKLEY, WV 25802                    CHARLESTON, WV 25326
         (304) 255-7000                        (304) 347-8314

           (Name, address and telephone number of agent for service)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                            PROPOSED         PROPOSED
                                          AMOUNT             MAXIMUM          MAXIMUM         AMOUNT OF
       TITLE OF SECURITIES                  TO           OFFERING PRICE      AGGREGATE      REGISTRATION
         TO BE REGISTERED             BE REGISTERED        PER UNIT(1)   OFFERING PRICE(1)      FEE(2)
- -----------------------------------------------------------------------------------------------------------
Common stock......................    1,818,000 shares       $18.51         $33,318,000      $11,489.00

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) on the basis of the book value of common stock, par value $1.00 per share of Twentieth Bancorp, Inc. on December 31, 1995 of $18.51 and the maximum of 1,800,000 shares of such stock to be exchange for 1,818,000 shares of Horizon Bancorp, Inc. stock.

(2) Calculated in accordance with Rule 457(f).

                            ------------------------


     THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933.


- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------

                             HORIZON BANCORP, INC.

                 CROSS-REFERENCE SHEET PURSUANT TO RULE 501(B)

                                                                 SECTION CAPTION
        FORM S-4 ITEM NUMBER AND CAPTION                         IN PROSPECTUS*
- -------------------------------------------------  -------------------------------------------
  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus.....  Cross Reference Sheet; Outside Front Cover
                                                   Page; Prospectus Page
  2.  Inside Front and Outside Back Cover Pages
      of Prospectus..............................  Available Information; Incorporation of
                                                   Certain Documents by Reference; Table of
                                                   Contents
  3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information..............  Summary; Risk Factors Selected Financial
                                                   Information; Per Share Data; Meeting of the
                                                   Horizon Shareholders; Meeting of the
                                                   Twentieth Shareholders
  4.  Terms of the Transaction...................  Summary; The Merger;
  5.  Pro Forma Financial Information............  Pro Forma Financial Information
  6.  Material Contracts with the Company Being
      Acquired...................................  The Merger
  7.  Additional Information Required for
      Reoffering by Persons and Parties Deemed to
      be Underwriters............................  Not Applicable
  8.  Interests of Named Experts and Counsel.....  Experts
  9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities................................  PART II--Indemnification of Directors and
                                                   Officers
 10.  Information with Respect to S-3
      Registrants................................  Not Applicable
 11.  Incorporation of Certain Information by
      Reference..................................  Not Applicable
 12.  Information with Respect to S-2 or S-3
      Registrants................................  Information About Horizon Bancorp, Inc.;
                                                   Incorporation of Certain Documents by
                                                   Reference
 13.  Incorporation of Certain Information by
      Reference..................................  Incorporation of Certain Documents By
                                                   Reference
 14.  Information with Respect to Registrants
      Other Than S-3 or S-2 Registrants..........  Not Applicable
 15.  Information with Respect to S-3
      Companies..................................  Not Applicable
 16.  Information with Respect to S-2 or S-3
      Companies..................................  Information About Twentieth Bancorp, Inc.;
                                                   Incorporation of Certain Documents by
                                                   reference
 17.  Information with Respect to Companies Other
      Than S-3 or S-2 Companies..................  Not Applicable

                                                                 SECTION CAPTION
        FORM S-4 ITEM NUMBER AND CAPTION                         IN PROSPECTUS*
- -------------------------------------------------  -------------------------------------------
 18.  Information if Proxies, Consents or
      Authorizations are to be Solicited.........  General Information; Meeting of The
                                                   Twentieth Shareholders; Meeting of The
                                                   Horizon Shareholders; The Merger,
                                                   Incorporation of Certain Documents By
                                                   Reference
 19.  Information if Proxies, Consents or
      Authorizations are not to be Solicited or
      in an Exchange Offer.......................  Not Applicable
 20.  Indemnification of Directors and
      Officers...................................  PART II--Indemnification of Directors and
                                                   Officers
 21.  Exhibits and Financial Statement
      Schedules..................................  Exhibit Index
 22.  Undertakings...............................  PART II--Undertakings

- ---------------
* This Registration Statement on Form S-4 contains a prospectus/joint proxy statement to be sent to the shareholders of the company the Registrant proposes to acquire via merger, Twentieth Bancorp, Inc., as well as to Registrant's shareholders in connection with their vote on the merger.

                               HORIZON LETTERHEAD

                                                                    July 5, 1996


Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Horizon Bancorp, Inc. ("Horizon" or "Company") which will be held on Wednesday, August 14, 1996, at 4:00 p.m., local time, at The Greenbrier, White Sulphur Springs, West Virginia. At the Annual Meeting, the shareholders will elect a Board of Directors ("Board") and be asked to approve the appointment of the Company's independent auditors for 1996.


     In addition to these routine matters, the shareholders will also be asked to consider and vote upon two other matters. The first is a proposal to increase the authorized capital stock of the Company from 5,000,000 shares, par value $1.00, to 20,000,000 shares, par value $1.00. The increase in the authorized capital stock is necessary so that the Company will have a sufficient number of authorized but unissued shares so that it may consider additional acquisitions in the future and other appropriate purposes. Your Board recommends that you vote "FOR" the charter amendment.

     The second matter is the proposed merger of Twentieth Bancorp, Inc. ("Twentieth") with and into Horizon (the "Merger") in accordance with the terms and conditions of the Plan of Merger and Reorganization by and between Twentieth and Horizon dated February 6, 1996 (the "Merger Agreement"). As a result of the proposed Merger, the separate corporate existence of Twentieth shall cease and Twentieth's wholly-owned banking subsidiary, The Twentieth Street Bank, shall operate as a wholly-owned banking subsidiary of Horizon. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Horizon's common stock entitled to vote at the Annual Meeting.


     In connection with the proposed Merger, please be advised that your Board of Directors has received the written opinion of The Robinson-Humphrey Company, Inc., an investment banking firm, ("Robinson-Humphrey"), that the terms of the proposed Merger are fair to Horizon's shareholders from a financial point of view. Your Board of Directors believes that the proposed Merger is in the best interest of Horizon and its shareholders. After consideration of certain rules governing companies such as Horizon that are listed on the Nasdaq exchange, the Merger was structured as a merger of the two bank holding companies. Under the laws of the State of West Virginia, such a merger requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of both Horizon and Twentieth. Your Board recommends that you vote "FOR" the Merger. Detailed information about the proposed Merger (including the Robinson-Humphrey opinion and your Board's recommendation), and the other proposals to come before the shareholders at the Annual Meeting is set forth in the Prospectus/Joint Proxy Statement.



     In addition to the proxy and the Prospectus/Joint Proxy Statement enclosed herein, we have also enclosed a copy of Horizon's 1995 Annual Report, Horizon's Form 10-K for the year ended December 31, 1995, and Horizon's Form 10-Q for the quarter ended March 31, 1996 and a copy of Twentieth's Form 10-K for the year ended December 31, 1995 and Twentieth's Form 10-Q for the quarter ended March 31, 1996. The Horizon Annual Report, the Form 10-Ks and the Form 10-Qs are incorporated by reference into the Prospectus/Joint Proxy Statement. If your envelope does not contain any of these documents, please contact Abigail Scott, Senior Vice President, Bank of Raleigh, at One Park Avenue, P. O. Drawer D, Beckley, West Virginia 25802, telephone number 304-255-7000, immediately.



     We hope you will attend the Annual Meeting. Regardless of your plans to attend, I urge you to execute and mail the enclosed proxy in the envelope provided. If you decide to attend the meeting, you may withdraw your proxy and vote in person on all matters brought before it.


                                        Sincerely,


                                        Frank S. Harkins, Jr.
                                        Chairman of the Board



                                        Philip L. McLaughlin
                                        President and Chief Executive Officer

                              TWENTIETH LETTERHEAD



                                                                    July 5, 1996


Dear Shareholder:


     You are cordially invited to attend a special meeting of Shareholders (the "Special Meeting") of Twentieth Bancorp, Inc. ("Twentieth") which will be held on Tuesday, August 13, 1996, at 2:00 p.m., local time, in the Third Floor Auditorium of The Twentieth Street Bank, 1900 Third Avenue, Huntington, West Virginia. At the Special Meeting, the shareholders will be requested to approve the proposed merger of Twentieth with and into Horizon Bancorp, Inc. ("Horizon") in accordance with the terms and conditions of the Plan of Merger and Reorganization by and between Twentieth and Horizon dated February 6, 1996 (the "Merger Agreement"). As a result of the Merger, the separate corporate existence of Twentieth shall cease and Twentieth's wholly-owned banking subsidiary, The Twentieth Street Bank, shall operate as a wholly-owned banking subsidiary of Horizon. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Twentieth's common stock entitled to vote at the Special Meeting.


     Upon consummation of the Merger, each Twentieth shareholder who does not dissent from the Merger will be entitled to receive, subject to adjustment as described in the Prospectus/Joint Proxy Statement, 1.01 shares of common stock of Horizon for each share of Twentieth stock held. No fractional shares of Horizon stock will be issued. Rather, Horizon will pay cash for any fractional shares at a price based upon the market value of the shares as more fully set forth in the Merger Agreement.

     Your Board of Directors has received the written opinion of Baxter Fentriss and Company, an investment banking firm, ("Baxter Fentriss"), that the terms of the proposed Merger are fair to Twentieth's shareholders from a financial point of view. Your Board of Directors believes that the proposed Merger is in the best interest of Twentieth and its shareholders. Your Board recommends that you vote "FOR" the Merger. Detailed information about the proposed Merger (including the Baxter Fentriss opinion and your Board's recommendation), is set forth in the Prospectus/Joint Proxy Statement.


     In addition to the proxy and the Prospectus/Joint Proxy Statement enclosed herein, we have also enclosed a copy of Horizon's 1995 Annual Report, Horizon's Form 10-K for the year ended December 31, 1995, and Horizon's Form 10-Q for the quarter ended March 31, 1996 and a copy of Twentieth's Form 10-K for the year ended December 31, 1995 and Twentieth's Form 10-Q for the quarter ended March 31, 1996. The Horizon Annual Report, the Form 10-Ks and the Form 10-Qs are incorporated by reference into the Prospectus/Joint Proxy Statement. If your envelope does not contain any of these documents, please contact B. C. McGinnis, III, President, Twentieth Bancorp, Inc. at 1900 Third Avenue, P. O. Box 5527, Huntington, West Virginia 25703-0527, telephone number 304-526-6200, immediately.


     I hope you will attend the Special Meeting. Regardless of your plans to attend, I urge you to execute and mail the enclosed proxy in the envelope provided. If you decide to attend the meeting, you may withdraw your proxy and vote in person on all matters brought before it.

                                        Sincerely,


                                        B.C. McGinnis, III
                                        President/CEO

                             HORIZON BANCORP, INC.
                                ONE PARK AVENUE
                          BECKLEY, WEST VIRGINIA 25802
                                  304-255-7000

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 14, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Horizon Bancorp, Inc. ("Horizon") will be held at The Greenbrier, White Sulphur Springs, West Virginia, on Wednesday, August 14, 1996, at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:

     1. The election of a Board of eighteen (18) Directors of Horizon Bancorp, Inc., to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified;

     2. A proposal to amend the Articles of Incorporation for Horizon Bancorp, Inc. by increasing the authorized capital stock from $5,000,000 being 5,000,000 shares of the par value of $1.00 each, to $20,000,000 being 20,000,000 shares of the par value of $1.00 each;

     3. A proposal to approve the appointment by the Board of Directors of Ernst & Young LLP as Independent Auditors for the year 1996;

     4. A proposal to approve and ratify the proposed merger of Twentieth Bancorp, Inc. ("Twentieth") with and into Horizon in accordance with the terms and conditions of the Plan of Merger and Reorganization by and between Twentieth and Horizon dated February 6, 1996 (the "Merger Agreement"); and

     5. Such other matters as may properly come before the meeting or any adjournment thereof.


     Only those shareholders of record at the close of business on June 28, 1996 shall be entitled to notice of the meeting and to vote at the meeting and any adjournments or postponements thereof.


     Your proxy is solicited by the Board of Directors of Horizon who recommend that you vote in favor of the management nominees as directors, and in favor of proposals 2, 3, and 4. Even if you plan to attend the meeting in person, you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage. If you attend the Annual Meeting in person, you may withdraw your proxy and vote in person. Your proxy may also be revoked at any time prior to the meeting in the manner described in the enclosed Prospectus/Joint Proxy Statement. PROPERLY COMPLETED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED THEREON; OR IF NO INSTRUCTIONS ARE GIVEN, "FOR" THE ELECTION OF MANAGEMENT NOMINEES AS DIRECTORS AND "FOR" APPROVAL OF PROPOSALS 2, 3 AND 4 ABOVE.

                                      By Order of the Board of Directors,
                                      Frank S. Harkins, Jr.
                                      Chairman of the Board

                                      Philip L. McLaughlin
                                      President and Chief Executive Officer

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK THE APPROPRIATE BOX ON THE PROXY CARD INDICATING THE NUMBER OF PERSONS WHO WILL ATTEND. THE MEETING WILL BEGIN PROMPTLY AT 4:00 P.M., AND A SHAREHOLDERS' RECEPTION WILL BE HELD FOLLOWING THE MEETING.

                            TWENTIETH BANCORP, INC.
                               1900 THIRD AVENUE
                           HUNTINGTON, WEST VIRGINIA
                                  304-526-6200

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 13, 1996


     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Twentieth Bancorp, Inc. ("Twentieth") will be held in the Third Floor Auditorium of The Twentieth Street Bank, Huntington, West Virginia, on Tuesday, August 13, 1996, at 2:00 p.m., local time, for the purpose of considering and voting upon the following matters:


     1. A proposal to approve and ratify the proposed merger of Twentieth Bancorp, Inc. ("Twentieth") with and into Horizon in accordance with the terms and conditions of the Plan of Merger and Reorganization by and between Twentieth and Horizon dated February 6, 1996 (the "Merger Agreement"), pursuant to which Twentieth will merge with and into Horizon, thereby rendering Twentieth's wholly-owned banking subsidiary, The Twentieth Street Bank, a wholly-owned banking subsidiary of Horizon. As a result of the Merger, if consummated, each outstanding share of Twentieth's common stock will be converted into the right to receive, subject to adjustment as described in the Merger Agreement, 1.01 shares of Horizon common stock. The Merger Agreement is attached to the accompanying Prospectus/Joint Proxy Statement as Appendix I.

     2. Such other matters as may properly come before the meeting or any adjournment thereof.


     Only those shareholders of record at the close of business on June 28, 1996 are entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof.


     Your proxy is solicited by the Board of Directors of Twentieth who recommends you vote in favor of proposal 1 above. Even if you plan to attend the meeting in person, you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage. If you attend the Special Meeting in person, you may withdraw your proxy and vote in person. Your proxy may also be revoked at any time prior to the meeting in the manner described in the enclosed Prospectus/Joint Proxy Statement. PROPERLY COMPLETED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED THEREON; OR IF NO INSTRUCTIONS ARE GIVEN, "FOR" APPROVAL OF PROPOSAL 1 ABOVE.

                                      By Order of the Board of Directors

                                      Brian A. Shepherd
                                      Vice President
                                      Secretary-Treasurer

                        PROSPECTUS/JOINT PROXY STATEMENT

                             HORIZON BANCORP, INC.

                        1,818,000 SHARES OF COMMON STOCK

     Horizon Bancorp, Inc. ("Horizon") hereby offers up to 1,818,000 shares, in the aggregate, of its common stock, $1.00 par value to the shareholders of Twentieth Bancorp, Inc., ("Twentieth"). Under the terms of the Plan of Merger and Reorganization between Horizon and Twentieth, shareholders of Twentieth who do not dissent from the Merger will, upon consummation of the transaction contemplated therein, receive 1.01 shares of Horizon common stock for each share of Twentieth common stock they own, subject, however, to adjustment, as set forth in this Prospectus/Joint Proxy Statement. Horizon will not issue fractional shares and in lieu thereof the Twentieth shareholders will receive cash as provided for in the Plan of Merger and Reorganization. Horizon and Twentieth have only one class of stock, common stock, and all references to "stock" of either company in this Prospectus/Joint Proxy Statement are references to the respective company's common stock.


     Information concerning the proposed transaction is contained in the following Joint Proxy Statement which is also a prospectus with regard to the Twentieth shareholders. The date of this Prospectus/Joint Proxy Statement is June 26, 1996.


     THERE ARE RISKS ASSOCIATED WITH THE ACQUISITION OF THE HORIZON SECURITIES OFFERED HEREIN. SEE, RISK FACTORS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             AVAILABLE INFORMATION

     This Prospectus/Joint Proxy Statement constitutes part of the Registration Statement on Form S-4 of Horizon including exhibits and amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Merger described herein. This Prospectus/Joint Proxy Statement does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Copies of the Registration Statement can be obtained from the SEC at prescribed rates by addressing written requests for such copies to the Public Reference Section of the SEC, 450 Fifth Street, N. W., Room 1024, Washington, D.C. 20549. In addition, the Registration Statement may be inspected and copied at the public reference facilities referred to above and at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     The common stock of Horizon Bancorp, Inc. is traded on the Nasdaq National Market under the symbol "HZWV". Reports, proxy statements and other information for Horizon can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 2006.

     Horizon and Twentieth are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by Horizon and by Twentieth may be inspected without charge and copies may be obtained at prescribed rates from the SEC offices set forth above.

     All information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to Horizon was supplied by Horizon, and all information contained or incorporated herein by reference in this Prospectus/Joint Proxy Statement with respect to Twentieth was supplied by Twentieth.

     No person or entity has been authorized to give any information or to make any representation not contained in this Prospectus/Joint Proxy Statement in connection with the offering made hereby, and, if given or made, any such other information or representation must not be relied upon as having been authorized by Horizon or Twentieth. This Prospectus/Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby, or any other securities, to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus/Joint Proxy Statement nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Horizon or Twentieth or their respective subsidiaries since any of the dates as of which information is furnished herein or since the date hereof.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents are incorporated herein by reference in this Prospectus/Joint Proxy Statement: (i) Horizon's Annual Report on Form 10-K for the year ended December 31, 1995; (ii) Horizon's Quarterly Report on Form 10-Q for the period ended March 31, 1996; (iii) Twentieth's Annual Report on Form 10-K for the year ended December 31, 1995; and (iv) Twentieth's Quarterly Report on Form 10-Q for the period ended March 31, 1996. All of the documents were filed with the SEC pursuant to Section 13 of the Exchange Act.


     In addition, all documents filed by Horizon or Twentieth pursuant to Sections 13(a), 13 (c), 14 or 15 (d) of the Exchange Act after the date hereof and prior to the time of the completion of the offering are hereby deemed to be incorporated by reference. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Joint Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Joint Proxy Statement.

     THIS PROSPECTUS/JOINT PROXY STATEMENT INCORPORATES DOCUMENTS RELATING TO HORIZON AND TO TWENTIETH BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THOSE DOCUMENTS, INCLUDING EXHIBITS WHICH ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THOSE DOCUMENTS, BUT EXCLUDING EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE IN THOSE DOCUMENTS, ARE AVAILABLE UPON REQUEST. ANY REQUEST FOR A DOCUMENT RELATING TO HORIZON SHOULD BE DIRECTED TO ABIGAIL SCOTT, HORIZON BANCORP, INC., ONE PARK AVENUE, BOX D, BECKLEY, WEST VIRGINIA 25802. ANY REQUEST FOR A DOCUMENT RELATING TO TWENTIETH SHOULD BE DIRECTED TO B. C. MCGINNIS, III, TWENTIETH BANCORP, INC., 1900 THIRD AVENUE, BOX 5527, HUNTINGTON, WEST VIRGINIA 25703. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE SHAREHOLDER MEETINGS, ANY SUCH REQUEST SHOULD BE MADE BY AUGUST 5, 1996.

     The documents are available without charge, but persons requesting copies of exhibits to such documents which are specifically incorporated by reference in such documents will be charged the costs of reproduction and mailing.


     THE ANNUAL REPORT TO SHAREHOLDERS FOR HORIZON FOR THE YEAR ENDED DECEMBER 31, 1995, HORIZON'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, HORIZON'S FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1996, TWENTIETH'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 AND TWENTIETH'S FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1996 ACCOMPANIES THIS PROSPECTUS/JOINT PROXY STATEMENT.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
GENERAL INFORMATION...................................................................    3
MEETING OF THE TWENTIETH SHAREHOLDERS.................................................    4
  Purpose of Meeting..................................................................    4
  Other Business......................................................................    4
  Outstanding Shares and Voting Rights................................................    4
  Solicitation of Proxies.............................................................    4
MEETING OF THE HORIZON SHAREHOLDERS...................................................    5
  Purpose of Meeting..................................................................    5
  Election of Directors...............................................................    5
  Approval of Auditors................................................................    9
  Charter Amendment...................................................................    9
  The Merger Agreement................................................................    9
  Other Business......................................................................   10
  Outstanding Shares and Voting Rights................................................   10
  Solicitation of Proxies.............................................................   10


SUMMARY OF MERGER.....................................................................   11
  Horizon.............................................................................   11
  Twentieth...........................................................................   11
  The Merger..........................................................................   11
  Reasons for the Merger..............................................................   12
  Effective Time......................................................................   12
  Exchange Ratio......................................................................   12
  Adjustment of Exchange Ratio........................................................   13
  Opinion of Twentieth's Financial Advisor............................................   13
  Opinion of Horizon's Financial Advisor..............................................   13
  Interest of Certain Persons in the Merger...........................................   13
  Dissenters' Rights..................................................................   14
  Certain Federal Income Tax Consequences.............................................   14
  Resales by Affiliates...............................................................   14
  Market Prices and Dividends.........................................................   14
  Comparison of Shareholders' Rights..................................................   15
  Accounting Treatment................................................................   15
  Conditional Stock Option Agreement..................................................   15
RISK FACTORS..........................................................................   15
SELECTED FINANCIAL INFORMATION........................................................   17
  Horizon.............................................................................   17
  Twentieth...........................................................................   18
PER SHARE DATA........................................................................   19
THE MERGER............................................................................   19
  Background and Reasons for the Merger...............................................   19
  Opinion of Baxter Fentriss..........................................................   21
  Opinion of Robinson-Humphrey........................................................   24
  General Description of the Terms of the Merger Agreement............................   27
  Exchange Ratio......................................................................   28
  Adjustment of Exchange Ratio........................................................   28
  Fractional Shares...................................................................   28
  Exchange of Twentieth Stock Certificates............................................   28
  Lost Certificates...................................................................   29
  Conditions to Consummation..........................................................   29
  Termination.........................................................................   30
  Amendment...........................................................................   31
  Conduct of Twentieth's Business Prior to Effective Time.............................   31
  Regulatory Considerations...........................................................   32

                                                                                        PAGE
                                                                                        ----
  Employment Contracts................................................................   33
  Directors of Twentieth Street Bank..................................................   33
  Directors of Horizon................................................................   34
  Restrictions on Resales by Affiliates...............................................   34
  Certain Federal Income Tax Consequences.............................................   35
  Accounting Treatment................................................................   36
  Dissenter's Rights..................................................................   36
  Conditional Stock Option Agreement..................................................   38
PRO FORMA FINANCIAL INFORMATION.......................................................   39
INFORMATION ABOUT HORIZON BANCORP, INC................................................   48
  General Information.................................................................   48
  Bank of Raleigh.....................................................................   48
  The National Bank of Summers of Hinton..............................................   49
  Greenbrier Valley National Bank.....................................................   49
  First National Bank in Marlinton....................................................   49
  Committees of the Horizon Board of Directors........................................   50
  Compliance With Section 16(a) of the Securities Exchange Act of 1934................   50
  Legal Proceedings...................................................................   51
  Shareholder Proposals for 1997......................................................   51
  Additional Information..............................................................   51
INFORMATION ABOUT TWENTIETH BANCORP, INC..............................................   51
  General Information.................................................................   51
  The Twentieth Street Bank...........................................................   52
  Regulatory Matters..................................................................   52
  Legal Proceedings...................................................................   53
  Additional Information..............................................................   53
MARKET PRICES AND DIVIDENDS...........................................................   53
SUPERVISION, REGULATION AND GOVERNMENTAL POLICY.......................................   55
  Bank Holding Company Regulation.....................................................   55
  Bank Regulation.....................................................................   56
  Capital Requirements................................................................   57
  Recent Banking Legislation..........................................................   58
  Enforcement Powers..................................................................   59
  Possible Legislative Changes........................................................   59
  Effect of Governmental Policies.....................................................   60
CAPITAL STOCK OF HORIZON..............................................................   60
  Voting Rights.......................................................................   60
  Dividend Rights.....................................................................   60
  Preemptive Rights...................................................................   61
  Assessment and Redemption...........................................................   61
  Liquidation Rights..................................................................   61
CERTAIN DIFFERENCES IN THE RIGHTS OF HOLDERS OF TWENTIETH STOCK AND HORIZON STOCK.....   61
OPINIONS..............................................................................   62
EXPERTS...............................................................................   62
Appendices:
I.   Plan of Merger and Reorganization
II.  Opinion of Baxter Fentriss and Company dated February 6, 1996
    Opinion of Robinson-Humphrey Company dated February 6, 1996
III. Sections 31-1-122 and 31-1-123 of the Code of West Virginia of 1931, as amended, concerning dissenters' rights

                        PROSPECTUS/JOINT PROXY STATEMENT

HORIZON BANCORP, INC.                                   TWENTIETH BANCORP, INC.
One Park Avenue                                         1900 Third Avenue
Beckley, W. Va. 25802                                   Huntington, W. Va. 25703
304-255-7000                                            304-526-6200

Meeting of the Shareholders of Horizon Bancorp, Inc. to be held August 14, 1996.

Meeting of the Shareholders of Twentieth Bancorp, Inc. to be held August 13,
1996.

                              GENERAL INFORMATION

     This Prospectus/Joint Proxy Statement is being furnished in connection with two shareholders' meetings. It is being furnished by Horizon Bancorp, Inc. ("Horizon") to its shareholders in connection with the solicitation of proxies by the Board of Directors of Horizon for the annual shareholders' meeting to be held at 4:00 p.m., local time, on August 14, 1996 at The Greenbrier, White Sulphur Springs, West Virginia ("Horizon Shareholders' Meeting"). At that meeting, the shareholders of Horizon will elect directors and consider and vote upon proposals to (i) approve Ernst & Young LLP as Horizon's independent auditors, (ii) to amend Horizon's Articles of Incorporation by increasing Horizon's authorized capital stock (the "Charter Amendment"), and (iii) to approve a Plan of Merger and Reorganization dated February 6, 1996 by and between Horizon and Twentieth Bancorp, Inc. (the "Merger Agreement"). The Merger Agreement provides that Twentieth Bancorp, Inc. will be merged with and into Horizon (the "Merger"). As a result of the Merger, Horizon will continue as the surviving bank holding company and Twentieth Bancorp, Inc. will cease to exist as a separate entity. As a result of the Merger, The Twentieth Street Bank ("Twentieth Street Bank") will become a wholly owned subsidiary of Horizon. The Charter Amendment will increase Horizon's authorized capital stock from $5,000,000 divided into 5,000,000 shares of the par value of $1.00 per share, to $20,000,000 divided into 20,000,000 shares of the par value of $1.00 per share.


     This Prospectus/Joint Proxy Statement is also being furnished by Twentieth Bancorp, Inc. ("Twentieth") to its shareholders in connection with the solicitation of proxies by the Board of Directors of Twentieth for the special shareholders' meeting to be held at 2:00 p.m., local time, on August 13, 1996 in the Third Floor Auditorium of The Twentieth Street Bank, 1900 Third Avenue, Huntington, West Virginia ("Twentieth Shareholders' Meeting"). At that meeting, the shareholders of Twentieth will be asked to consider and vote upon a proposal to approve the Merger Agreement. As stated above, the Merger Agreement provides that Twentieth will be merged with and into Horizon and Twentieth will cease to exist as a separate entity. Shareholders of Twentieth who do not dissent from the Merger will receive 1.01 shares of Horizon common stock for each share of Twentieth common stock they own subject to possible adjustment in the event Horizon stock increases or decreases in value by more than fifteen percent (15%) during the ten (10) days prior to consummation of the transaction. No fractional shares of Horizon common stock will be issued. In lieu of issuing fractional shares, Twentieth shareholders will receive the cash value of the fractional share calculated in accordance with the Merger Agreement.



     Consummation of the Merger is conditioned, among other things, on receipt of the approval of the holders of a majority of the issued and outstanding stock of Horizon and of Twentieth. As of May 31, 1996, the directors and executive officers of Horizon beneficially owned 13.5% of the issued and outstanding stock of Horizon and it is anticipated that all such shares of stock will be voted to approve the Merger. As of May 31, 1996 the directors and executive officers of Twentieth beneficially owned 16.73% of the issued and outstanding stock of Twentieth and it is anticipated that all such shares of stock will be voted to approve the Merger. ALL SHAREHOLDERS SHOULD REVIEW THIS PROSPECTUS/JOINT PROXY STATEMENT CAREFULLY, INCLUDING ALL EXHIBITS HERETO.

                     MEETING OF THE TWENTIETH SHAREHOLDERS

PURPOSE OF MEETING

     The purpose of the meeting of the Twentieth shareholders is to consider and vote upon a proposal to approve the Merger Agreement pursuant to which Twentieth will merge with and into Horizon. THE BOARD OF DIRECTORS OF TWENTIETH HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT TWENTIETH SHAREHOLDERS VOTE "FOR" THE PROPOSAL. The Board of Directors of Twentieth believe the Merger should improve the liquidity of the shares held by the Twentieth Shareholders. In addition, Horizon has similar management philosophies and commitment to community as Twentieth. Twentieth shareholders who do not dissent from the Merger will receive 1.01 shares of Horizon common stock for each share of Twentieth common stock which they own; provided, however, that if the average closing price for Horizon common stock over the ten days prior to the Effective Time (as that term is defined in the Merger Agreement) is more than $46.00 per share, or less than $34.00 per share then an adjustment to the exchange ratio of
1.01 will be made or the Merger Agreement will terminate. Assuming no shareholder of either Horizon or Twentieth dissents from the Merger, and assuming no adjustment in the exchange ratio, after the Merger, the existing shareholders of Horizon will own collectively approximately 60.89% of the outstanding Horizon stock and the present shareholders of Twentieth will own collectively approximately 39.11% of the outstanding Horizon stock.

OTHER BUSINESS

     The Board of Directors of Twentieth knows of no further business to be presented at the Twentieth Shareholders' Meeting; but if any further business properly comes before the meeting, the persons named in the enclosed proxy will vote all proxies in accordance with the recommendations of Twentieth's Board of Directors.

OUTSTANDING SHARES AND VOTING RIGHTS


     As of May 31, 1996, there were 1,800,000 shares of Twentieth stock issued and outstanding. Only shareholders of record as of the close of business on June 28, 1996 are entitled to notice of, and to vote on matters, at the Twentieth Shareholders' Meeting.


     In order for the Merger to be approved by the shareholders of Twentieth, holders of a majority of the issued and outstanding shares of Twentieth stock, or 900,001 shares, must vote to approve the Merger. As indicated above, the directors and executive officers of Twentieth beneficially own 16.73% of the issued and outstanding stock of Twentieth and it is anticipated that all such shares of stock will be voted to approve the Merger.

SOLICITATION OF PROXIES

     The accompanying Twentieth proxy is solicited by and on behalf of the Board of Directors of Twentieth. All expenses of preparing, printing and mailing the proxy, the proxy statement and other materials used in solicitation thereof will be paid fifty percent (50%) by Twentieth and fifty percent (50%) by Horizon. In addition to the use of the mails, proxies may be solicited to a limited extent by personal interview and telephone by directors, officers and regular employees of Twentieth, none of whom will receive additional compensation for such services. Twentieth may also request brokerage houses, custodians and nominees to forward soliciting materials to the beneficial owners of stock which such persons hold of record. Twentieth and Horizon will pay the reasonable expenses of such persons for forwarding such materials.


     This Prospectus/Joint Proxy Statement is being mailed to Twentieth shareholders on or about July 8, 1996.

                      MEETING OF THE HORIZON SHAREHOLDERS

PURPOSE OF MEETING

     The Horizon Shareholders' Meeting is the annual meeting of shareholders of Horizon Bancorp, Inc. At the Horizon Shareholders' Meeting the Horizon shareholders will elect directors and be asked to approve the appointment of Ernst & Young LLP as independent auditors for Horizon for the year 1996. In addition to these routine matters, at the Horizon Shareholders' Meeting the Horizon shareholders will be asked to consider and vote upon proposals to approve the Charter Amendment and to approve the Merger Agreement.

ELECTION OF DIRECTORS

     The bylaws of Horizon provide that the Board of Directors shall consist of not fewer than five (5) and no more than thirty (30) individuals, as fixed and determined, from time to time, by the Horizon Board of Directors. The Board of Directors has fixed the number of directors to be elected at the Horizon Shareholders' Meeting and to constitute the Board of Directors of Horizon at eighteen (18).

     The bylaws of Horizon provide for cumulative voting rights for election of directors. At each election for directors, shareholders entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by them for as many persons as there are directors to be elected, or to accumulate their vote by giving one candidate as many votes as the number of such directors multiplied by the number of their shares shall equal, or by distributing such votes on the same principle among any number of such candidates. If any shares are voted cumulatively for the election of directors, the proxies unless otherwise directed, will have full discretion and authority to accumulate their votes and vote for less than all such nominees.

     To be eligible for nomination and election at an annual meeting, no director shall have attained the age of seventy (70) years as of the date of the meeting. All persons who management for Horizon will nominate for election at the Horizon Shareholders' Meeting as set forth below satisfy this requirement. A director need not be a resident of the State of West Virginia.

     The bylaws of Horizon provide that nominations, other than those made by or on behalf of existing management of Horizon, shall be made in writing and shall be delivered or mailed to the Chairman or President of Horizon, not less than fourteen (14) days nor more than fifty (50) days prior to the meeting of shareholders. If less than twenty-one (21) days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the Chairman or President of Horizon no later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of Horizon that will be voted for each proposed nominee;
(d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of Horizon owned by the notifying shareholder. Nominations not made in accordance herewith may, in Horizon's discretion, be disregarded by the chairman of the meeting, and upon his instruction, the vote tellers may disregard all votes cast for each nominee.

     The Merger Agreement provides that in the event the Merger is effected, Twentieth shall select six (6) individuals who shall be appointed to the Board of Directors of Horizon. Twentieth has identified the individuals to be added to the Horizon Board of Directors and information regarding these individuals is included in this Prospectus/Joint Proxy Statement. See, "THE MERGER -- Directors of Horizon".

     Set forth below are the persons who management for Horizon will nominate for election at the Horizon Shareholders' Meeting to serve as directors of Horizon until the 1997 annual meeting of shareholders, or until their successors are elected and qualified. The table sets forth background information on each director nominee. All positions set forth under the column "Principal Occupation or Employment Last 5 Years" are currently held unless otherwise indicated by the phrase "(until 19 )." Unless obvious from the name of the company, the principal business activity of each named entity is stated in parenthesis, such as "(retail)".

                             SERVED
                              AS A
                             DIRECTOR     FAMILY
                               OF      RELATIONSHIP
                             HORIZON    WITH OTHER              PRINCIPAL OCCUPATION OR
      NOMINEES         AGE    SINCE      NOMINEES               EMPLOYMENT LAST 5 YEARS
- ---------------------  ----  -------   ------------   --------------------------------------------
John M. Alderson, IV    66    1993         None       Retired Claims Agent--State Farm Insurance
                                                      Company, Lewisburg, WV; Owner--J. M.
                                                      Alderson Store, Alderson, WV (retail);
                                                      Director--Allegheny Bankshares Corporation,
                                                      Lewisburg, WV (until 1993); Director--The
                                                      First National Bank of Alderson, Alderson,
                                                      WV; Director--Greenbrier Valley National
                                                      Bank, Lewisburg, WV; Director--Horizon
                                                      Bancorp, Inc., Beckley, WV


Phillip W. Cain         48    1995         None       Executive Vice President, Chief Executive
                                                      Officer and Director--First National Bank in
                                                      Marlinton, Marlinton, WV; Director--Horizon
                                                      Bancorp, Inc., Beckley, WV

W. H. File, III         48    1993         (1)        Partner--File, Payne, Scherer & File,
                                                      Beckley, WV (law firm); Director--Bank of
                                                      Raleigh, Beckley, WV; Director--Horizon
                                                      Bancorp, Inc., Beckley, WV

David W. Hambrick       54    1993         None       President and Chief Operating
                                                      Officer--Allegheny Bankshares Corporation,
                                                      Lewisburg, WV (until 1993); Executive Vice
                                                      President--Greenbrier Valley National Bank,
                                                      Lewisburg, WV; Director--First National Bank
                                                      in Marlinton, Marlinton, WV; Director and
                                                      Executive Vice President--Horizon Bancorp,
                                                      Inc., Beckley, WV; Chief Financial Of-
                                                      ficer--Horizon Bancorp, Inc., Beckley, WV
                                                      (until 1996)

Frank S. Harkins, Jr.   56    1982         None       Chairman of the Board and Director--Horizon
                                                      Bancorp, Inc.; Director--National Bank of
                                                      Summers, Hinton, WV; Director--Greenbrier
                                                      Valley National Bank, Lewisburg, WV;
                                                      Director, President and Chief Executive
                                                      Officer--Bank of Raleigh, Beckley, WV

Tracy W. Hylton, II     47    1993         None       President--Eller, Inc., Beckley, WV (surface
                                                      mining); President--Nell Jean Industries,
                                                      Inc., Mabscott, WV (mine supply);
                                                      President--Upper Laurel Company, Skelton,
                                                      WV; President--New Land Leasing Company,
                                                      Inc., Skelton, WV; President--MIN, Inc.,
                                                      Beckley, WV (surface mining); President,
                                                      Gracie, Inc., Mabscott, WV (land leasing);
                                                      President--Tammie Lynn Coal Company, Inc.,
                                                      Skelton, WV (surface mining); Vice Presi-
                                                      dent--Nell Jean Enterprises, Beckley, WV
                                                      (retail); President--Lightning, Inc.,
                                                      Skelton, WV (land leasing);
                                                      President--Patience, Inc., Skelton, WV
                                                      (surface mining); Director--Bank of Raleigh;
                                                      Director--Horizon Bancorp, Inc., Beckley, WV

                             SERVED
                              AS A
                             DIRECTOR     FAMILY
                               OF      RELATIONSHIP
                             HORIZON    WITH OTHER              PRINCIPAL OCCUPATION OR
      NOMINEES         AGE    SINCE      NOMINEES               EMPLOYMENT LAST 5 YEARS
- ---------------------  ----  -------   ------------   --------------------------------------------
Robert L. Kosnoski      61    1993         None       President--Mountaineer Parts & Repair, Inc.,
                                                      Mt. Hope, WV; President--Beckley Flying
                                                      Service, Beckley, WV; President--Paint Creek
                                                      Coal Co., Mt. Hope, WV (coal mining);
                                                      Director--Bank of Raleigh, Beckley, WV;
                                                      Director--Horizon Bancorp, Inc., Beckley, WV

Thomas E. Lilly         57    1993         None       Chairman and CEO--Lillys' Crown Jewelers
                                                      Corporation, Beckley, WV (retail jewelry);
                                                      President--Lillys' Crown Jewelers
                                                      Corporation, Beckley, WV;
                                                      Participant--J.T.J., Limited Liability Com-
                                                      pany, Beckley, WV; Director--Bank of
                                                      Raleigh, Beckley, WV; Director--Horizon
                                                      Bancorp, Inc., Beckley, WV

Carolyn H. McCulloch    67    1984         None       Director and Chairman of the Board--Bank of
                                                      Raleigh, Beckley, WV; Director and Vice
                                                      President--Horizon Bancorp, Inc., Beckley,
                                                      WV

Philip L. McLaughlin    55    1993         None       Director, Chairman of the Board and Chief
                                                      Executive Officer--Allegheny Bankshares
                                                      Corporation, Lewisburg, WV (until 1993);
                                                      Director, President and Chief Executive
                                                      Officer--Greenbrier Valley National Bank,
                                                      Lewisburg, WV; Director--First National Bank
                                                      in Marlinton, Marlinton, WV; Director--Bank
                                                      of Raleigh, Beckley, WV; Director, Pres-
                                                      ident and Chief Executive Officer Horizon
                                                      Bancorp, Inc., Beckley, WV

Harper W. Nelson        58    1993         None       Director, Vice President and
                                                      Secretary--Marlinton Electric Co., Inc.,
                                                      Marlinton, WV (petroleum); Director--WV
                                                      Petroleum Marketers Association, Marlinton,
                                                      WV (marketer of petroleum); Director--First
                                                      National Bank in Marlinton, Marlinton, WV;
                                                      Director--Allegheny Bankshares Corporation,
                                                      Lewisburg, WV (until 1993);
                                                      Director--Horizon Bancorp, Inc., Beckley, WV

Rodney H. Pack          60    1993         None       Executive Vice President--Acme Limestone
                                                      Corporation, Fort Springs, WV (crushed
                                                      limestone manufacturing) (until 1994); Vice
                                                      President, Sales and Administration--Acme
                                                      Limestone Corporation, Fort Springs, WV;
                                                      President--Raleigh Ready Mix and Asphalt,
                                                      Inc., Sprague, WV (Portland cement concrete
                                                      and asphaltic supplier) (until 1994);
                                                      President--Wolf Creek Corporation, Alder-
                                                      son, WV (land development); Direc-
                                                      tor--Greenbrier Valley National Bank,
                                                      Lewisburg, WV; Director--Allegheny
                                                      Bankshares Corporation, Lewisburg, WV (until
                                                      1993); Director--Horizon Bancorp, Inc.,
                                                      Beckley, WV

                             SERVED
                              AS A
                             DIRECTOR     FAMILY
                               OF      RELATIONSHIP
                             HORIZON    WITH OTHER              PRINCIPAL OCCUPATION OR
      NOMINEES         AGE    SINCE      NOMINEES               EMPLOYMENT LAST 5 YEARS
      --------         ---    -----      --------               -----------------------
E. M. Payne III         60    1985         (1)        Partner--File, Payne, Scherer & File,
                                                      Beckley, WV (law firm); President--Piney
                                                      Land Company, Beckley, WV (land development,
                                                      coal gas and timber); President--McCreery
                                                      Coal Land Company, Beckley, WV (land
                                                      development, coal, gas and timber);
                                                      President--Combahee Investment Corporation,
                                                      Beckley, WV (land management and devel-
                                                      opment); President--Hilton Head Equity
                                                      Management Co., Inc., Beckley, WV (land man-
                                                      agement and development); President--The
                                                      James T. McCreery Company, Inc., Beckley, WV
                                                      (land development, coal and timber);
                                                      Secretary and Director--Horizon Bancorp,
                                                      Inc.; Director--Bank of Raleigh, Beckley, WV

R. T. Rogers            62    1985         None       President and CEO--R. T. Rogers Oil Co.,
                                                      Hinton, WV (oil and fuel distributor);
                                                      Director--National Bank of Summers of
                                                      Hinton, Hinton, WV; Director--Horizon
                                                      Bancorp, Inc., Beckley, WV

James E. Songer         63    1985         None       President--Homeseekers Land & Building Co.,
                                                      Inc., Beckley, WV, (real estate);
                                                      President--Songer Insurance, Inc., Beckley,
                                                      WV (insurance); President--Sunset Memorial
                                                      Park, Inc. (perpetual care); Director--Bank
                                                      of Raleigh, Beckley, WV; Director--Horizon
                                                      Bancorp, Inc., Beckley, WV

Albert M. Tieche, Jr.   43    1992         None       Assistant Administrator & Treasurer--Beckley
                                                      Hospital, Inc., Beckley, WV; Administrator
                                                      and Treasurer-- Beckley Hospital, Inc.,
                                                      Beckley, WV; President Extend-A-Care, Inc.
                                                      (health care); Director--Bank of Raleigh,
                                                      Beckley, WV; Director--Horizon Bancorp,
                                                      Inc., Beckley, WV

E. A. Tuckwiller, Jr.   68    1993         None       Owner--Stonehill Farm, Lewisburg, WV; Direc-
                                                      tor--Greenbrier Valley National Bank,
                                                      Lewisburg, WV; Director--Allegheny
                                                      Bankshares Corporation, Lewisburg, WV (until
                                                      1993); Director--Horizon Bancorp, Inc.,
                                                      Beckley, WV

Earl R. Turner          61    1995         None       Senior Vice President--National Bank of
                                                      Summers of Hinton, Hinton, WV (until 3/95);
                                                      President, CEO and Director--National Bank
                                                      of Summers of Hinton, Hinton, WV;
                                                      Director--Horizon Bancorp, Inc., Beckley, WV

- ---------
(1) W. H. File, III, and E. M. Payne III are brothers-in-law.

     If, prior to the Horizon Shareholders' meeting, any nominee for election as director would be unexpectedly rendered unable to serve as director by reason of death or other occurrence, proxies may be voted for a substitute nominee or nominees, if any, designated by the Board of Directors of Horizon.

     The enclosed proxy will be voted "FOR" the election of management nominees as directors unless otherwise directed.

     THE BOARD OF DIRECTORS OF HORIZON RECOMMENDS THE ELECTION BY THE SHAREHOLDERS OF ALL OF THE ABOVE NOMINEES.

APPROVAL OF AUDITORS


     At the Horizon Shareholders' Meeting, the Horizon shareholders will be asked to approve the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year 1996. The firm of Ernst & Young LLP has audited the financial statements of Horizon and its subsidiaries for the years 1993, 1994 and 1995. Audit services performed by Ernst & Young LLP include the annual audit and preparation of various reports based thereon, and services relating to Horizon's Form 10-K annual report filed with the SEC.


     THE BOARD OF DIRECTORS OF HORIZON RECOMMENDS THE APPROVAL BY THE SHAREHOLDERS OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITORS FOR HORIZON AND ITS SUBSIDIARIES FOR THE CALENDAR YEAR 1996. If such selection does not receive a majority of the votes represented in person or by proxy, management will request the later approval of an alternate auditor. Horizon is advised that no member of Ernst & Young LLP has any direct or indirect interest in Horizon or its subsidiaries. Representatives of Ernst & Young LLP are expected to be present at the Horizon Shareholders' Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

     The enclosed proxy will be voted "FOR" the selection of Ernst & Young LLP as independent auditors unless otherwise directed. The affirmative vote by the holders of the majority of the shares of Horizon stock represented at the Horizon Shareholders' Meeting is required to approve the selection of Ernst & Young LLP.

CHARTER AMENDMENT

     At the Horizon Shareholders' Meeting, the Horizon shareholders will be asked to consider and vote upon a proposal to amend Horizon's Articles of Incorporation. The amendment will be to increase the authorized capital stock of Horizon from Five Million Dollars ($5,000,000), being Five Million (5,000,000) shares of common stock, par value One Dollar ($1.00) per share, to Twenty Million Dollars ($20,000,000), being Twenty Million (20,000,000) shares of common stock, par value One Dollar ($1.00) per share.

     Assuming no shareholders of either Horizon or Twentieth dissent from the Merger, and assuming no adjustment to the exchange ratio, after the Merger approximately Four Million Six Hundred Forty-Eight Thousand One Hundred Thirty (4,648,130) shares of Horizon stock will be outstanding. Horizon would have an insufficient amount of authorized but unissued stock with which to consider any subsequent acquisition involving the issuance of Horizon stock or to undertake other actions such as stock splits or stock dividends. Although the Horizon Board of Directors does not presently have any additional acquisitions under active consideration nor does it presently intend to declare a stock split or stock dividend, the Board believes that it is in Horizon's best interest to amend its charter so that Horizon shall be in a position to consider future acquisitions and other stock related matters when they arise.


     THE BOARD OF DIRECTORS OF HORIZON RECOMMENDS THE APPROVAL BY THE HORIZON SHAREHOLDERS OF THE CHARTER AMENDMENT. The enclosed proxy will be voted "FOR" the Charter Amendment unless otherwise directed. The affirmative vote by the holders of a majority of the issued and outstanding shares of Horizon stock or One Million Four Hundred Fifteen Thousand Sixty-Six (1,415,066) shares, is required to approve the Charter Amendment.


THE MERGER AGREEMENT

     At the Horizon Shareholders' Meeting the Horizon shareholders will also be asked to consider and vote upon a proposal to approve the Merger Agreement pursuant to which Twentieth will merge with and into Horizon and The Twentieth Street Bank will become a wholly owned subsidiary of Horizon. Horizon shareholders who do not dissent from the Merger will continue to own the stock in Horizon which they presently own. Assuming no shareholder of either Horizon or Twentieth dissents from the Merger and no adjustment to the Exchange Ratio occurs, after the Merger the existing shareholders of Horizon will own collectively approximately 60.89% of the outstanding Horizon stock and the present shareholders of Twentieth will own collectively approximately 39.11% of the outstanding Horizon stock.


     THE BOARD OF DIRECTORS OF HORIZON HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT HORIZON SHAREHOLDERS VOTE "FOR" THE PROPOSAL. In order for the Merger to be approved by the shareholders of Horizon, holders of a majority of the issued and outstanding shares of Horizon stock, or One Million Four Hundred Fifteen Thousand Sixty-Six (1,415,066) shares, must vote to approve the Merger.


     The Board of Directors recommends a vote "FOR" the Merger for a number of reasons. First the Merger will permit Horizon to expand its operations into the Southwestern part of West Virginia, including one of the major metropolitan areas of the state. This will create immediate opportunities to expand services offered and to cross-sell existing products. In addition the Merger should enable Horizon to achieve economies of scale which should enable Horizon, as the surviving company, to compete more effectively. Finally, the increased size of Horizon resulting from the Merger should attract more interest from a wider range of investors and more coverage from investment research analysts. See, "THE MERGER--Background and Reasons for the Merger".


OTHER BUSINESS

     The Board of Directors of Horizon knows of no further business to be presented at the Horizon Shareholders' Meeting; but if any further business properly comes before the meeting, the persons named in the enclosed proxy will vote all proxies in accordance with the recommendations of Horizon's Board of Directors.

OUTSTANDING SHARES AND VOTING RIGHTS


     As of May 31, 1996, there were Two Million Eight Hundred Thirty-Five Thousand Six Hundred Seventy (2,835,670) shares of Horizon stock issued and outstanding which includes Five Thousand Five Hundred Forty (5,540) shares held as treasury (non-voting) stock. Only shareholders of record as of the close of business on June 28, 1996 are entitled to notice of, and to vote on matters at the Horizon Shareholders' Meeting.



     As indicated above, as of May 31, 1996 the directors and executive officers of Horizon beneficially owned 13.5% of the issued and outstanding stock of Horizon and it is anticipated that all such shares of stock will be voted to approve all proposals.



     As of May 31, 1996, the Bank of Raleigh, a wholly owned subsidiary of Horizon, holds of record as trustee, agent, custodian or executor, but not beneficially, One Hundred Sixty-Three Thousand Eighty-Nine (163,089) shares of stock representing 5.6% of the issued and outstanding stock of Horizon. The bank owns the Horizon stock as agent or sole trustee of certain revocable and irrevocable trusts and as sole executor of certain estates. These shares will be voted by the Bank of Raleigh pursuant to the terms of the trust agreement or at the direction of either the principal or the grantor, in the case of revocable trusts, and at the direction of the majority of the adult beneficiaries, in the case of irrevocable trusts and in the case of estates in which the bank serves as sole executor.


SOLICITATION OF PROXIES

     The accompanying Horizon proxy is solicited by and on behalf of the Board of Directors of Horizon. All expenses of preparing, printing and mailing the proxy, the proxy statement and other materials used in solicitation thereof will be paid fifty percent (50%) by Horizon and fifty percent (50%) by Twentieth. In addition to the use of the mails, proxies may be solicited to a limited extent by personal interview and telephone by directors, officers and regular employees of Horizon, none of whom will receive additional compensation for such services. Horizon may also request brokerage houses, custodians and nominees to forward soliciting materials to the beneficial owners of stock which such persons hold of record. Horizon and Twentieth will pay the reasonable expenses of such persons for forwarding such materials.


     This Prospectus/Joint Proxy Statement is being mailed to Horizon shareholders on or about July 8, 1996.


                               SUMMARY OF MERGER

     The following is a brief summary of certain information relating to the Merger contained elsewhere in this Prospectus/Joint Proxy Statement. This summary is not intended to be a summary of all material information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Prospectus/Joint Proxy Statement, including the Appendices hereto and in the documents incorporated herein by reference. A copy of the Merger Agreement is set forth in Appendix I to this Prospectus/Joint Proxy Statement and reference is made thereto for a complete description of the terms of the Merger Agreement. Shareholders are urged to read carefully the entire Prospectus/Joint Proxy Statement, including the Appendices.

HORIZON


     Horizon is a registered bank holding company organized under the laws of the State of West Virginia and headquartered in Beckley, West Virginia. It was chartered on May 10, 1982. Its primary business is the operation of four (4) subsidiary banks: Bank of Raleigh, Beckley, West Virginia; The National Bank of Summers of Hinton, Hinton, West Virginia; Greenbrier Valley National Bank, Lewisburg, West Virginia; and First National Bank in Marlinton, Marlinton, West Virginia. Through its bank subsidiaries, Horizon offers a full selection of commercial and consumer banking services, including credit and deposit services and trust services. At March 31, 1996, based on total assets of approximately Six Hundred Sixteen Million Two Hundred Forty-Eight Thousand Dollars ($616,248,000), Horizon was the eighth (8th) largest banking organization doing business in West Virginia. Its primary source of income is dividends from its subsidiary banks. See, "INFORMATION ABOUT HORIZON BANCORP, INC."


TWENTIETH


     Twentieth is a registered bank holding company organized under the laws of West Virginia and headquartered in Huntington, West Virginia. Twentieth was chartered on June 13, 1983 to serve as the parent holding company of The Twentieth Street Bank, Huntington, West Virginia ("Twentieth Street Bank"). Twentieth Street Bank is a community oriented financial institution offering a full selection of commercial and consumer banking services, including credit and deposit services and trust services. At March 31, 1996, based on total assets of approximately Three Hundred Sixteen Million One Hundred Ninety-Five Thousand Dollars ($316,195,000), Twentieth was the fourteenth (14th) largest banking organization doing business in West Virginia. Its primary source of income is dividends from its subsidiary bank. See, "INFORMATION ABOUT TWENTIETH BANCORP, INC."


THE MERGER

     The Board of Directors of Horizon and Twentieth have each approved the Merger Agreement which provides for the merger of Twentieth with and into Horizon. As a result of the Merger, Twentieth will cease to exist as a separate entity and Horizon will continue to operate under its charter and its name, Horizon Bancorp, Inc. After the Merger, Twentieth Street Bank will continue to operate as an independent subsidiary bank and will be owned by Horizon as the surviving bank holding company. The subsidiary banks of Horizon will continue to operate as independent subsidiary banks of Horizon. See, "THE MERGER--General Description of the Terms of the Merger Agreement."

     Pursuant to the terms of the Merger Agreement and subject to adjustment, Twentieth shareholders who do not dissent will be entitled to receive 1.01 shares of Horizon stock in exchange for each share of Twentieth stock they own. See, "THE MERGER--Exchange Ratio" and "THE MERGER--Adjustment of Exchange

Ratio." No fractional shares of Horizon stock will be issued in connection with the Merger and in lieu thereof Horizon will pay Twentieth shareholders the value of any fractional shares of Twentieth stock, in cash, at a price per share equivalent to the average of the reported daily closing prices of Horizon stock on the Nasdaq National Market during the period of ten (10) consecutive trading days ending on the business day immediately preceding the date of the Twentieth Shareholders' Meeting. See, "THE MERGER--Fractional Shares."


     The material conditions to the Merger are (i) the approval of the Merger Agreement by the shareholders of Horizon and by the shareholders of Twentieth as herein described, (ii) availability of pooling of interests accounting for the Merger; and (iii) final approval of the Merger by the Board of Governors of the Federal Reserve System ("Federal Reserve") and the West Virginia Board of Banking and Financial Institutions (the "West Virginia Board"). Applications for required approvals have been filed with the Federal Reserve and the West Virginia Board and on June 10, 1996 the West Virginia Board approved the Merger. Although no assurances are or can be given, Horizon and Twentieth believe that the Federal Reserve will approve the Merger. The Merger must close not less than thirty (30) days and not more than ninety (90) days after approval by the Federal Reserve unless extended in writing by the Federal Reserve. See, "THE MERGER--Conditions to Consummation."


     If the Merger is not approved by either the shareholders of Horizon or by the shareholders of Twentieth at the shareholders' meetings or any adjournment thereof, or if any of the other conditions to the Merger are not satisfied or, where possible, waived, Twentieth will remain an independent West Virginia corporation, Twentieth will not merge with Horizon and Twentieth Street Bank will not become a wholly-owned subsidiary of Horizon.

REASONS FOR THE MERGER

     From Horizon's perspective, the Merger is beneficial for a number of reasons. First the Merger will permit Horizon to expand its operations into the Southwestern part of West Virginia, including one of the major metropolitan areas of the state. This will create immediate opportunities to expand services offered and to cross-sell existing products. In addition the Merger should enable Horizon to achieve economies of scale which should enable Horizon, as the surviving company, to compete more effectively. Finally, the increased size of Horizon resulting from the Merger should attract more interest from a wider range of investors and more coverage from investment research analysts. See, "THE MERGER--Background and Reasons for the Merger".

     From Twentieth's perspective, the Merger is beneficial because it should improve the liquidity of the stock owned by the Twentieth Shareholders. Furthermore, as a merger partner, Horizon ties similar management philosphies as Twentieth and shares a strong commitment to the community which it serves. See, "THE MERGER--Background and Reasons for the Merger."

EFFECTIVE TIME

     Assuming satisfaction of all conditions to the consummation of the Merger (See, "THE MERGER--Conditions to Consummation"), the "Effective Time" of the Merger will be the date and time specified in the Certificate of Merger issued by the West Virginia Secretary of State in accordance with West Virginia law. The Effective Time shall in no event be more than ten (10) days following the closing date. The closing date shall be the date specified by Horizon after expiration of any and all required waiting periods following the effective date of required approvals of the Merger by government or regulatory authorities. It is currently anticipated that the Effective Time will be August 30, 1996.

EXCHANGE RATIO

     Upon consummation of the Merger, each outstanding share of Twentieth stock (excluding any shares held by dissenting shareholders) will, subject to adjustment, be converted into the right to receive 1.01 newly issued shares of Horizon stock. Any fractional shares resulting from the Merger will not be issued and shareholders of Twentieth will instead receive cash in lieu of the issuance of any fractional shares of Horizon stock. See, "THE MERGER--Exchange Ratio" and "THE MERGER--Fractional Shares."

ADJUSTMENT OF EXCHANGE RATIO

     The Merger Agreement provides that if the average closing price for Horizon common stock over the ten (10) trading days prior to the anticipated Effective Time is more than $46.00 per share, then the exchange ratio shall become $46.46 divided by the average closing price over the ten (10) trading days. In such event, the Board of Directors of Twentieth can either accept the lower exchange ratio or terminate the Merger Agreement. If the average closing price for Horizon common stock over the (10) ten trading days prior to the Effective Time is less than $34.00 per share, then the exchange ratio shall become $34.34 divided by the average closing price over the ten (10) trading days. In such event, the Board of Directors of Horizon can either permit the higher exchange ratio or terminate the Merger Agreement. The bank holding company having the option to proceed at the adjusted exchange ratio must consent to proceed no later than seventy-two (72) hours after the last of the ten (10) trading days.

     It is anticipated that if the Exchange Ratio decreases because the average closing price of Horizon stock is more than $46.00 per share, the Twentieth Board of Directors will elect to proceed with the Merger in which event the Exchange Ratio will be less than 1.01. It is also anticipated that if the Exchange Ratio increases because the average closing price of Horizon stock is less than $34.00 per share, the Horizon Board of Directors will elect to terminate the Merger Agreement. See, "THE MERGER--Adjustment of Exchange Ratio."

OPINION OF TWENTIETH'S FINANCIAL ADVISOR


     Twentieth has received the opinion of Baxter Fentriss and Company ("Baxter Fentriss") dated February 6, 1996, that, as of that date the consideration to be received by the Twentieth shareholders in exchange for their stock in the Merger was fair, from a financial point of view, to the Twentieth shareholders. In connection with the opinion and other financial advisory services provided to Twentieth, Twentieth has agreed to pay Baxter Fentriss (i) an advisory fee of $15,000, (ii) a merger fee equal to .90% of the aggregate consideration paid,
(iii) a fairness opinion fee of $50,000, and (iv) reimbursement of all reasonable out-of-pocket expenses incurred in connection with its services provided to Twentieth, not to exceed $10,000 without Twentieth's prior approval. The merger fee will be reduced by the amount of the fairness opinion fee in the event of a successful transaction. As of May 31, 1996, Twentieth has paid Baxter Fentriss $10,000 of such fees, plus reimbursement of expenses, with the balance of the fee payable upon consummation of the Merger. For additional information concerning Baxter Fentriss and its opinion, See, "THE MERGER--Opinion of Baxter Fentriss" and the opinion of such firm attached as Appendix II to the Prospectus/Joint Proxy Statement.


OPINION OF HORIZON'S FINANCIAL ADVISOR


     Horizon has received the opinion of Robinson-Humphrey Company ("Robinson-Humphrey") dated February 6, 1996, that, as of that date, the transaction is fair, from a financial point of view, to the Horizon shareholders. In connection with the opinion and other advisory services provided to Horizon, Horizon has agreed to pay Robinson-Humphrey (i) a Fairness Opinion Fee of $150,000, and (ii) a total Success Fee of $425,000 to be paid upon consummation of the Merger. The Fairness Opinion Fee will be credited against the Success Fee. As of May 31, 1996, Horizon has paid Robinson-Humphrey the Fairness Opinion Fee of $150,000. The Success Fee less the Fairness Opinion Fee is payable upon consummation of the Merger. For additional information concerning Robinson-Humphrey and its opinion, See, "THE MERGER--Opinion of Robinson-Humphrey" and the opinion of such firm attached as Appendix II to the Prospectus/Joint Proxy Statement.


INTEREST OF CERTAIN PERSONS IN THE MERGER

     The Merger Agreement provides that Twentieth Street Bank may and it is anticipated that Twentieth Street Bank will offer employment agreements to Bernard C. McGinnis, III, Thomas L. McGinnis and Brian

A. Shepherd. Such employment contracts shall be for employment by Twentieth Street Bank at the individual's position, location and compensation as of January 1, 1996. The term of the Employment Contracts offered to Bernard C. McGinnis, III and Thomas L. McGinnis shall be three (3) years from the Effective Time and the term of the Employment Contract offered to Brian A. Shepherd shall be two (2) years from the Effective Time. A copy of the form of such employment contracts is attached as Exhibit C to the Merger Agreement. A copy of the Merger Agreement is attached as Appendix I to the Prospectus/Joint Proxy Statement. See, "THE MERGER--Employment Contracts."

DISSENTERS' RIGHTS

     Under West Virginia law, the shareholders of Twentieth and the shareholders of Horizon may each exercise dissenters' rights in connection with the Merger. Assuming shareholder approval and consummation of the Merger, shareholders who properly exercise their dissenters' rights will be entitled to the fair value of their shares in accordance with Sections 31-1-122 through 31-1-123 of the Code of West Virginia of 1931, as amended (the "West Virginia Code"), a copy of which is attached as Appendix III to this Prospectus/Joint Proxy Statement. Failure to exercise dissenters' rights properly will result in the loss of such rights. See, "THE MERGER--Dissenters' Rights."

     Under West Virginia law, a shareholder who dissents is entitled to receive cash equal to the fair market value of the shareholder's stock as of the date prior to the vote approving the merger EXCLUDING ANY APPRECIATION OR DEPRECIATION IN ANTICIPATION OF THE MERGER. If the parties cannot agree on such value, the value will be determined by a court proceeding. A shareholder who votes "AGAINST" the Merger is not required to also dissent. For example, a Horizon shareholder can vote "AGAINST" the Merger and sell his, her or its stock in the market if the Merger is nonetheless approved and consummated. Similarly, a Twentieth shareholder can vote "AGAINST" the Merger and not dissent, but sell his, her or its Horizon stock received in exchange for the Twentieth stock in the market if the Merger is approved.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is structured to qualify as a tax free exchange for federal income tax purposes to Twentieth shareholders who receive Horizon stock in exchange for their Twentieth stock. In such event, no gain or loss will be recognized by Twentieth shareholders as a result of the Merger. Cash received by a Twentieth shareholder (i) in lieu of fractional shares, or (ii) as payment to dissenting shareholders would be taxable. Because of the complexity of the federal income tax laws and because the tax consequences may vary depending upon a shareholder's individual circumstances or tax status, it is recommended that each shareholder of Twentieth consult his or her tax advisor concerning the federal (and applicable state, local or other) tax consequences of the Merger. The Merger will have no taxable effect on Horizon shareholders unless a Horizon shareholder dissents in which case taxable gain or loss will be recognized by the Horizon shareholder. See, "THE MERGER--Certain Federal Income Tax Consequences."

RESALES BY AFFILIATES

     As a condition to Horizon's obligation to consummate the Merger, affiliates of Twentieth must have entered into agreements that they will not sell any shares of Horizon stock received upon consummation of the Merger except in compliance with Rule 145 under the Securities Act or otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder. See, "THE MERGER--Restrictions on Resales by Affiliates."

MARKET PRICES AND DIVIDENDS


     Horizon stock is traded in the over-the-counter market and the shares are quoted on the Nasdaq National Market. On February 6, 1996, the last business day before announcement of the Merger, the last reported sales price for Horizon stock was $43.00. On May 31, 1996, the last reported sales price on the Nasdaq National Market for Horizon stock was $39.50.

     Horizon has paid cash dividends since 1982. Although Horizon currently intends to continue paying quarterly cash dividends on the Horizon stock, there can be no assurance that Horizon's dividend policy will remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors.


     Currently there is no established market on which Twentieth stock is listed or traded. Purchases and sales of Twentieth stock occur from time to time in private transactions. On February 6, 1996, the last business day before announcement of the Merger, the last sale price for Twentieth stock known to management was Twenty Dollars ($20.00) per share for Two Hundred (200) shares on December 5, 1995. On May 31, 1996, the last sale price for Twentieth stock known to management remained the sale on December 5, 1995 for Two Hundred (200) shares at Twenty Dollars ($20.00) per share.


     Twentieth has paid cash dividends since 1983. There can be no assurance that, in the absence of the consummation of the Merger, dividends would be paid in the future. The declaration, payment and amount of any such future dividends would depend upon business conditions, operating results, capital, reserve requirements, regulatory authorization and Twentieth's Board of Directors' consideration of other relevant factors. See, "MARKET PRICES AND DIVIDENDS."

COMPARISON OF SHAREHOLDERS' RIGHTS

     Since Horizon and Twentieth are both West Virginia corporations and bank holding companies, the rights of the shareholders of each are substantially the same. Neither Horizon nor Twentieth offers its shareholders' preemptive rights. The Bylaws of Horizon, however, do require approval by two-thirds of all directors for approval of certain material actions, including but not limited to, approving any merger, sale or corporate reorganization. See, "CERTAIN DIFFERENCES IN THE RIGHTS OF HOLDERS OF TWENTIETH STOCK AND HORIZON STOCK."

ACCOUNTING TREATMENT

     Horizon expects the Merger to be accounted for under the pooling of interests method of accounting. Under the pooling of interests method of accounting, the acquired institution's balance sheet is not adjusted to market value but remains at historical cost. Under this method of accounting, Horizon will restate its prior period financial statements (eliminating any intercompany accounts and expensing transaction costs as incurred) to include the acquired institution for all periods presented.

CONDITIONAL STOCK OPTION AGREEMENT

     On February 6, 1996, Horizon and Twentieth entered into a Conditional Stock Option Agreement pursuant to which Twentieth granted Horizon an option to purchase from Twentieth common stock in Twentieth in an amount up to 19.9% of the shares of Twentieth's common stock outstanding at the time the option is exercised. The option may be exercised only upon the occurrence of certain stated events relating to the acquisition of Twentieth by a third party. The option price for the Twentieth stock is $40.40 per share.

     The purpose of the Conditional Stock Option Agreement is to reduce the likelihood that a third party could attempt to interfere with the proposed Merger by acquiring or attempting to acquire control of Twentieth. The Conditional Stock Option Agreement terminates on December 31, 1996 or the date on which the Merger is effected, whichever first occurs. See, "THE MERGER--Conditional Stock Option Agreement."

                                  RISK FACTORS

     Twentieth shareholders who do not dissent will be exchanging their Twentieth stock for Horizon stock. Many of the risks associated with holding Twentieth stock will be similar to the risks of holding Horizon stock. There are risks inherent in any equity investment. Horizon and Twentieth are each West Virginia bank holding companies subject to substantial state and federal regulation including regulation of business opportunities and the ability to pay dividends.

     Horizon shareholders who do not dissent will continue to hold Horizon stock. From a Horizon shareholder's perspective, taken as a group, one impact of the Merger will be the voting dilution resulting from the addition of the Twentieth shareholders as shareholders of Horizon. Assuming no Horizon shareholder and no Twentieth shareholder dissents from the Merger, and assuming further no adjustment in the Exchange Ratio, after the Merger the existing Horizon shareholders will own 60.89% of all of the issued and outstanding stock of Horizon.

     For both Twentieth and Horizon shareholders, there is the risk associated with the expansion of size and geographic region associated with the Merger as well as the risk associated with the acquired assets and liabilities of the other company.

     There is also the risk that the Merger will not receive the necessary regulatory or shareholder approvals or that all of the other conditions to the Merger will not be met.

                         SELECTED FINANCIAL INFORMATION
HORIZON


     The following table sets forth selected financial data and other operating information of Horizon at the dates and for the periods ended March 31, 1996 and 1995, December 31, 1995, 1994, 1993, 1992, and 1991, is derived from, and should be read in conjunction with, Horizon's consolidated financial statements, related notes and other financial information incorporated herein by reference. Dollars are expressed in thousands except per share data. See, "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."



                                                                          FIVE YEAR SELECTED FINANCIAL SUMMARY
                                                              ------------------------------------------------------------
                                          MARCH 31,                                   DECEMBER 31,
                                    ---------------------     ------------------------------------------------------------
                                      1996         1995         1995         1994         1993         1992         1991
                                    --------     --------     --------     --------     --------     --------     --------
OPERATING RESULTS:
  Interest Income...............    $ 12,179     $ 10,813     $ 46,474     $ 41,217     $ 40,647     $ 42,609     $ 45,199
  Interest Expense..............       4,891        3,886       18,051       14,573       15,266       18,735       23,879
  Net Interest Income...........       7,288        6,927       28,423       26,644       25,381       23,874       21,320
  Provision for Loan Losses.....         335          217        1,061        1,525        1,955        2,069        2,754
  Noninterest Income............         787          603        3,022        2,447        2,506        2,598        2,214
  Noninterest Expense...........       4,546        4,249       18,324       17,394       16,353       15,392       14,707
  Provision for Income Taxes....       1,073          983        3,989        3,201        3,060        2,851        1,627
  Net Income....................       2,121        2,081        8,071        6,971        6,519        6,160        4,446

PER SHARE OF COMMON STOCK:
  Net Income....................    $   0.75     $   0.73     $   2.85     $   2.46     $   2.30     $   2.17     $   1.55
  Dividends Declared............        0.30         0.25         1.05         0.97         0.93         0.85         0.75
  Book Value....................       25.36        23.25        25.13        22.43        21.39        19.98        18.36

AVERAGE BALANCE SHEET SUMMARY:
  Total Loans...................    $424,885     $379,097     $399,759     $362,027     $331,948     $307,542     $273,449
  Investment Securities.........     140,507      150,045      148,770      159,942      173,993      175,152      185,882
  Total Assets..................     613,281      567,531      595,867      563,564      550,174      530,144      506,783
  Deposits......................     514,309      481,756      503,796      477,511      469,655      452,690      432,274
  Long-Term Debt................           0            0            0          266          800        1,400        2,150
  Shareholders' Equity..........      71,884       65,066       67,300       61,767       58,431       54,929       51,880

BALANCES AT PERIOD-END:
  Total Assets..................    $616,248     $576,688     $614,745     $569,935     $555,671     $541,131     $511,624
  Net Loans.....................     422,501      377,189      419,880      370,582      343,539      317,995      281,562
  Investment Securities.........     147,028      149,027      149,533      155,150      170,359      166,948      184,938
  Earning Assets................     579,873      546,608      571,813      531,082      522,196      507,784      477,568
  Deposits......................     520,637      484,369      514,475      483,555      472,415      463,356      435,150
  Shareholders' Equity..........      71,778       65,916       71,107       63,582       60,637       56,647       52,819

KEY FINANCIAL RATIOS:
  Average Equity to Average
    Assets......................       11.72%       11.46%       11.29%       10.96%       10.62%       10.36%       10.24%
  Return on Average Assets......        1.38         1.47         1.35         1.24         1.18         1.16         0.88
  Return on Average Equity......       11.80        12.79        11.99        11.29        11.16        11.21         8.57
  Efficiency Ratio..............       56.30        56.43        58.27        59.79        58.64        58.14        62.49
  Dividends Declared as a
    Percent of Net Income.......       40.03        34.07        36.84        39.48        39.19        34.50        43.61
  Average Loans to Average
    Deposits....................       82.61        78.69        79.35        75.82        70.68        67.94        63.26

ASSET QUALITY:
  Nonperforming Loans to
    Total Loans.................        1.22%        1.01%        1.30%        1.26%        2.50%        1.73%        1.97%
  Nonperforming Assets to
    Total Assets................        0.94         0.83         0.98         0.98         1.76         1.41         1.64
  Allowance for Loan Losses to
    Nonperforming Loans.........      125.39       164.16       117.92       132.89        64.61        83.81        62.71
  Allowance for Loan Losses as a
    Percent of Total Loans......        1.53         1.67         1.53         1.68         1.62         1.45         1.24

TWENTIETH


     The following table sets forth selected financial data and other operating information of Twentieth at the dates and for the periods ended March 31, 1996 and 1995, December 31, 1995, 1994, 1993, 1992, and 1991, is derived from, and should be read in conjunction with, Twentieth's consolidated financial statements, related notes and other financial information incorporated herein by reference. Dollars are expressed in thousands except per share data. See, "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."



                                                                 FIVE YEAR SELECTED FINANCIAL SUMMARY
                                                       --------------------------------------------------------
                                    MARCH 31,                                DECEMBER 31,
                               --------------------    --------------------------------------------------------
                                 1996        1995        1995        1994        1993        1992        1991
                               --------    --------    --------    --------    --------    --------    --------
PERIOD-END BALANCES:
  Total Assets...............  $316,194    $303,970    $317,308    $312,671    $308,345    $307,123    $286,670
  Total Earning Assets.......   291,856     279,564     290,442     285,587     284,186     282,263     263,913
  Total Deposits.............   276,359     268,049     280,257     279,064     276,383     275,852     258,397
  Shareholders' Equity.......    33,585      30,898      33,276      29,310      28,305      26,168      24,237

OPERATING RESULTS:
  Total Interest Income......  $  5,835    $  5,725    $ 23,716    $ 21,014    $ 20,382    $ 22,526    $ 24,624
  Total Interest Expense.....     2,282       2,011       9,120       7,116       7,923      10,504      13,275
  Net Interest Income........     3,553       3,714      14,596      13,898      12,459      12,022      11,349
  Provision for Loan
    Losses...................       381         290       1,444         739         381         893       1,555
  Noninterest Income.........       480         439       1,606       1,147       1,457       1,238       1,053
  Noninterest Expense........     2,940       2,961      11,347      11,152      10,558       9,655       8,731
  Net Income.................       712         902       3,411       3,154       2,977       2,712       2,116

PER SHARE OF COMMON STOCK:
  Net Income(1)..............  $   0.40    $   0.50    $   1.90    $   1.75    $   1.65    $   1.51    $   1.18
  Book Value(2)..............     18.66       17.17       18.51       16.29       15.73       14.54       13.49
  Cash Dividends(2)(3).......         0           0         .60         .50         .47         .43         .40

AVERAGE BALANCE SHEET
  SUMMARY:
  Loans, Net of Unearned
    Income...................   190,092     201,909    $198,098    $190,175    $177,060    $159,535    $146,478
  Investment Securities......    93,678      81,079      85,083      92,081     101,026     113,908     110,492
  Total Assets...............   315,550     305,690     312,713     307,215     304,620     299,406     281,320
  Deposits...................   275,644     269,993     275,579     274,262     273,074     270,050     250,683
  Shareholders' Equity.......    33,584      30,073      31,590      29,106      27,535      25,234      23,056

KEY FINANCIAL RATIOS:
  Return on Average Assets...      0.91%       1.20%       1.09%       1.03%       0.98%       0.91%       0.75%
  Return on Average Equity...      8.53       12.17       10.80       10.84       10.81       10.75        9.18
  Average Equity to
    Average Assets...........     10.64        9.84       10.10        9.47        9.04        8.43        8.20


- ---------

(1) Per Common share based on weighted average common shares outstanding.

(2) Reflects a 3-1 stock split.


(3) Twentieth has historically declared dividends in June and December.

                                 PER SHARE DATA

     The following unaudited consolidated financial information reflects certain per share data relating to (i) net income, book value, and cash dividends declared per common share for Horizon and Twentieth on a historical basis, and
(ii) net income book value and cash dividends declared per common share on a pro forma basis for Horizon after giving effect to the Merger, and (iii) net income, book value, and cash dividends declared per common share on a pro forma equivalent basis for Twentieth assuming that the Merger had been effected for the period presented, no shareholders exercise their rights to dissent and the proposed transaction is accounted for using pooling of interests method of accounting. The data presented should be read in conjunction with and has been derived from historical consolidated financial statements of Horizon and Twentieth and the related notes thereto incorporated herein by reference. See, "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

EQUIVALENT PER SHARE INFORMATION

HORIZON BANCORP, INC. / TWENTIETH BANCORP, INC.


                                                                             TWENTIETH BANCORP,
                                                                                    INC.
                                                                            --------------------
                                                       HORIZON BANCORP,                EQUIVALENT
                                                             INC.                         PRO
                                                     --------------------               FORMA-
                                                     HISTORICAL PRO FORMA   HISTORICAL  NOTE A
                                                     --------   ---------   --------   ---------
Book value per share as of:
     March 31, 1996................................   $25.36     $ 22.67     $18.66     $ 22.90
     December 31, 1995.............................    25.13       22.46      18.51       22.68
Income per share from continuing operations:
For the quarter ended March 31, 1996...............   $ 0.75     $  0.61     $ 0.40     $  0.62
                                   1995............     0.73        0.64       0.50        0.65
For the years ended December 31, 1995..............     2.85        2.47       1.90        2.49
                                     1994..........     2.46        2.18       1.75        2.20
                                     1993..........     2.30        2.04       1.65        2.06
                                     1992..........     2.17        1.91       1.51        1.92
                                     1991..........     1.55        1.40       1.18        1.42
Cash dividends per share:
For the quarter ended March 31, 1996...............   $ 0.30     $  0.30     $ 0.00     $  0.30
                                   1995............     0.25        0.25       0.00        0.25
For the years ended December 31, 1995..............     1.05        1.05       0.60        1.06
                                     1994..........     0.97        0.97       0.50        0.98
                                     1993..........     0.93        0.93       0.47        0.94
                                     1992..........     0.85        0.85       0.43        0.86
                                     1991..........     0.75        0.75       0.40        0.76


Note A-- The equivalent pro forma per share data for Twentieth Bancorp, Inc. is computed by multiplying Horizon Bancorp, Inc.'s pro forma per share information by 1.01--the Exchange Ratio.

                                   THE MERGER

     The following is a summary of certain terms and provisions of the proposed Merger. It includes a summary of the Merger Agreement which is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference herein and is attached hereto as Appendix I.

BACKGROUND AND REASONS FOR THE MERGER

     HORIZON'S PERSPECTIVE. It is the opinion of the management and Board of Directors of Horizon that the Merger is in the best interest of Horizon shareholders for several reasons which are summarized as follows:

          1. The Merger will permit Horizon to expand its operations into the southwestern part of West Virginia including Huntington, one of the major metropolitan areas of the state. This market diversification is viewed as healthy for the economic future of Horizon. The Merger will also complement Horizon's philosophy of affiliating with banks which have a strong community orientation.

          2. The increased size of the combined companies should attract more interest from a wider range of investors as well as research analysts of banks and other financial institutions. An expanded shareholder base and wider range of investor interest tends to increase share liquidity and may reduce the spread between the bid and asked price of Horizon's stock on the NASDAQ National Market System.

          3. The Merger will create immediate opportunities to expand services offered by the subsidiary banks and to cross-sell existing products.

          4. The Merger should enable management to achieve economies of scale which should enable Horizon as the surviving company to compete more effectively. Specifically, the management teams of Horizon and Twentieth have identified operational synergies that will be implemented during the first year following the Merger. Expanded services and scale economies may result in increased earnings per share for Horizon and additional shareholder value, however, such enhancements cannot be guaranteed.

     Horizon has been actively seeking and reviewing affiliation opportunities which would expand Horizon's market area and increase Horizon's size of in order to achieve economies of scale and enable it to compete more effectively. Horizon's philosophy has been to achieve, through the affiliation of community banks, improved financial performance by seeking efficiencies in those areas not apparent to customers while maintaining strong customer service and community orientation by decentralizing management as it relates to decisions involving customers and by increasing participation of the boards of directors of its subsidiary banks. In accordance with this philosophy, management of Horizon has initiated and responded to contacts with and from institutions of various sizes and different markets in West Virginia and adjoining states. The Board of Directors of Horizon has received and reviewed information from time-to-time from outside consultants relating to bank merger activity and has followed information about bank mergers and the terms of those mergers in West Virginia and in the region surrounding West Virginia.

     In 1993 Horizon contacted Robinson-Humphrey to obtain outside advice regarding merger activity. Robinson-Humphrey provides a wide-range of investment banking services, including private placement of debt and equity, merger and acquisition advice, fairness opinions, valuations and brokerage services. Robinson-Humphrey has extensive experience in the West Virginia market and the markets in the southeastern region of the United States.

     After a review and consideration of the various alternatives, the Horizon Board of Directors concluded it would be in Horizon's best interest to increase its size to achieve efficiencies and to enhance the marketability of Horizon shares on the NASDAQ/NMS market. The Horizon Board of Directors established a strategic objective of obtaining a minimum size of approximately $1 billion in assets in order to attract additional investor interest and coverage by analysts. With that objective, Horizon's management continued to seek additional affiliations of community banks.

     In the fourth quarter of 1995, a representative of Twentieth contacted Horizon for the purpose of expressing an interest by Twentieth in affiliating with a larger company to improve the value and the liquidity of Twentieth's shares. The Board of Directors of Horizon considered the expression of interest by Twentieth and concluded that Horizon should pursue this opportunity. The acquisition of Twentieth, as a company with $300 million in assets and approximately 425 shareholders, would increase Horizon's size to over $900 million in assets, increase the shareholder base and expand Horizon into a major West Virginia market.

     Horizon engaged Robinson-Humphrey to analyze the proposed acquisition of Twentieth, analyze Twentieth, and assist Horizon in developing a proposal to offer to Twentieth which would be fair to Horizon's shareholders. Robinson-Humphrey, utilizing publicly available information and information provided by Twentieth, conducted various financial analyses to assist Horizon in arriving at an offering exchange ratio of Horizon shares for Twentieth shares under pooling-of-interest accounting. The analysis provided by Robinson-Humphrey included the pro-forma effect of the transaction at the proposed exchange ratio. See, "THE

MERGER--Opinion of Robinson-Humphrey." In addition to the financial elements of the analysis of the proposed merger, the Board of Directors of Horizon considered other benefits that could be received by Horizon as a result of the proposed acquisition. Included in these strategic benefits are the entry into an attractive West Virginia market with an existing bank having a high market share, an increased shareholder base, the increased profile of Horizon, and a good management team at Twentieth which supports Horizon's community-bank philosophy. After this analysis, the Board of Directors of Horizon authorized management to make a proposal to Twentieth.

     On November 20, 1995, Horizon, having been authorized and directed by its Board of Directors, made an offer to Twentieth of 1.01 shares of Horizon common stock for each outstanding share of Twentieth common stock. In accordance with Horizon's philosophy of community-bank management, Horizon's proposal included the continuation of the management of Twentieth Street Bank, the subsidiary of Twentieth, and the addition of members from Twentieth to Horizon's Board of Directors and Executive Committee. Accordingly, B. C. McGinnis, III, President, Thomas L. McGinnis, Executive Vice President, and Brian Shepherd, Senior Vice President, and Cashier are expected to continue in their present capacity at Twentieth Street Bank. In addition, six (6) directors of Twentieth will be added to the Horizon Board of Directors and three (3) of these members will join Horizon's Executive Committee. See, "THE MERGER--Directors of Horizon."

     TWENTIETH'S PERSPECTIVE. Over the years Twentieth has considered and pursued merger opportunities as they arose. In 1984, Twentieth acquired by purchase the First National Bank of West Hamlin and in 1985 the Bank of Milton. These banks were considered attractive merger candidates because of their earnings potential, the markets which they served and the close proximity to Twentieth's main office in Huntington, West Virginia. Since 1985, Twentieth reviewed and considered other merger candidates but no additional affiliations were consummated.


     In 1995, Twentieth became interested in affiliating with Horizon for a number of reasons. First, the management and the Board of Directors of Twentieth believe that a merger with Horizon should improve the liquidity of the shares owned by the Twentieth shareholders. Presently, there is no established market in which Twentieth stock is regularly traded nor any uniformly quoted price for Twentieth stock. Purchases and sales of Twentieth stock occur from time to time in private transactions. As a result of the Merger with Horizon, the former Twentieth shareholders will own Horizon stock which is traded on the Nasdaq National Market. This should greatly increase the liquidity of the shares held by Twentieth shareholders.


     Management and the Board of Directors of Twentieth further believe that a merger with Horizon will be beneficial because of the similarities shares by the two organizations. Horizon has similar management philosophies as Twentieth and shares a strong commitment to the communities which it serves. These similarities are evident by the terms of the Merger Agreement which provide for the continuation of the management of Twentieth Street Bank. The Merger Agreement also provides for the addition of six (6) members selected by Twentieth to Horizon's Board of Directors and three (3) of such members to Horizon's Executive Committee.

OPINION OF BAXTER FENTRISS

     GENERAL. Baxter Fentriss has acted as financial advisor to Twentieth Bancorp, Inc. and its subsidiary bank, Twentieth Street Bank, in connection with the Merger. Baxter Fentriss assisted Twentieth in identifying prospective acquirors. On February 6, 1996, Baxter Fentriss delivered to Twentieth its opinion that as of such date, and on the basis of matters referred to herein, the offer is fair, from a financial point of view, to the holders of Twentieth common stock. In rendering its opinion, Baxter Fentriss consulted with the management of Twentieth and Horizon; reviewed the Merger Agreement and certain publicly-available information on the parties; and reviewed certain additional materials made available by the management of Twentieth, Horizon and their respective subsidiaries.

     In addition Baxter Fentriss discussed with the management of Twentieth and Horizon their respective businesses and outlook. No limitations were imposed by Twentieth's Board of Directors upon Baxter Fentriss with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of Baxter Fentriss' written opinion is attached as Appendix II to this Prospectus/Joint Proxy Statement and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Baxter Fentriss in connection therewith.

     Baxter Fentriss' opinion is directed to Twentieth's Board of Directors only, and is directed only to the fairness, from a financial point of view, of the Exchange Ratio. It does not address Twentieth's underlying business decision to effect the Merger, nor does it constitute a recommendation to any Twentieth shareholder as to how such shareholder should vote with respect to the Merger at the Twentieth Shareholders' Meeting or as to any other matter.

     Baxter Fentriss' opinion was one of many factors taken into consideration by Twentieth's Board of Directors in making its determination to approve the Merger Agreement, and the receipt of Baxter Fentriss' opinion is a condition precedent to Twentieth consummating the Merger. The opinion of Baxter Fentriss does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Twentieth or the effect of any other business combination in which Twentieth might engage.

     Baxter Fentriss, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Baxter Fentriss is a recognized advisor to firms in the financial services industry on mergers and acquisitions. Twentieth selected Baxter Fentriss as its financial advisor because Baxter Fentriss is an investment banking firm focusing on bank and thrift transactions, and because of the firm's experience and expertise in transactions similar to the Merger. Baxter Fentriss is not affiliated with Horizon or Twentieth.


     In connection with rendering its opinion to Twentieth's Board of Directors, Baxter Fentriss performed a variety of financial analyses. In conducting its analyses and arriving at its opinion as expressed herein, Baxter Fentriss considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial condition and results of operations of Horizon and Twentieth including interest income, interest expense, interest sensitivity, noninterest income, noninterest expense, earnings, book value, returns on assets and equity, capitalization, the amount and type of non-performing assets, the impact of holding certain non-earning real estate assets, the reserve for loan losses and possible tax consequences resulting from the transaction; (ii) the business prospects of Horizon and Twentieth; (iii) the economies of Horizon's and Twentieth's respective market areas; (iv) the historical and current market for Horizon and Twentieth common stock; and (v) the nature and terms of certain other merger transactions that it believed to be relevant. Baxter Fentriss also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its experience in connection with similar transactions, its knowledge of securities valuation generally, and its knowledge of merger transactions in West Virginia.


     In connection with rendering its opinion, Baxter Fentriss reviewed (i) the Merger Agreement; (ii) drafts of this Prospectus/Joint Proxy Statement; (iii) the Annual Reports to shareholders, including the audited financial statements of Twentieth for the year ended December 31, 1993 and 1994, and unaudited financial data for the year ended December 31, 1995; (iv) the Annual Reports to shareholders, including the audited financial statements of Horizon for the years ended December 31, 1993 and 1994, and unaudited financial data for the year ended December 31, 1995; (v) the 10Ks for Twentieth and Horizon for the year ended December 31, 1995; (vi) pro-forma, combined, unaudited, condensed balance sheets as of December 31, 1995, as well as pro-forma, combined, unaudited statements of income for the year ended December 31, 1995; and (vii) certain additional financial and operating information with respect to the business, operations and prospects of Horizon and Twentieth as it deemed appropriate. Baxter Fentriss also (a) held discussions with members of the senior management of Horizon and Twentieth regarding the historical and current business operation, financial condition and future prospects of their respective companies; (b) reviewed the historical market prices and trading activity for the common stock of Twentieth and Horizon; (c) compared the results of operations of Twentieth and Horizon with those of certain banking companies that it deemed to be relevant; (d) analyzed the pro-forma financial impact of the Merger on Horizon; (c) analyzed the pro forma financial impact of the Merger on Twentieth; and (f) conducted such other studies, analyses, inquiries and examinations as Baxter Fentriss deemed appropriate.

     VALUATION METHODOLOGIES. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the Exchange Ratio to holders of Twentieth common stock was to some extent a subjective one based on the experience and judgment of Baxter Fentriss and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Baxter Fentriss believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Baxter Fentriss' view of the actual value of Twentieth or Horizon. In performing its analyses, Baxter Fentriss made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Twentieth or Horizon. The analyses performed by Baxter Fentriss are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Baxter Fentriss assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro-forma basis, to Twentieth.

     The following is a summary of selected analyses performed by Baxter Fentriss in connection with its opinion.

     STOCK PRICE HISTORY. Baxter Fentriss studied the history of the trading prices and volume for Twentieth and Horizon common stock and compared that to publicly traded banks in West Virginia and to the price offered by Horizon. As of December 31, 1995, Twentieth's fully diluted book value was $18.51 per share. There is no formal trading market for Twentieth common stock.

     COMPARATIVE ANALYSIS. Baxter Fentriss compared the price to earnings multiple, price to book multiple, and price to assets multiple of the Horizon offer with other comparable merger transactions in West Virginia. The comparative multiples included both bank and thrift sales during the last 3 years.

     PRO-FORMA IMPACT. Baxter Fentriss considered the pro-forma impact of the transaction and concluded the transaction should have a positive long-term impact on Twentieth and Horizon shareholders.

     DISCOUNTED CASH FLOW ANALYSIS. Baxter Fentriss performed a discounted cash flow analysis to determine hypothetical present value for a share of Twentieth's common stock as a 5 and 10 year investment. Under this analysis, Baxter Fentriss considered various scenarios for the performance of Twentieth's stock using (i) a range from 6% to 12% in the growth of Twentieth's earnings and dividends and (ii) a range from 8 times to 20 times earnings as the terminal value for Twentieth's stock. A range of discount rates from 11% to 15% were applied to these alternative growth and terminal value scenarios. These ranges of discount rates, growth alternatives, and terminal values were chosen based upon what Baxter Fentriss, in its judgment, considered to be appropriate taking into account, among other things, Twentieth's past and current performance, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and for companies with similar risk profiles. In most of the scenarios considered, the present value of a share of Twentieth's common stock was calculated at less than that of the Horizon offer. Thus, Baxter Fentriss' discounted cash flow analysis indicated that Twentieth shareholders would be in a better financial position by receiving the Horizon common stock offered in the Merger rather than continuing to hold Twentieth's common stock.

     Using publicly available information on Horizon and applying the capital guidelines of banking regulators, Baxter Fentriss' analysis indicated that the Merger would not seriously dilute the capital and earnings capacity of Horizon and would, therefore, likely not be opposed by the banking regulatory agencies from a capital perspective. Furthermore, Baxter Fentriss considered the likely market overlap and the Federal Reserve guidelines with regard to market concentration and did not believe there to be an issue with regard to possible antitrust concerns.

     Baxter Fentriss has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss has assumed that all estimates, including those as to possible economics of scale, were reasonably prepared by management and reflect their best current judgements. Baxter Fentriss did not make an independent appraisal of the assets or liabilities of either Twentieth or Horizon, and has not been furnished such an appraisal.

     No company or transaction used as a comparison in the above analysis is identical to Twentieth, Horizon, or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

     COMPENSATION OF BAXTER FENTRISS. Baxter Fentriss has been, or will be, paid
(i) an advisory fee of $15,000, (ii) a merger fee, based on successful completion of the proposed merger, equal to 0.90% of aggregate consideration received by Twentieth or shareholders of Twentieth, (iii) a fairness opinion fee of $50,000, and (iv) reasonable out-of-pocket expenses for its services. The merger fee will be reduced by the amount of the fairness opinion fee in the event of a successful transaction. Twentieth has agreed to indemnify Baxter Fentriss against certain liabilities, including certain liabilities under federal securities laws.

OPINION OF ROBINSON-HUMPHREY

     GENERAL. As part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Horizon's Board of Directors decided to retain Robinson-Humphrey to act as Horizon's financial adviser in connection with the Merger based upon Robinson-Humphrey's experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in the Southeastern region of the U.S., and its knowledge of financial institutions and Horizon in particular. In connection with its engagement by Horizon, Robinson-Humphrey has rendered an opinion to Horizon's Board of Directors that, based on the matters set forth therein, consideration to be given pursuant to the Merger is fair, from a financial point of view, to Horizon. The text of such opinion is set forth in Appendix II to this Proxy Statement and should be read in its entirety by the shareholders of Horizon.

     The consideration to be given to Twentieth shareholders in the Merger was determined by Twentieth and Horizon in their negotiations. No limitations were imposed upon Robinson-Humphrey by Horizon's Board of Directors or its management with respect to the investigations made or the procedures followed by Robinson-Humphrey in rendering its opinion.

     In connection with rendering its opinion to Horizon's Board of Directors, Robinson-Humphrey performed a variety of financial analyses. However, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Robinson-Humphrey, in conducting its analysis and in arriving at its opinion, has not conducted a physical inspection of any of the properties or assets of Twentieth, and has not made or obtained any independent valuation or appraisals of any properties, assets or liabilities of Twentieth. Robinson-Humphrey has assumed and relied upon the accuracy and completeness of the financial and other information that was provided to it by Twentieth or that was publicly available. Robinson-Humphrey's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of the date of its analysis.

     VALUATION METHODOLOGIES. In connection with its opinion on the Merger and the presentation of that opinion to Horizon's Board of Directors, Robinson-Humphrey performed three valuation analyses with respect to Twentieth:
(i) a comparison with comparable publicly traded companies; (ii) an analysis of comparable prices and terms of recent transactions involving financial institutions buying banks; and (iii) a discounted cash flow analysis. For purposes of the comparable company and comparable transaction analyses, Horizon's stock was valued at Forty Dollars ($40.00) per share, which was the bid price for the stock on February 6,

1996 at the time Robinson-Humphrey performed its analysis. Based on the Exchange Ratio of 1.01 Horizon shares for each Twentieth share outstanding, the implied purchase price per share for Twentieth is Forty Dollars and Forty Cents ($40.40).

     For the Comparable Company Analysis and the Comparable Transaction Analysis, Robinson-Humphrey examined, among other things, the implied Forty Dollars and Forty Cents ($40.40) purchase price to the book value, tangible book, latest twelve months' earnings and assets of Twentieth. The valuation methodologies are discussed briefly below.

     COMPARABLE COMPANY ANALYSIS. In performing its comparable company analysis, Robinson-Humphrey analyzed the value of Twentieth's common stock relative to publicly traded banks that had total assets comparable to Twentieth. The institutions included in the comparison to Twentieth consisted of two groups: (1) banks located in the Southeast with assets between $200 million and $400 million and (2) banks across the U.S. with assets between $200 million and $400 million.

     Among the market trading information compared was market price to book value, tangible book value and the latest twelve (12) months earnings per share. Robinson-Humphrey calculated the average multiples for the comparable companies and then applied a takeover premium of 25% (takeover price compared to trading price) to those multiples. The average trading multiples to book value for Southeastern banks and nationwide banks are 1.61x and 1.56x, respectively. Adding the 25% premium to these multiples would produce takeover multiples of 2.01x and 1.95x, respectively, compared to the multiple of approximately 2.19x book value represented by the consideration to be received by Twentieth shareholders in the Merger.

     The average trading multiples to tangible book value per share for Southeastern banks and nationwide banks are 1.72x and 1.62x, respectively. Applying the 25% premium to these multiples would produce takeover multiples of 2.15x and 2.03x, respectively, compared to a multiple of approximately 2.23x tangible book value in the Merger. The average trading multiples to latest twelve (12) months earnings for Southeastern banks and nationwide banks are 16.1x and 15.5x, respectively. Adding the 25% premium to these multiples would produce takeover multiples of 20.1x and 19.4x, respectively, compared to 20.7x for the Merger.

     COMPARABLE TRANSACTION ANALYSIS. Robinson-Humphrey performed three (3) analyses of premiums paid for selected banks with comparable characteristics to Twentieth. Comparable transactions were considered to be
     (i) a total of seven (7) transactions since January 1, 1994 where the seller was a West Virginia bank; (ii) a total of twelve (12) transactions since January 1, 1995, where the seller was a Southeastern bank with assets between $200 million and $400 million; and (iii) a total of thirty-four
     (34) transactions since January 1, 1995 where the seller was a U.S. bank with assets between $200 million and $400 million. When determining if a transaction is fair, from a financial point of view, to an institution's shareholders, Robinson-Humphrey compares the proposed transaction with other transactions in the marketplace with similar characteristics. Four
     (4) ratios that are considered by Robinson-Humphrey the most determinative in this fairness analysis are price/book value, price/tangible book value, price/earnings per share, and price as a percentage of total assets. No one ratio, however, is determinative on its own, but rather the performance of the other ratio analyses must be reviewed.

     Based on the first of the foregoing transactions, merger agreements since January 1, 1994 where the seller was a West Virginia bank, the analysis yielded a range of transaction values to book value of 1.24x to 2.78x, with a mean of 1.88 x and a median of 1.84x. These compare to a transaction value for the Merger of approximately 2.19x of Twentieth book value as of December 31, 1995.

     In addition, the analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions ranging from 1.24x to 3.29x, with a mean of 1.95x and a median of 1.84x. These compare to a transaction value to tangible book at December 31, 1995 of approximately 2.23x for the Merger.

     Furthermore, the analysis yielded a range of transaction values as a multiple of trailing twelve (12) months earnings per share. These values ranged from 8.07x to 34.87x, with a mean of 19.71x and a median of 18.20x. These compare to a transaction value to the December 31, 1995 trailing twelve (12) months earnings per share of 20.73x for the Merger.

     Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 11.05 percent to 30.62 percent, with a mean of 20.99 percent and a median of 22.81 percent. These compare to a transaction value to total assets at December 31, 1995 of approximately 21.85 percent for the Merger.

     Based on the second of the foregoing transactions, merger agreements since January 1, 1995, where the seller was a Southeastern bank with assets between $200 million and $400 million, the analysis yielded a range of transaction values to book value of 1.54x to 3.49x, with a mean of 2.25x and a median of 2.26x. These compare to a transaction value for the Merger of approximately 2.19x Twentieth book value as of December 31, 1995.

     In addition, the analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions ranging from 1.57x to 4.15x, with a mean of 2.51x and a median of 2.43x. These compare to a transaction value to tangible book at December 31, 1995 of approximately 2.23x for the Merger.

     Furthermore, the analysis yielded a range of transaction values as a multiple of trailing twelve (12) months earnings per share. These values ranged from 13.29x to 26.54x with a mean of 19.58x and a median of 18.56x. These compare to a transaction value to the December 31, 1995 trailing twelve (12) months earnings per share of 20.73x for the Merger.

     Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 9.02 percent to 25.92 percent, with a mean of 16.85 percent and a median of 17.02 percent. These compare to a transaction value to total assets at December 31, 1995 of approximately 21.85 percent for the Merger.

     Based on transactions since January 1, 1995, where the seller was a U. S. bank, the analysis yielded a range of transaction values to book value of 1.17x to 3.49x, with a mean of 2.12x and a median of 2.17x. These compare to a transaction value for the Merger of approximately 2.19x Twentieth book value as of December 31, 1995.

     In addition, the analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions ranging from 1.17x to 4.15x, with a mean of 2.25x and a median of 2.20x. These compare to a transaction value to tangible book at December 31, 1995 of approximately 2.23x for the Merger.

     Furthermore, the analysis yielded a range of transaction values as a multiple of trailing twelve (12) months earnings per share. These values ranged from 12.69x to 26.95x with a mean of 19.11x and a median of 18.03x. These compare to a transaction value to the December 31, 1995 trailing twelve (12) months earnings per share of 20.73x for the Merger.

     Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 7.84 percent to 27.28 percent, with a mean of 16.65 percent and a median of 16.19 percent. These compare to a transaction value to total assets at December 31, 1995 of approximately 21.85 percent for the Merger.

     No company or transaction used in the Comparable Company analyses or comparable transaction analyses is identical to Twentieth. Accordingly, an analysis of the foregoing necessarily involves complex consideration and judgments, as well as other factors that affect the public trading value or the acquisition value of the company to which it is being compared.

     DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, Robinson-Humphrey estimated the present value of the future stream of after-tax cash flows that Twentieth could produce through 1999, under various circumstances, assuming that Twentieth performed in accordance with the earnings/return projections of management. Robinson-Humphrey estimated the terminal value for Twentieth at the end of the period by applying multiples of earnings ranging from 10.0 to 12.0x and then discounting the cash flow streams, dividends paid to shareholders and terminal value using differing discount rates (ranging from 11.0 percent to 13.0 percent) chosen to reflect different assumptions regarding the required rates of return of Twentieth and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a reference range of $64.7 million to $75.6 million, or $35.93 to $41.98 per share, for Twentieth. These compare to the value implied by the Exchange Ratio of $40.40, based on the market value of Horizon common stock as of February 6, 1996. This fact, among others, contributes to Robinson-Humphrey's opinion that the Merger is fair from a financial point of view to the Horizon shareholders.

     COMPENSATION OF ROBINSON-HUMPHREY. Pursuant to an engagement letter dated January 23, 1996 between Horizon and Robinson-Humphrey, Horizon agreed to pay Robinson-Humphrey a $150,000 Fairness Opinion Fee, which Fee has been paid by Horizon and a total Success Fee of $425,000, which is to be paid by Horizon upon consummation of the Merger. The $150,000 Fairness Opinion Fee will be credited against the Success Fee. Horizon has also agreed to indemnify and hold harmless Robinson-Humphrey and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the gross negligence of Robinson-Humphrey.

GENERAL DESCRIPTION OF THE TERMS OF THE MERGER AGREEMENT

     At the Effective Time, Twentieth will merge with and into Horizon and the shareholders of Twentieth who do not dissent will receive, subject to adjustment, 1.01 shares of Horizon stock for each share of Twentieth stock they own. As a result of the Merger, Twentieth Street Bank will become a wholly-owned subsidiary of Horizon and will continue to operate as an independent bank from its existing offices. The four existing subsidiaries of Horizon will continue to operate as independent banks which are wholly owned subsidiaries of Horizon.

     Upon consummation of the Merger, each of the members of the Board of Directors of Twentieth Street Bank is expected to remain a director of the Bank. In addition, Horizon shall appoint two (2) individuals to sit on the Board of Directors of Twentieth Street Bank. These two (2) new individuals will be Frank
S. Harkins, Jr. and Philip L. McLaughlin. At the Effective Time, six (6) individuals selected by Twentieth shall be appointed as additional members to the Board of Directors of Horizon. Twentieth has indicated that it plans to select Jack G. Bazemore, William C. Dolin, Clarence E. Martin, B. C. McGinnis, III, Jack McGinnis, and Thomas L. McGinnis for appointment to the Horizon Board of Directors. and from these six (6), three (3) individuals shall be appointed as additional members to Horizon's Executive Committee. The individuals to be appointed to the Horizon Executive Committee will be William C. Dolin, B. C. McGinnis, III, and Thomas L. McGinnis. See, "THE MERGER--Directors of Horizon". For a description of the persons who management for Horizon will nominate for election as directors at the Horizon Shareholders' Meeting see "MEETING OF THE HORIZON SHAREHOLDERS--Election of Directors."

     Assuming all conditions to the Merger are satisfied, (See, "THE MERGER--Conditions to Consummation") the closing of the Merger will occur on a date (the "Closing Date") specified by Horizon after the expiration of any and all required waiting periods following the effective date of the required approvals of the Merger by governmental or regulatory authorities. At the closing, Twentieth and Horizon shall take such actions, including execution of a Certificate of Merger, as required by the Merger Agreement and by law in order to consummate the Merger and to cause it to become effective. The Effective Time shall be the date and time the Merger shall become effective as specified in the Certificate of Merger filed with the Secretary of State of West Virginia. In no event shall the Effective Time be more than ten (10) days following the Closing Date.

     The Merger Agreement provides that, whether or not the transactions contemplated thereby are consummated, each party will pay its own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. However, all costs incurred in connection with the preparation, printing and mailing of this Prospectus/Joint Proxy Statement shall be deemed to be incurred and shall be paid fifty percent (50%) each by Horizon and Twentieth.

EXCHANGE RATIO

     Assuming the Merger is effected, at the Effective Time, each outstanding share of Twentieth stock (other than shares to which dissenters rights have been properly exercised) shall be converted, subject to adjustment, into 1.01 shares of Horizon stock (the "Exchange Ratio"). See, "THE MERGER--Adjustment of Exchange Ratio". In the event of any stock split, stock dividend or other recapitalization by Horizon prior to the Effective Time the Exchange Ratio shall be adjusted proportionately.

ADJUSTMENT OF EXCHANGE RATIO

     The Merger Agreement provides that in the event the average closing price for Horizon common stock over the ten (10) trading days prior to the Effective Time rises and is more than $46.00 per share, then the Exchange Ratio shall become $46.46 divided by the average closing price over the ten (10) trading days. In such event, the Board of Directors of Twentieth can either accept the lower Exchange Ratio or terminate the Merger Agreement. If the average closing price for Horizon common stock over the ten (10) trading days prior to the Effective Time falls and is less than $34.00 per share, then the Exchange Ratio shall become $34.34 divided by the average closing price over the ten (10) trading days. In such event, the Board of Directors of Horizon can either permit the higher Exchange Ratio or terminate the Merger Agreement. The party having the option to proceed at the adjusted Exchange Ratio must, no later than seventy-two (72) hours after the last of the subject ten (10) trading days, grant its consent to proceed.

     It is anticipated that if the Exchange Ratio decreases because the average closing price during the subject ten day trading period exceeds $46.00 per share, the Board of Directors of Twentieth will elect to proceed at the adjusted Exchange Ratio. Although the Exchange Ratio will have decreased, the value of the Horizon stock to be received by the Twentieth Shareholders will have increased from the value at the time the Merger Agreement was executed. It is further anticipated that if the Exchange Ratio increases because the average closing price of Horizon stock is less than $34.00 per share, the Board of Directors of Horizon will elect not to proceed with the Merger. The Merger at an increased Exchange Ratio would not provide the Horizon shareholders with the economic benefits anticipated from the Merger.

FRACTIONAL SHARES

     No fractional shares of Horizon stock will be issued in connection with the Merger. In the event the exchange of shares of Twentieth stock results in the creation of fractional shares, in lieu of the issuance of fractional shares of Horizon stock, Horizon will deliver cash to its transfer agent (the "Transfer Agent") in an amount equal to the aggregate Market Value of all such fractional shares and in such event the Transfer Agent shall divide such cash among and remit it, WITHOUT INTEREST, to the former shareholders of Twentieth in accordance with their respective interests. Market Value for purpose of this calculation is the average of the reported daily closing prices of Horizon stock on the Nasdaq National Market during the period of ten (10) consecutive trading days ending on the business day immediately preceding the date of the Twentieth Shareholders' Meeting.

EXCHANGE OF TWENTIETH STOCK CERTIFICATES

     At the Effective Time, Horizon shall issue and deliver to its Transfer Agent one (1) certificate representing the aggregate number of whole shares of Horizon stock into which outstanding shares of Twentieth stock have been converted. As promptly as practicable following the Effective Time, Horizon will mail to each former Twentieth shareholder of record a letter of instruction and transmittal materials (the "Transmittal Letter") regarding the procedures to be followed in the exchange of certificates of Twentieth stock for certificates of Horizon stock. When the Transmittal Letter is received, holders of Twentieth stock must follow the instructions contained therein.

     Upon surrender of certificates representing shares of Twentieth stock to Horizon, the Transfer Agent will issue, register and deliver a certificate representing the number of whole shares of Horizon stock to which each such shareholder is entitled. Each holder of Twentieth stock entitled to receive a fraction of a share of Horizon stock shall receive cash in the amount provided in the Merger Agreement.

     A certificate for Horizon stock will be issued only in the name in which the certificate for Twentieth stock surrendered for exchange is registered. Horizon will issue a single certificate for shares of Horizon stock to which a Twentieth shareholder is entitled.

     After the Effective Time and until surrender of Twentieth stock to the Transfer Agent, each certificate that represented outstanding Twentieth stock immediately prior to the Effective Time will be deemed to evidence ownership of the number of shares of Horizon stock into which the shares represented by such certificates have been exchanged and any right to receive cash in lieu of fractional shares into which such shares would have converted. NO SHAREHOLDER WILL, HOWEVER, HAVE ANY VOTING RIGHTS OR RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS ON HORIZON STOCK UNTIL THE SURRENDER FOR EXCHANGE OF HIS OR HER CERTIFICATES REPRESENTING SHARES OF TWENTIETH STOCK. Upon surrender of certificates representing Twentieth stock, each shareholder will receive the number of shares of Horizon stock to which such shareholder is entitled and cash in lieu of any fractional share, plus any dividends or other distributions on Horizon stock which are payable to holders as of any record date following the Effective Time. NO INTEREST WILL BE PAYABLE WITH RESPECT TO CASH TO BE PAID IN LIEU OF FRACTIONAL SHARES, IF ANY, OR WITHHELD DIVIDENDS OR OTHER DISTRIBUTIONS OR CASH PAYMENTS IN RESPECT OF HORIZON STOCK PAYABLE AFTER THE EFFECTIVE TIME.

LOST CERTIFICATES

     Any shareholder of Twentieth whose stock certificate evidencing his or her shares of Twentieth stock has been lost, destroyed, stolen or is otherwise missing, shall be entitled to receive a Horizon stock certificate for his or her exchanged shares upon compliance with any conditions imposed by the Transfer Agent or Horizon. Such conditions may include a requirement that the former Twentieth shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Transfer Agent and Horizon.

CONDITIONS TO CONSUMMATION

     The respective obligations of Horizon and Twentieth to consummate the Merger are subject to the satisfaction of certain conditions, including, without limitation, approval of the shareholders of Twentieth and Horizon; approval of the Boards of Directors of Twentieth and Horizon; the receipt of all necessary regulatory approvals and expiration of all notice periods and waiting periods required after the granting of any such approval, without any condition or requirement contained in any such approval which, in the reasonable opinion of Horizon, is materially disadvantageous or burdensome or would so adversely impact the business or economic benefits of the Merger Agreement as to render consummation of the Merger inadvisable; the absence of any order, decree, or injunction which enjoins or prohibits consummation of the transactions contemplated by the Merger Agreement, any pending or threatened investigation of the Merger by the United States Department of Justice or any actual or threatened litigation under federal antitrust laws relating to the Merger, any suit, action, or proceeding pending or threatened in which it is sought to restrain or prohibit the parties from consummating the Merger, or any other suit, claim or proceeding pending or threatened against any of the parties or any of their respective officers or directors which shall reasonably be considered by any of the parties to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolios, investments, properties or operations of any of the parties and which has not been dismissed or terminated within ninety (90) days of the institution thereof; the accuracy of the representations and warranties set forth in the Merger Agreement as of the Effective Time as if made on and as of such date; the performance in all material respects of all material obligations and compliance with all material covenants imposed on Horizon and Twentieth by the Merger Agreement; the absence of a material adverse change in the financial conditions, operations, businesses, assets, loan portfolios, investments, properties or operations of Horizon or Twentieth; the compliance in all material respects with all federal and state laws and regulations applicable to the Merger, in which the violation of or failure to comply with any such law or regulation could have a material adverse effect on the financial conditions, operations, prospects, businesses, assets, loan portfolios, investments or properties of Twentieth or Horizon; effectiveness of the Registration Statement under the Securities Act and the absence of issuance, or threat of issuance, of a stop order suspending such effectiveness, and Horizon's satisfaction of all actions required by applicable state securities laws to cause the issuance of Horizon stock in the Merger to be duly qualified or registered under such laws or to be exempt therefrom; receipt by Horizon of written agreements from each of the affiliates of Twentieth regarding restrictions on resales by such affiliates; execution and delivery of a Certificate of Merger to effect the Merger; receipt by Twentieth of all required consents to the assignment to Horizon of all rights and obligations under any real property leases and any personal property leases of Twentieth and Twentieth Street Bank, in such form and substance as shall be satisfactory to Horizon; confirmation in writing that neither Twentieth nor Twentieth Street Bank are in default under the terms and conditions of any real property lease or personal property lease; that the Merger is completed by December 31, 1996; and that neither Twentieth's shareholders nor Horizon shareholders shall have exercised dissenter's rights in an amount which would prevent pooling of interests.

     It also is a condition to consummation that Twentieth will have received the opinion of Baxter Fentriss, dated as of a date prior to the mailing of this Prospectus/Joint Proxy Statement, to the effect that the terms of the Merger are fair from a financial point of view to Twentieth and its shareholders. See, "THE MERGER--Opinion of Baxter Fentriss." It is also a condition to consummation that Horizon will have received the opinion of Robinson-Humphrey, dated as of a date prior to the mailing of this Prospectus/Joint Proxy Statement, that the Merger is fair from a financial standpoint to the shareholders of Horizon. See, "THE MERGER--Opinion of Robinson-Humphrey."

     Either Twentieth or Horizon may waive in writing certain of the conditions imposed with respect to its or their respective obligations to consummation of the Merger upon a determination by the waiving party that such waiver would not adversely affect the interests of the waiving party or its shareholders. The requirements that the Merger be approved by Twentieth's shareholders, that all required regulatory approvals be received and that all notice periods and waiting periods required after such regulatory approvals be expired cannot be waived.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of the parties. In addition, any party, upon written notice to the other party, may elect to terminate the Merger Agreement if (i) the conditions precedent to the obligations of such party to consummate the transactions contemplated by the Merger Agreement have not been satisfied or waived; (ii) the shareholder approvals required to consummate the Merger are not obtained, or (iii) if any of the regulatory applications for prior approval is denied and the time period for appeals and requests for reconsideration of such denial has run. Either party may elect to terminate the Merger Agreement upon a breach by the other party of (i) any covenant, obligation, agreement or undertaking contained in the Merger Agreement or (ii) any representation or warranty contained in the Merger Agreement, if such breach has not been cured by the earlier of thirty (30) days after the date on which written notice of such breach is given to the party committing such breach.

     In the event the Merger Agreement is terminated by Horizon as a result of a breach of a representation or warranty by Twentieth, or the failure of Twentieth to perform, or a violation by Twentieth of, any of its obligations, agreements or covenants contained in the Merger Agreement, in addition to other remedies available to Horizon at law or equity, Twentieth shall be obligated to pay Horizon Two Hundred Thousand Dollars ($200,000). In the event the Merger Agreement is terminated by Twentieth as a result of a breach of a representation or warranty by Horizon, or the failure of Horizon to perform, or a violation by Horizon of, any of its obligations, agreements or covenants contained in the Merger Agreement, Horizon shall be obligated to reimburse Twentieth for up to (but not more than) One Hundred Thousand Dollars ($100,000) of Twentieth's out-of-pocket expenses incurred in the transaction.

     The Merger Agreement also provides that if the average closing price for Horizon stock over the ten (10) trading days prior to the Effective Time is more than $46.00, then the Exchange Ratio shall become $46.46 divided by the average closing price over the ten (10) trading days. In this event, the Board of Directors of Twentieth can accept the lower Exchange Rate or terminate the Merger Agreement. If, on the other hand, the average closing price for Horizon over such ten (10) trading days period is less than $34.00, then the Exchange Ratio shall become $34.34 divided by the average closing price over the ten (10) trading days. In that event, the Board of Directors of Horizon can terminate the Merger Agreement or permit the higher

Exchange Ratio. The Board of Directors of the party having the option to proceed at the modified Exchange Ratio must grant its consent to proceed no later than seventy-two (72) hours after the last of the subject ten (10) trading days. See, "THE MERGER--Adjustment to Exchange Ratio."

AMENDMENT

     The Merger Agreement may be amended, modified or supplemented in writing by mutual agreement of Horizon and Twentieth, without shareholder approval, provided that such amendment or supplement must be approved by a majority of the respective Boards of Directors and any such amendment cannot affect the Exchange Ratio.

CONDUCT OF TWENTIETH'S BUSINESS PRIOR TO THE EFFECTIVE TIME

     Under the terms of the Merger Agreement, from the date of the Merger Agreement until consummation or termination thereof, Twentieth may not, without the prior written consent of Horizon, among other things: (i) carry on its business other than in the regular and usual course in substantially the same manner as it was conducted prior to the date of the Merger Agreement; (ii) declare or pay any dividends or make any other distributions in respect of its capital stock except in the same manner and in amounts no greater than were paid in 1995; (iii) make any change in its capital stock or issue, sell or redeem any shares of its capital stock or any options related thereto; (iv) effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization; (v) amend its Articles of Incorporation or Bylaws; (vi) impose or suffer the imposition, on any of its assets, of any lien or encumbrance or permit such lien to remain to exist (other than in the ordinary course of business consistent with its past practices); (vii) waive, release or compromise any material rights other than in the ordinary course of business;
(viii) acquire, or merge with, any branch or acquire any significant part of the assets of another person or entity or open any new branch office; (ix) increase the compensation or benefits of or pay any bonus or other special or additional compensation, to any of its directors, officers or employees other than standard customary adjustments and merit increases which in the aggregate do not exceed One Hundred Twenty Thousand Dollars ($120,000) including the 1995 officer bonuses; (x) adopt, enter into, become bound by or substantially modify any employment or consulting agreement or employee benefit, incentive, profit sharing, change in control, "golden parachute," pension, retirement, stock option or welfare contract, plan or arrangement or similar contract, plan or arrangement in respect of any of its current or former directors, officers, consultants or employees; (xi) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Twentieth or Twentieth Street Bank; (xii) enter into (a) any material contract or agreement not made in the ordinary course of business, including, without limitation, agreements with governmental or regulatory authorities, (b) any contract or commitment which would obligate Twentieth to make expenditures of more than Ten Thousand Dollars ($10,000), (c) enter into or become bound by any note or other agreement relating to the borrowing of money by Twentieth or Twentieth Street Bank or agreements or contracts pursuant to which Twentieth or Twentieth Street Bank would guarantee, endorse or otherwise become liable for the debt or liability of another person, except in the ordinary course of business consistent with past practice, or (d) any contract, agreement or understanding with a labor union; (xiii) change its lending, investment or asset-liability management policies in any material respect; (xiv) generally change its accounting practice, procedures and policies, except as required by generally accepted accounting principles or governmental regulations; (xv) sell or lease or enter into a contract to sell or lease any real estate, any equipment, or any other fixed or capital asset having a value on its books or a fair market value, whichever is greater, of more than Ten Thousand Dollars ($10,000) for any individual item or asset, or more than Twenty-Five Thousand Dollars ($25,000) in the aggregate for all assets; (xvi) purchase or lease, or enter into a contract to purchase or lease, any equipment or any other fixed asset having a purchase price in excess of Fifty Thousand Dollars ($50,000) for any individual item or more than One Hundred Thousand Dollars ($100,000) in the aggregate for all items; (xvii) enter into a purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or which obligate Twentieth or Twentieth Street Bank for a period longer than twelve (12) months under such commitment; (xviii) sell, purchase or repurchase or enter into an agreement to do so with respect to any loan or other receivable or participation in any loan or other receivable; or (xix) sell or enter into a contract to sell any asset of Twentieth or Twentieth Street Bank including any trademark or trade name, or assign its right to or otherwise give permission or consent to use or do business under the name of Twentieth or Twentieth Street Bank or any name similar or release, or waive any license or right granted by any other person to use any trademark or trade name or intellectual property right of Twentieth or Twentieth Street Bank.

REGULATORY CONSIDERATIONS

     The Merger is subject to certain regulatory approvals, as set forth below. To the extent that the following information describes statutes and regulations, it is qualified in its entirety by reference to such statutes and regulations and the regulations promulgated under such statutes.

     The Merger is subject to approval by the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), which permits a bank holding company, such as Horizon, to merge with another bank holding company, such as Twentieth, if the Federal Reserve has approved of the transaction based upon its review of the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the community to be served. See, "SUPERVISION, REGULATION AND GOVERNMENTAL POLICY--Bank Holding Company Regulation. This consideration includes an evaluation by the Federal Reserve as to whether the Merger would result in a monopoly or otherwise would substantially lessen competition or impair the financial and managerial resources and future prospects of Horizon or Twentieth. In addition, the Federal Reserve must take into account the records of Horizon and Twentieth in meeting the credit needs of the entire community, including low and moderate-income neighborhoods, served by such institutions.


     The Merger is also subject to approval by the West Virginia Board. A public hearing must be held by the West Virginia Board to consider the Merger. The West Virginia Board must make an examination and investigation of various factors and must determine that the Merger will not result in a monopoly or further any attempt to monopolize the business of banking in any section of West Virginia, that the Merger would not substantially lessen competition, unless the anticompetitive effects are clearly outweighed in the public interest by action taken in meeting the convenience and needs of the serviced community, and, taking into consideration the financial and managerial resources and further prospects of the companies and banks concerned, and that the Merger would be in the best interest of the shareholders or customers involved. On June 10, 1996 the Merger was approved by the West Virginia Board.


     The Merger is subject to review by the United States Department of Justice which may challenge the Merger on antitrust grounds.

     If any condition is imposed which, in the reasonable opinion of Horizon is materially disadvantageous or burdensome or adversely affects the anticipated economic or business benefits of the Merger Agreement to Horizon as to render consummation of the Merger inadvisable, the Merger Agreement permits Horizon to terminate the Merger Agreement. See, "THE MERGER--Conditions to Consummation."

     Horizon and Twentieth are not aware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought or taken. There can be no assurance that any such approval or action, if needed, could be obtained, would not delay consummation of the Merger or would not be conditioned in a manner that would cause Horizon to abandon the Merger.

     Twentieth Street Bank has entered into and continues to operate under a Memorandum of Understanding with the Federal Deposit Insurance Corporation dated December 12, 1994 as a result of certain compliance violations discovered during the bank's examination in July, 1994. The Memorandum of Understanding will remain in place until, at least, a full scope examination is performed by the FDIC which is scheduled for the third quarter of 1996. There is no guaranty that the Memorandum of Understanding will be removed at that time, and it is possible that the Memorandum of Understanding will remain in effect after the Effective Time. A compliance visitation conducted on May 5, 1995 indicated that Twentieth Street Bank's compliance with governing rules and regulations had improved significantly and that Twentieth Street Bank's Board of Directors and senior management had dedicated the necessary attention and resources to the bank's compliance program. See, "INFORMATION ABOUT TWENTIETH BANCORP, INC.--Regulatory Matters."

EMPLOYMENT CONTRACTS

     Under the Merger Agreement, Horizon has consented and agreed that Twentieth Street Bank may offer employment contracts (the "Employment Contracts") to B. C. McGinnis, III, Thomas L. McGinnis, and Brian A. Shepherd. Such Employment Contracts shall be for employment by Twentieth Street Bank at the individual's position, location and compensation as of January 1, 1996. As of January 1, 1996, B. C. McGinnis, III was employed by Twentieth Street Bank as President at an annual salary of One Hundred Fifty-Five Thousand Six Hundred Dollars ($155,600.00), Thomas L. McGinnis was employed as Executive Vice President at an annual salary of One Hundred Thousand Dollars ($100,000.00), and Brian A. Shepherd as Senior Vice President and Cashier at an annual salary of Seventy-Three Thousand Dollars ($73,000.00). It is anticipated that Employment Contracts will be entered into with each of the three individuals. Given the long history of employment of these individuals by Twentieth Street Bank, management of Twentieth and Horizon believe that their continued employment is in the best interest of Twentieth and Horizon.

     The term of the employment contracts offered to B. C. McGinnis, III and Thomas L. McGinnis shall be three (3) years from the Effective Time and the term of the Employment Contract offered to Brian Shepherd shall to two (2) years from the Effective Time. The Employment Contracts are to be substantially in the form of Exhibit C attached to the Merger Agreement. The Merger Agreement is attached to this Prospectus/Joint Proxy Statement as Appendix I. The form of the Employment Contract for B. C. McGinnis, III and Thomas L. McGinnis provide that in addition to their salaries, they will be entitled to reimbursement for their reasonable expenses associated with attendance at banking conventions, club membership dues and continued use of a Twentieth Street Bank owned automobile for business use. B. C. McGinnis, III and Thomas L. McGinnis shall also be eligible to participate in any additional plans, programs or benefits which Twentieth Street Bank's Board of Directors makes available to its employees.

     The form of the Employment Contract for Brian A. Shepherd provides that in addition to his salary, he will be entitled to reimbursement for his reasonable expenses associated with attendance at banking conventions and club membership dues. Brian Shepherd shall also be eligible to participate in any additional plans, programs or benefits which Twentieth Street Bank's Board of Directors makes available to its employees.


     During the first year of the Employment Contract, B. C. McGinnis, III, Thomas L. McGinnis and/or Brian Shepherd may each terminate his employment with Twentieth Street Bank and he will be paid his base salary for six (6) months, during which time he may not compete with or be employed in competition to Twentieth Street Bank. B. C. McGinnis, III, Thomas L. McGinnis and/or Brian Shepherd may also terminate his Employment Contract at any time for "Good Reason" as that term is defined in the Employment Contract. If the Employment Contract is terminated for "Good Reason" then he shall be paid his salary through date of termination plus a monthly severance allowance equal to one twelfth of his base salary for the remaining term of the Employment Contract. If
B. C. McGinnis, III, Thomas L. McGinnis and/or Brian Shepherd terminates his Employment Contract for other than Good Reason, he will not have any right to receive compensation or other benefits for any period after the termination date.


     Twentieth Street Bank will have the right to terminate B. C. McGinnis, III, Thomas L. McGinnis and/or Brian Shepherd's employment at any time for Good Cause (as defined in the Employment Contracts). If Twentieth Street Bank terminates B.
C. McGinnis, III, Thomas L. McGinnis and/or Brian Shepherd's employment for Good Cause, he will not be entitled to receive compensation or other benefits under the Employment Contract for any period after such termination.

DIRECTORS OF TWENTIETH STREET BANK

     The Board of Directors of Twentieth Street Bank following the Effective Time is expected to consist of the current directors of Twentieth Street Bank plus two (2) individuals named by Horizon. Horizon intends to appoint Frank S. Harkins, Jr. and Philip L. McLaughlin to Twentieth Street Bank's Board of Directors if the Merger is consummated. The directors of Twentieth Street Bank are expected to continue to serve under the same terms and conditions, including director fees, as are in place at the Effective Time.

DIRECTORS OF HORIZON

     After the Merger, the Directors of Horizon shall be the eighteen (18) directors elected by the Horizon shareholders at the Horizon Shareholders' Meeting and six (6) individuals selected by Twentieth. Information regarding the nominees proposed by management of Horizon for election at the Horizon Shareholders' Meeting is set forth in "MEETING OF THE HORIZON SHAREHOLDERS--Election of Directors". Twentieth has indicated that it plans to select Jack G. Bazemore, William C. Dolin, Clarence E. Martin, B. C. McGinnis, III, Jack McGinnis and Thomas L. McGinnis for appointment to the Horizon Board of Directors. Information concerning these individuals is set forth below.

                             SERVED
                              AS A
                             DIRECTOR     FAMILY
                               OF      RELATIONSHIP
                             TWENTIETH  WITH OTHER              PRINCIPAL OCCUPATION OR
        NAME           AGE    SINCE      NOMINEES               EMPLOYMENT LAST 5 YEARS
- ---------------------  ----  -------   ------------   --------------------------------------------
Jack G. Bazemore        60    1990         None       President--Jabo Supply Corporation,
                                                      Huntington, WV; Director--The Twentieth
                                                      Street Bank, Huntington, WV;
                                                      Director--Twentieth Bancorp, Inc.,
                                                      Huntington, WV
William C. Dolin        58    1983         None       President--Dolin Supply Co., Huntington, WV;
                                                      Director--The Twentieth Street Bank,
                                                      Huntington, WV; Director --Twentieth
                                                      Bancorp, Inc., Huntington, WV
Clarence E. Martin      56    1994         None       Chief Executive Officer and Chief Financial
                                                      Officer--Arthur's Enterprises, Inc.,
                                                      Huntington, WV; Director--The Twentieth
                                                      Street Bank, Huntington, WV;
                                                      Director--Twentieth Bancorp, Inc., Hunting-
                                                      ton, WV
B. C. McGinnis, III     53    1983         (1)        President and Director--Twentieth Bancorp,
                                                      Inc., Huntington, WV; President and
                                                      Director--The Twentieth Street Bank,
                                                      Huntington, WV
Jack McGinnis           67    1983         (1)        President--Huntington Land Company, Barbour-
                                                      sville, WV; Director--The Twentieth Street
                                                      Bank, Huntington, WV; Director--Twentieth
                                                      Bancorp, Inc., Huntington, WV
Thomas L. McGinnis      47    1990         (1)        Vice President and Director--Twentieth
                                                      Bancorp, Inc., Huntington, WV; Executive
                                                      Vice President and Director--The Twentieth
                                                      Street Bank, Huntington, WV

- ---------
(1) B. C. McGinnis, III and Thomas L. McGinnis are brothers. Jack McGinnis is second cousin to B. C. McGinnis, III and Thomas L. McGinnis.

RESTRICTIONS ON RESALES BY AFFILIATES

     The directors and executive officers of Twentieth, Twentieth Street Bank and any shareholder owning 5% or more of Twentieth stock are deemed to be "affiliates" of Twentieth. Any sale or other disposition by such affiliates of Horizon stock received by them pursuant to the Merger may be made only by registration of such shares or in compliance with an exemption from the registration requirements of the Securities Act.

     The obligation of Horizon and Twentieth to consummate the Merger is subject to the condition that each affiliate of Twentieth must execute and deliver to Horizon an agreement to the effect that each such person will not dispose of any shares of Horizon stock to be received pursuant to the Merger in violation of the Securities Act or the applicable rules and regulations of the SEC.

     This Prospectus/Joint Proxy Statement may not be used by any such affiliate of Twentieth for the resale of any shares of Horizon stock received pursuant to the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Horizon and Twentieth have each agreed to use their best efforts to cause the Merger to qualify as a tax-free "reorganization" within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986 and that neither shall take or permit its representatives to take any action that would cause the Merger to fail to qualify as a tax free reorganization. Horizon has received the opinion of Robinson & McElwee dated April 4, 1996 as to the tax effects of the transaction.

     The following is a summary discussion of the material federal income tax consequences of the Merger to shareholders of Twentieth if the Merger qualifies as a tax free reorganization. The summary is based on the law as currently constituted and is subject to change in the event of changes in the law, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings some of which could be given retroactive effect. The summary does not address any foreign, state or local tax consequences, except for certain West Virginia income tax consequences, nor does it address all aspects of federal income taxation that may apply to the Merger. Twentieth shareholders are urged, therefore, to consult their own tax advisors as to the specific tax consequences to them of the Merger and the exchange of their Twentieth stock for shares of Horizon stock, including, without limitation, tax return reporting requirements, the application and effect of federal, foreign, state and local and other tax laws, and the implications of any proposed changes in the tax laws.

     There can be no assurance that the IRS could not successfully contest in the courts the qualification of the Merger as a tax free reorganization or that legislative, administrative or judicial decisions or interpretations may not be forthcoming that would significantly change the qualification of the Merger as a tax free reorganization. The IRS will not currently issue private letter rulings concerning a transaction's qualification under certain types of reorganizations or certain federal income tax consequences resulting from such qualification. Accordingly, no private letter ruling has been, nor is it anticipated that such a ruling will be, requested from the IRS with respect to the Merger.

     In the opinion of Robinson & McElwee the Merger of Twentieth with and into Horizon will qualify as a statutory merger under the laws of West Virginia and a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, and:

          (i) No gain or loss will be recognized by Horizon or Twentieth by reason of the Merger;

          (ii) No gain or loss will be recognized by the shareholders of Twentieth upon receipt of Horizon stock in exchange for their holdings of Twentieth stock;

          (iii) The tax basis in the Horizon stock received by a shareholder will be the same as the tax basis in the Twentieth stock surrendered in exchange therefor;

          (iv) The holding period for Horizon stock received in exchange for Twentieth stock will include the period during which the shareholder held the Twentieth stock surrendered in the exchange, provided that the Twentieth stock was held as a capital asset at the Effective Time;

          (v) The receipt of cash in lieu of a fractional share of Horizon stock will be treated as if the fractional share of Horizon stock was distributed as part of the exchange to the Twentieth shareholder and then redeemed by Horizon, resulting in capital gain or loss measured by the difference, if any, between the amount of cash received for such fractional share and the shareholder's basis in the fractional share; and,

          (vi) The receipt of cash by a Twentieth shareholder or a Horizon shareholder who exercises his or her statutory dissenter's rights, will be treated as having been received by the shareholder as a distribution in redemption of his or her stock. If the redemption meets one of the four tests set forth in Section 302 of the Code, it will result in capital gain or loss measured by the difference, if any, between the amount of cash received for such stock and the shareholder's basis in the stock. If the redemption does not meet one of the four tests of Section 302, such distribution will be treated as a dividend pursuant to Section 301 of the Code.

ACCOUNTING TREATMENT

     It is intended that Horizon will account for the Merger as a pooling of interests for accounting and financial reporting purposes. Under the pooling of interests method of accounting, the assets and liabilities of Twentieth would be added to those of Horizon at their recorded carrying amounts and the shareholders' equity accounts of Horizon and Twentieth would be combined on Horizon's consolidated balance sheet. On a pooling of interests accounting basis, income and other financial statements of Horizon issued after consummation of the Merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of Horizon and Twentieth as if the Merger had taken place prior to the periods covered by such financial statements. The unaudited pro forma financial information contained in this Prospectus/Joint Proxy Statement has been prepared using the pooling of interests accounting method to account for the Merger. The availability of accounting for the Merger as a pooling of interests is a condition to consummation of the Merger.

DISSENTER'S RIGHTS

     The following summary does not purport to be a complete statement of the procedures to be followed by Twentieth or a Horizon shareholder desiring to exercise dissenters' appraisal rights as provided for under the West Virginia Corporation Act and is qualified in its entirety by reference to the provisions of West Virginia Code Sections 31-1-122 and 31-1-123, the full texts of which are attached as Appendix III to this Prospectus/Joint Proxy Statement. Although the West Virginia Corporation Act does not contain any specific provisions as to exclusivity, in the absence of a showing of fraud, unfairness, or illegality, the West Virginia Supreme Court of Appeals has held that Section 31-1-123 provides the exclusive remedy of a dissenting shareholder.

     AS THE PRESERVATION AND THE EXERCISE OF APPRAISAL RIGHTS REQUIRE STRICT ADHERENCE TO THE PROVISIONS OF THESE LAWS, EACH SHAREHOLDER WHO MIGHT DESIRE TO EXERCISE SUCH RIGHTS SHOULD CONSULT SUCH LAWS, SEEK THE ADVICE OF COUNSEL, AND STRICTLY ADHERE TO THE PROVISIONS THEREOF.

     Pursuant to West Virginia Code Section 31-1-122, each Twentieth shareholder and each Horizon shareholder has the right to dissent from the Merger as to all or any part of the shares of Twentieth stock or Horizon stock registered in that shareholder's name, provided the shareholder does not vote those shares in favor of the Merger and complies with the procedures outlined in West Virginia Code,
Section 31-1-123. Failure to vote against the Merger will not constitute a waiver of a shareholder's dissenters' rights if all other procedures outlined in West Virginia Code, Section 31-1-123 are followed. Shareholders who mark their proxies "ABSTAIN" or who do not vote at the Shareholders' Meeting may dissent as to all of the shares which abstain from voting or are not voted in favor of the Merger. A shareholder may also vote "AGAINST" the Merger and not exercise his, her or its right to dissent.

     Under West Virginia Code, Section 31-1-123, any Twentieth shareholder and any Horizon shareholder who elects to exercise dissenters' rights must, prior to or at the shareholders' meeting, file a written objection to the Merger with Twentieth or Horizon, as applicable. If the Merger receives the favorable vote of a majority of the outstanding shares, and if the shareholder who has filed a written objection has not voted in favor of the Merger, the shareholder must, within ten (10) days after the date on which the shareholder vote is taken approving the Merger, make written demand on Twentieth or Horizon, as the case may be, for the payment of the fair value of those shares. MERELY VOTING AGAINST, OR ABSTAINING FROM VOTING ON, THE MERGER, IS NOT SUFFICIENT TO PRESERVE THE RIGHTS OF A DISSENTING SHAREHOLDER. Any shareholder failing to file a timely written objection to the Merger or failing to make demand within the ten (10) day period will be bound by the terms of the Merger as contemplated in the Merger Agreement. It is the obligation of any shareholder desiring to dissent to ascertain the result of the vote and such shareholder may do so by attending the Shareholders' Meeting or thereafter making inquiry of Twentieth or Horizon. Neither Horizon nor Twentieth undertakes to notify shareholders of the favorable vote within such ten (10) day period.

     Within twenty (20) days after demanding payment for shares of his or her stock, each shareholder demanding payment must submit the certificate or certificates representing his or her stock to the appropriate corporation for notation on the certificate(s) that such demand has been made. A failure to do so will, at the option of Twentieth or Horizon, terminate the shareholder's dissenter's rights unless a court of competent jurisdiction, for good and sufficient cause shown, shall otherwise direct.

     Within ten (10) days after the date the Merger is consummated, Twentieth or Horizon, as the case may be, will provide each dissenting shareholder who has made demand as specified above with notice of consummation and such notice also shall include a written offer to each dissenting shareholder to pay the amount that each considers to be the fair value of its shares of stock. The notice and offer must be accompanied by certain statutorily prescribed financial information.

     If the Merger is effected, Twentieth or Horizon, as appropriate, will pay each properly dissenting shareholder, upon surrender of the certificate or certificates representing the shares of the common stock as to which dissenters' rights have been exercised, the fair value of the shares as of the day prior to the date on which the vote is taken approving the Merger, EXCLUDING ANY APPRECIATION OR DEPRECIATION IN ANTICIPATION OF THE MERGER. Any shareholder making this demand will be entitled only to payment of the fair value of his or her shares of stock at the date and, as to such shares, is not thereafter entitled to vote or exercise any rights as a shareholder of Twentieth or Horizon.

     If the fair value of his or her shares is agreed upon by Twentieth or Horizon, as the case may be, and the dissenting shareholder within thirty (30) days of the date of the consummation of the Merger, payment for the shares of the dissenting shareholder must be made within ninety (90) days of the date of the consummation of the Merger upon the surrender of the certificate or certificates representing such shares. If no agreement is reached within this thirty (30) day period, then the dissenting shareholder must make a written demand on Twentieth or Horizon, as applicable, to seek a judicial determination of the fair value of the shares of the dissenting shareholder pursuant to the provisions of West Virginia Code, Section 31-1-123(e). This written demand must be given within sixty (60) days after the date of the consummation of the Merger. Within thirty (30) days after receipt of such written demand, Twentieth or Horizon must institute such legal proceeding. Twentieth or Horizon may seek such determination, at its own election, within the sixty (60) day period after the date of the consummation of the Merger. Any party to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

     The costs and expenses of any such legal proceeding shall be determined by the court and assessed against Twentieth or Horizon, but the court may apportion or assess all or part of such costs and expenses against any or all of the dissenting shareholders who are parties to the proceeding and to whom Twentieth or Horizon had made an offer to pay if the court finds that the action of the shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith.

     The following is a summary of the sequence of steps which must be followed to perfect a dissenting shareholder's rights:

          1. File a written objection prior to or at the Shareholders' Meeting;

          2. Abstain or vote against the Merger at the Shareholders' Meeting;

          3. Within ten (10) days after the Shareholders' Meeting, make written demand for payment and, within twenty (20) days after such demand, submit the shareholder's stock certificates for notation thereon that such demand has been made; and

          4. Within sixty (60) days after the date of the consummation of the Merger, make written demand for institution of a civil action to determine the fair value of the shares of common stock unless agreement on value has previously been reached.

     A dissenting shareholder may withdraw a demand for payment only with the consent of Twentieth or Horizon as the case may be. The right of a shareholder to be paid the fair value of his or her shares will cease and his or her status as a shareholder will be restored if (i) the demand for payment is withdrawn with the consent of Twentieth or Horizon; (ii) the Merger is abandoned or rescinded; (iii) the shareholders revoke the authority to effect the Merger;
(iv) no demand or petition for determination of the fair value by a court of general civil jurisdiction has been made or filed within the time provided under subsection (e) of West Virginia Code, Section 31-1-123; or (v) a court of general civil jurisdiction determines that the shareholder is not entitled to obtain relief as a dissenting shareholder.

     Horizon shareholders desiring to dissent should submit the required written objections, demand for payment, stock certificates and other required submissions to:
                                        Abigail Scott
                                        Horizon Bancorp, Inc.
                                        One Park Avenue
                                        Beckley, West Virginia 25802

     Twentieth shareholders desiring to dissent should submit the required written objections, demand for payment, stock certificates and other required submissions to:
                                        B. C. McGinnis, III
                                        Twentieth Bancorp, Inc.
                                        1900 Third Avenue
                                        Huntington, West Virginia 25703

CONDITIONAL STOCK OPTION AGREEMENT

     On February 6, 1996, Horizon and Twentieth entered into a Conditional Stock Option Agreement pursuant to which Twentieth granted Horizon an irrevocable option to purchase an amount of authorized but unissued common stock or treasury stock of Twentieth which at the time of exercise of the option constitutes 19.9% of the then outstanding shares of Twentieth's stock. The option price to be paid by Horizon for the Twentieth stock is Forty Dollars and Forty Cents ($40.40) per share.

     The option may be exercised only upon the occurrence of a Purchase Event. A Purchase Event is defined as (i) the approval and acceptance by Twentieth and its shareholders of an offer from an entity other than Horizon to be acquired by such other entity whether by merger, consolidation, sale of assets or otherwise, or (ii) the acquisition by an entity, other than Horizon, or by a group acting in concert, of more than fifty percent (50%) of Twentieth's outstanding common stock. Horizon must give written notice of its intention to exercise the option within twenty (20) days of the occurrence of a Purchase Event and if not exercised within such twenty (20) day period, the option automatically terminates. If Horizon timely exercises its option, closing must occur within thirty (30) days after Twentieth receives notice of the exercise by Horizon. Provision is included in the Conditional Stock Option Agreement for the shares and the purchase money to be delivered to representatives of Horizon and Twentieth or into escrow pending receipt of any necessary regulatory approvals. The term of the Conditional Stock Option Agreement is until December 31, 1996 or completion of the transactions contemplated under the Merger Agreement, whichever occurs first.

                        PRO FORMA FINANCIAL INFORMATION
       PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
               HORIZON BANCORP, INC. AND TWENTIETH BANCORP, INC.
                                 (IN THOUSANDS)


     The following unaudited pro forma condensed consolidated financial statements combine the historical financial statements of Horizon and Twentieth at March 31, 1996 and 1995 and for the three month periods then ended and at December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Horizon and Twentieth.


     It is expected that the acquisition of Twentieth will be accounted for under the pooling-of-interests method of accounting. As required by that method, financial information of the merging companies is combined as though the companies had always been a single entity. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

     The pro forma adjustments reflect the issuance of 1,818,000 shares of Horizon common stock for 100% of the outstanding shares of Twentieth. The issuance represents an exchange ratio of 1.01 shares of Horizon for each of the 1,800,000 shares of Twentieth common stock outstanding.

NOTE: MINOR DIFFERENCES MAY RESULT FROM ROUNDING

                                 (IN THOUSANDS)

                        PRO FORMA CONDENSED CONSOLIDATED
                           BALANCE SHEET (UNAUDITED)

                                 MARCH 31, 1996



                                                       AS REPORTED
                                                  ---------------------
                                                  HORIZON      TWENTIETH        PRO          PRO
                                                  BANCORP,     BANCORP,        FORMA        FORMA
                                                    INC.         INC.       ADJUSTMENTS  CONSOLIDATED
                                                  --------     --------     -----------  ------------
ASSETS
  Cash and cash equivalents...................    $ 22,536     $ 23,467                  $ 46,003
  Held to maturity securities.................      33,201       27,851                    61,052
  Available for sale securities...............     113,827       68,936                   182,763
  Loans, net..................................     422,501      184,545                   607,046
  Premises and equipment......................      10,435        7,011                    17,446
  Accrued interest receivable and other
     assets...................................      13,748        4,385                    18,133
                                                  --------     --------     --------     --------
          Total assets........................    $616,248     $316,195            0     $932,443
                                                  ========     ========     ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Deposits:
     Noninterest bearing......................    $ 73,740     $ 40,349                  $114,089
     Interest bearing.........................     446,897      236,010                   682,907
                                                  --------     --------     --------     --------
          Total...............................     520,637      276,359            0      796,996
  Short-term borrowings.......................      14,769        3,730                    18,499
  Accrued interest payable and other
     liabilities..............................       9,064        2,520                    11,584
                                                  --------     --------     --------     --------
                                                   544,470      282,609            0      827,079
  Common stock................................       2,835        1,800           18(1)     4,653
  Surplus.....................................      12,262        7,500          (18)(1)   19,744
  Treasury stock..............................        (175)                                  (175)
  Retained earnings...........................      56,273       24,304                    80,577
  Net unrealized gain/(loss) on AFS
     securities...............................         583          (18)                      565
                                                  --------     --------     --------     --------
          Total...............................      71,778       33,586            0      105,364
                                                  --------     --------     --------     --------
          Total Liabilities and Shareholders'
            Equity............................    $616,248     $316,195     $      0     $932,443
                                                  ========     ========     ========     ========


- ---------


(1) The shareholders' equity accounts have been adjusted to reflect the issuance of 1,818,000 shares of Horizon common stock at $1 par value.

                                   (IN THOUSANDS)

                          PRO FORMA CONDENSED CONSOLIDATED
                             BALANCE SHEET (UNAUDITED)
                                 DECEMBER 31, 1995




                                                       AS REPORTED
                                                  ---------------------
                                                  HORIZON      TWENTIETH        PRO          PRO
                                                  BANCORP,     BANCORP,        FORMA        FORMA
                                                    INC.         INC.       ADJUSTMENTS  CONSOLIDATED
                                                  --------     --------     -----------  ------------
ASSETS
  Cash and cash equivalents...................    $ 22,080     $ 17,728                  $ 39,808
  Held to maturity securities.................      34,413       32,890                    67,303
  Available for sale securities...............     115,120       63,109                   178,229
  Loans, net..................................     419,880      192,168                   612,048
  Premises and equipment......................      10,209        7,090                    17,299
  Accrued interest receivable and other
     assets...................................      13,043        4,323                    17,366
                                                  --------     --------     --------     --------
          Total assets........................    $614,745     $317,308            0     $932,053
                                                  ========     ========     ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Deposits:
     Noninterest bearing......................    $ 74,558     $ 41,970                  $116,528
     Interest bearing.........................     439,917      238,287                   678,204
                                                  --------     --------     --------     --------
          Total...............................     514,475      280,257            0      794,732
  Short-term borrowings.......................      20,941        1,376                    22,317
  Accrued interest payable and other
     liabilities..............................       8,222        2,399                    10,621
                                                  --------     --------     --------     --------
                                                   543,638      284,032            0      827,670
  Common stock................................       2,835        1,800           18 (1)    4,653
  Surplus.....................................      12,262        7,500          (18)(1)   19,744
  Treasury stock..............................        (175)                                  (175)
  Retained earnings...........................      55,001       23,591                    78,592
  Net unrealized gain/(loss) on AFS
     securities...............................       1,184          385                     1,569
                                                  --------     --------     --------     --------
          Total...............................      71,107       33,276                   104,383
                                                  --------     --------     --------     --------
          Total Liabilities and Shareholders'
            Equity............................    $614,745     $317,308     $      0     $932,053
                                                  ========     ========     ========     ========

- ---------

(1) The shareholders' equity accounts have been adjusted to reflect the issuance of 1,818,000 shares of Horizon common stock at $1 par value

                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF INCOME (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996


                                                        AS REPORTED
                                               ------------------------------
                                                  HORIZON         TWENTIETH
                                                 BANCORP,         BANCORP,        PRO FORMA      PRO FORMA
                                                   INC.             INC.         ADJUSTMENTS    CONSOLIDATED
                                               -------------    -------------    -----------    ------------
                                               (IN THOUSANDS, EXCEPT SHARE DATA)
Interest income..............................     $12,179          $ 5,835                        $ 18,014
Interest expense.............................       4,891            2,283                           7,174
                                                  -------          -------        --------        --------
Net interest income before provision for
  loan losses................................       7,288            3,552               0          10,840
Provision for loan losses....................         335              381                             716
                                                  -------          -------        --------        --------
Net interest income..........................       6,953            3,171               0          10,124
Other income.................................         787              480                           1,267
Other expenses...............................       4,546            2,522                           7,068
                                                  -------          -------        --------        --------
Income before income taxes...................       3,194            1,129               0           4,323
Income tax expense...........................       1,073              417                           1,490
                                                  -------          -------        --------        --------
Net income...................................     $ 2,121          $   712               0        $  2,833
                                                  =======          =======        ========        ========
Average shares outstanding (thousands).......       2,830            1,800                (2)        4,648
                                                  =======          =======                        ========
Earnings per share...........................     $  0.75          $  0.40                        $   0.61
                                                  =======          =======                        ========


- ---------

(2) Average shares outstanding have been adjusted for the exchange ratio (1.01 shares of Horizon for each share of Twentieth).

                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF INCOME (UNAUDITED)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1995



                                                        AS REPORTED
                                               ------------------------------
                                                  HORIZON         TWENTIETH       PRO FORMA      PRO FORMA
                                               BANCORP, INC.    BANCORP, INC.    ADJUSTMENTS    CONSOLIDATED
                                               -------------    -------------    -----------    ------------
                                               (IN THOUSANDS, EXCEPT SHARE DATA)
Interest income..............................     $10,813          $ 5,726                        $ 16,539
Interest expense.............................       3,886            2,011                           5,897
                                                  -------          -------        --------        --------
Net interest income before provision for loan
  losses.....................................       6,927            3,715               0          10,642
Provision for loan losses....................         217              290                             507
                                                  -------          -------        --------        --------
Net interest income..........................       6,710            3,425               0          10,135
Other income.................................         603              439                           1,042
Other expenses...............................       4,249            2,329                           6,578
                                                  -------          -------        --------        --------
Income before income taxes...................       3,064            1,535               0           4,599
Income tax expense...........................         983              632                           1,615
                                                  -------          -------        --------        --------
Net income...................................     $ 2,081          $   903               0        $  2,984
                                                  =======          =======        ========        ========
Average shares outstanding (thousands).......       2,835            1,800                (2)        4,653
                                                  =======          =======                        ========
Earnings per share...........................     $  0.73          $  0.50                        $   0.64
                                                  =======          =======                        ========


- ---------

(2) Average shares outstanding have been adjusted for the exchange ratio (1.01 shares of Horizon for each share of Twentieth).

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995


                                                     AS REPORTED
                                            ------------------------------
                                               HORIZON         TWENTIETH
                                              BANCORP,          BANCORP,        PRO FORMA       PRO FORMA
                                                INC.              INC.         ADJUSTMENTS     CONSOLIDATED
                                            -------------     ------------     -----------     ------------
Interest income.........................      $  46,474         $ 23,715                         $ 70,189
Interest expense........................         18,051            9,120                           27,171
                                              ---------         --------                         --------
Net interest income before provision for
  loan losses...........................         28,423           14,595                0          43,018
Provision for loan losses...............          1,061            1,444                            2,505
                                              ---------         --------                         --------
Net interest income.....................         27,362           13,151                0          40,513
Other income............................          3,022            1,606                            4,628
Other expenses..........................         18,324            9,328                           27,652
                                              ---------         --------                         --------
Income before income taxes..............         12,060            5,429                0          17,489
Income tax expense......................          3,989            2,018                            6,007
                                              ---------         --------                         --------
Net income..............................      $   8,071         $  3,411                0        $ 11,482
                                              =========         ========         ========        ========
Average shares outstanding
  (thousands)...........................          2,833            1,798                 (2)        4,649
                                              =========         ========                         ========
Earnings per share......................      $    2.85         $   1.90                         $   2.47
                                              =========         ========                         ========


- ---------

(2) Average shares outstanding have been adjusted for the Exchange Ratio (1.01 shares of Horizon for each share of Twentieth).

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994


                                                     AS REPORTED
                                            ------------------------------
                                               HORIZON         TWENTIETH
                                              BANCORP,          BANCORP,        PRO FORMA       PRO FORMA
                                                INC.              INC.         ADJUSTMENTS     CONSOLIDATED
                                            -------------     ------------     -----------     ------------
Interest income.........................      $  41,217         $ 21,014                         $ 62,231
Interest expense........................         14,573            7,116                           21,689
                                              ---------         --------                         --------
Net interest income before provision for
  loan losses...........................         26,644           13,898                0          40,542
Provision for loan losses...............          1,525              738                            2,263
                                              ---------         --------                         --------
Net interest income.....................         25,119           13,160                0          38,279
Other income............................          2,447            1,147                            3,594
Other expenses..........................         17,394            9,505                           26,899
                                              ---------         --------                         --------
Income before income taxes..............         10,172            4,802                0          14,974
Income tax expense......................          3,201            1,648                            4,849
                                              ---------         --------                         --------
Net income..............................      $   6,971         $  3,154                0        $ 10,125
                                              =========         ========         ========        ========
Average shares outstanding
  (thousands)...........................          2,835            1,800                 (2)        4,653
                                              =========         ========                         ========
Earnings per share......................      $    2.46         $   1.75                         $   2.18
                                              =========         ========                         ========


- ---------

(2) Average shares outstanding have been adjusted for the Exchange Ratio (1.01 shares of Horizon for each share of Twentieth).

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1993


                                                     AS REPORTED
                                            ------------------------------
                                               HORIZON         TWENTIETH
                                              BANCORP,          BANCORP,        PRO FORMA       PRO FORMA
                                                INC.              INC.         ADJUSTMENTS     CONSOLIDATED
                                            -------------     ------------     -----------     ------------
Interest income.........................      $  40,647         $ 20,382                         $ 61,029
Interest expense........................         15,266            7,923                           23,189
                                              ---------         --------                         --------
Net interest income before provision for
  loan losses...........................         25,381           12,459                0          37,840
Provision for loan losses...............          1,955              382                            2,337
                                              ---------         --------                         --------
Net interest income.....................         23,426           12,077                0          35,503
Other income............................          2,506            1,457                            3,963
Other expenses..........................         16,353            9,272                           25,625
                                              ---------         --------                         --------
Income before income taxes..............          9,579            4,262                0          13,841
Income tax expense......................          3,060            1,285                            4,345
                                              ---------         --------                         --------
Net income..............................      $   6,519         $  2,977                0        $  9,496
                                              =========         ========        =========        ========
Average shares outstanding
  (thousands)...........................          2,835            1,800                 (2)        4,653
                                              =========         ========                         ========
Earnings per share......................      $    2.30         $   1.65                         $   2.04
                                              =========         ========                         ========


- ---------

(2) Average shares outstanding have been adjusted for the Exchange Ratio (1.01 shares of Horizon for each share of Twentieth).

                    INFORMATION ABOUT HORIZON BANCORP, INC.

GENERAL INFORMATION

     Horizon was incorporated under the laws of West Virginia on May 10, 1982 as a one bank holding company under the name Raleigh Bankshares, Inc. On April 16, 1985, the corporation changed its name to Horizon Bancorp, Inc. as a result of the corporation's expanding activities. Horizon's main offices are located at One Park Avenue, Beckley, West Virginia.

     Horizon currently has four (4) operating subsidiaries. These are:

     1. Bank of Raleigh acquired by Horizon on January 3, 1984.

     2. The National Bank of Summers of Hinton acquired by Horizon on June 1, 1985.

     3. Greenbrier Valley National Bank acquired by Horizon on March 31, 1993.

     4. First National Bank in Marlinton acquired by Horizon on March 31, 1993.

     The four subsidiary banks of Horizon engage in commercial banking activities which provide financial and trust services to individuals and commercial customers primarily located in Greenbrier, Pocahontas, Raleigh and Summers Counties, West Virginia. The Horizon subsidiary banks offer a wide variety of banking services to its customers. These include normal taking of deposits; check cashing services; various checking and savings plans, including certificates of deposits of varying terms, NOW checking, repurchase agreements and fixed-rate IRA's. The subsidiary banks' lending activities include home mortgages, construction loans, consumer/personal loans and commercial loans. The subsidiary banks also serve as trustee where appointed by a court or under a private trust agreement.

     The subsidiary banks of Horizon compete for customers with other commercial banks, savings and loan institutions, credit unions and other financial institutions. Brokerage firms, money market mutual funds, consumer finance and credit card companies and other financial service companies also compete with Horizon's banking subsidiaries. In addition, personal and corporate trusts and investment counseling services are offered by insurance companies, investment counseling firms and other firms and individuals.

     Horizon, in the normal course of its business, considers acquisition and merger opportunities. Presently, no agreements, written or oral, to acquire or merge with another financial institution exists other than the Merger Agreement.


     Horizon's principal assets are its investments in its subsidiaries. Its primary sources of income are dividends from its subsidiaries. At March 31, 1996, based on total assets of $616,248,000, Horizon was the eighth (8th) largest banking organization doing business in West Virginia. The pro forma combined total assets of Horizon and Twentieth were approximately $932,443,000 as of March 31, 1996.



     As of May 31, 1996 Horizon and its bank subsidiaries had 271 full-time (equivalent) employees.


BANK OF RALEIGH

     Bank of Raleigh was originally chartered in 1899 as a West Virginia state bank with its principal offices located in Beckley, West Virginia. In 1957, Beckley Industrial Savings and Loan Company merged with and into Bank of Raleigh with the Bank of Raleigh as the surviving institution. On September 19, 1988, Crossroads National Bank, Bradley, West Virginia, was merged with and into Bank of Raleigh. The former offices of Crossroads National Bank became a full service branch of Bank of Raleigh. On January 3, 1984, the Bank of Raleigh became a wholly owned subsidiary of Raleigh Bankshares, Inc. (now Horizon Bancorp, Inc.)

     The main offices of Bank of Raleigh are located at One Park Avenue, Beckley, West Virginia 25802 and its telephone number is 304-255-7000. Bank of Raleigh has four (4) branch offices located in Beckley, Bradley and Sophia, West Virginia.

     Bank of Raleigh's primary market area is generally defined as Raleigh County, West Virginia. As of December 31, 1995, its main competitors were Bank One, West Virginia, Beckley, N.A.; First State Bank &

Trust (Beckley, West Virginia); One Valley Bank of Oak Hill, Inc.; United National Bank; Fayette County National Bank; Bank of Mount Hope, Inc.; Citizens & Southern Bank; First Empire Federal Savings & Loan; and Beckley Federal Savings Bank. As of December 31, 1995, total deposits of the commercial banks in Raleigh County were approximately $596,445,000. As of that date Bank of Raleigh had total deposits of approximately $251,906,000 or 42.23% of total deposits for the commercial banks in Raleigh County.


THE NATIONAL BANK OF SUMMERS OF HINTON

     The National Bank of Summers of Hinton was originally chartered in 1895 as a West Virginia state bank under the name The Bank of Summers. In 1906, the bank obtained a national charter and assumed the name The National Bank of Summers of Hinton. On June 1, 1985 The National Bank of Summers of Hinton became a wholly owned subsidiary of Horizon Bancorp, Inc.

     The main office of The National Bank of Summers of Hinton is 123 Temple Street, Hinton, West Virginia 25951 and its telephone number is 304-466-3311. It has one (1) branch office also located in Hinton, West Virginia.

     The primary market area of The National Bank of Summers of Hinton is Summers County, West Virginia. As of December 31, 1995, its competitors included First National Bank of Hinton; Bank of Greenville; First National Bank in Peterstown; First State Bank and Trust (Rainelle, West Virginia); First National Bank in Ronceverte; and The Bank of Monroe (Union, West Virginia). As of December 31, 1995 total deposits of the commercial banks in Summers County were approximately $116,220,000. As of that date, The National Bank of Summers of Hinton had total deposits of approximately $60,532,000 or 52.06% of the total deposits for commercial banks in Summers County.

GREENBRIER VALLEY NATIONAL BANK

     In 1985, Greenbrier Valley Bank, a state banking institution chartered in 1930, was consolidated with First National Bank of Alderson, a national banking association chartered in 1901, to form a new bank under the charter of First National Bank of Alderson with the title of Greenbrier Valley National Bank. In December 1989, Greenbrier Valley National Bank was consolidated with Western Greenbrier National Bank. The Greenbrier Valley National Bank became a subsidiary of Horizon as a result of the merger of Allegheny Bankshares Corporation with and into Horizon in 1993.

     The main office of Greenbrier Valley National Bank is located at 109 S. Jefferson Street, Lewisburg, West Virginia 24901 and its telephone number is 304-645-2500. It has branches located in Alderson, Rainelle, Ronceverte and Rupert, West Virginia.

     The primary market area of Greenbrier Valley National Bank is Greenbrier County, West Virginia. As of December 31, 1995, its competitors included One Valley Bank (Ronceverte, West Virginia); Bank of White Sulphur Springs; First National Bank in Ronceverte; First State Bank and Trust; and The Bank of Monroe (Beaver, West Virginia). At December 31, 1995, total deposits for commercial banks in Greenbrier County were approximately $451,430,000. At that date Greenbrier Valley National Bank's total deposits in Greenbrier County were approximately $150,040,000 or 33.24% of commercial banks total deposits in Greenbrier County.

FIRST NATIONAL BANK IN MARLINTON

     First National Bank in Marlinton is a national banking association chartered in 1902. The bank became a subsidiary of Horizon as a result of the merger of Allegheny Bankshares Corporation with and into Horizon in 1993. The main office of First National Bank in Marlinton is at 300 Eighth Street, Marlinton, West Virginia and its telephone number is 304-799-4640.

     The primary market area of First National Bank in Marlinton is Pocahontas County, West Virginia. As of December 31, 1995, its competitors included Bank of Marlinton; Pendleton County Bank; Bank of White Sulphur Springs; and Mountain Valley Bank, N.A. As of December 31, 1995, total deposits for commercial banks in Pocahontas County were approximately $98,669,000. At that date First National Bank of Marlinton had deposits of approximately $52,542,000 or 53.25% of total deposits for commercial banks in Pocahontas County, West Virginia.

COMMITTEES OF THE HORIZON BOARD OF DIRECTORS

     The Horizon Board of Directors met six (6) times during 1995. Each Director attended at least 75% of all meetings held during the period for which he or she was a Director except for Tracy W. Hylton, II and Robert L. Kosnoski. The Horizon Board of Directors had three (3) standing committees during 1995. Each committee submits a report of activities to the full Board for ratification.

     The Executive Committee consists of the following individuals and met eight
(8) times during 1995: Frank S. Harkins, Jr. (Chairman), John C. Horton, Jr., David W. Hambrick, Carolyn H. McCulloch, Philip L. McLaughlin, Rodney H. Pack,
E. M. Payne III, James E. Songer and, until April 1995, Munir S. Yarid. Each member of the Committee attended at least 75% of all meetings held during the period for which he or she served on the Committee. The Executive Committee performs functions set forth by the Horizon Board of Directors and makes recommendations to the Board. The Merger Agreement provides that upon consummation of the Merger three (3) of the six (6) individuals selected by Twentieth for inclusion on the Horizon Board of Directors shall be appointed to Horizon's Executive Committee. Twentieth has identified William C. Dolin, B. C. McGinnis, III, and Thomas L. McGinnis as the individuals to be appointed to Horizon's Executive Committee.

     The Audit Committee consists of the following individuals and met five (5) times during 1995: Thomas E. Lilly (Chairman), Tracy W. Hylton, II, Harper W. Nelson, Rodney H. Pack and Albert M. Tieche, Jr. Jack L. Hellems, a director of The National Bank of Summers of Hinton, serves as an ex officio member of the Audit Committee and attended all meetings. Each member of the Committee attended at least 75% of all meetings held during the period for which he served on the Committee except Tracy W. Hylton, II. The Audit Committee reviews and evaluates significant matters relating to Horizon's internal auditor's report, reviews internal accounting procedures and recommends engagement of the independent auditors.

     The Compensation Committee consists of the following individuals and met two (2) times during 1995: E. M. Payne III (Chairman), John C. Horton, Jr., Carolyn H. McCulloch, Rodney H. Pack and James E. Songer. Each member of the Committee attended at least 75% of all meetings held during the period for which he or she served on the Committee. The Compensation Committee recommends the compensation arrangements for senior management and allocations to be granted under Horizon's Incentive Stock Option Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Horizon's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of Horizon's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Horizon. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish Horizon with copies of all Section 16(a) forms they file.

     Bank of Raleigh holds a special Power of Attorney to file such forms on behalf of Horizon's directors. Based solely upon a review of the copies of such reports furnished to Horizon or written representations that no other reports were required, Horizon believes that during the 1995 fiscal year all filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with except that (i) two (2) reports, covering an aggregate of two (2) transactions were filed late by Earl R. Turner;
(ii) two (2) reports, covering an aggregate of two (2) transactions, were filed late by Phillip W. Cain; (iii) one (1) report covering one (1) transaction was filed late by David W. Hambrick; (iv) two (2) reports covering five (5) transactions were filed late by Frank S. Harkins, Jr.; (v) one (1) report covering one (1) transaction was filed late by Thomas E. Lilly; (vi) one (1) report covering two (2) transactions was filed late by Philip L. McLaughlin;
(vii) one (1) report covering one (1) transaction was filed late by E. M.

Payne III, President of Piney Land Company; and (viii) one (1) report covering five (5) transactions was filed late by E. A. Tuckwiller, Jr.

LEGAL PROCEEDINGS

     Horizon and its subsidiaries are not currently involved in any material pending legal proceedings other than routine litigation incidental to their business.

SHAREHOLDER PROPOSALS FOR 1997


     Any shareholder who wishes to have a proposal placed before the next annual meeting of shareholders must submit the proposal to the President of Horizon at its executive offices, One Park Avenue, Beckley, West Virginia, and such proposal must be received no later than December 9, 1996, to have it considered for inclusion in the proxy statement of the Annual Meeting in 1997.


ADDITIONAL INFORMATION


     Additional information with respect to Horizon and its subsidiaries is included in Horizon's annual report on Form 10-K for the year ended December 31, 1995, Horizon's quarterly report on Form 10-Q for the quarter ended March 31, 1996 and in Horizon's 1995 Annual Report all of which are incorporated herein by reference and copies of which are delivered herewith. See, "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Your attention is particularly directed to the following items of Horizon's Form 10-K:


     1. Item 12 of Horizon's Annual Report on the Form 10-K entitled "Security Ownership of Certain Beneficial Owners and Management";

     2. Item 10 of Horizon's Annual Report on Form 10-K entitled "Directors and Executive Officers of Horizon";

     3. Item 11 of Horizon's Annual Report on Form 10-K entitled "Executive Compensation"; and

     4. Item 13 of Horizon's Annual Report on Form 10-K entitled "Certain Relationships and Related Transactions".

     The following portions of Horizon's Annual Report have been incorporated by reference into Horizon's Annual Report on Form 10-K and by reference to the Horizon Form 10-K are also incorporated herein by reference:

     1. Table 1 "Five Year Selected Financial Summary" on page 5 of Horizon's 1995 Annual Report to Shareholders;


     2. "Financial Statements and Notes" on pages 29 through 45 of Horizon's 1995 Annual Report to Shareholders; and


     3. "Management's Discussion and Analysis of Financial Condition and Results of Operation" on pages 5 though 26 of Horizon's 1995 Annual Report to Shareholders.

                   INFORMATION ABOUT TWENTIETH BANCORP, INC.

GENERAL INFORMATION

     Twentieth is a registered bank holding company and a West Virginia corporation. Twentieth was first organized in 1983, to serve as the parent holding company of The Twentieth Street Bank. Twentieth's principal asset is its investment in Twentieth Street Bank. Twentieth's primary sources of income are dividends from Twentieth Street Bank.

     On December 31, 1984 Twentieth acquired all of the stock of First National Bank of West Hamlin, West Hamlin, West Virginia. On January 1, 1990, the First National Bank of West Hamlin was converted into a branch of Twentieth Street Bank.

     As of March 31, 1996 Twentieth had consolidated assets of $316,195,000 and was the fourteenth (14th) largest banking organization doing business in West Virginia.



     As of May 31, 1996, Twentieth and its bank subsidiary had 141 full time (equivalent) employees.


THE TWENTIETH STREET BANK

     The Twentieth Street Bank is a West Virginia state bank. Twentieth Street Bank was first organized in 1905, and is chartered under the banking laws of West Virginia. On July 1, 1985, Twentieth Street Bank acquired all of the assets of Bank of Milton, Milton, West Virginia. The deposits of Twentieth Street Bank are insured by the BIF of the FDIC up to the limits of the law.

     Twentieth Street Bank's business is the operation of a commercial bank. Twentieth Street Bank conducts its business through a main office located at 1900 Third Avenue, Huntington, West Virginia, and five (5) branches. Two branch offices are located in the City of Huntington. The remaining branches are located in Harts, Milton and West Hamlin, West Virginia. Twentieth Street Bank has recently decided to close the Harts, West Virginia branch office. Twentieth Street Bank's primary geographic market is all of Cabell County, West Virginia and a portion of Lincoln County, West Virginia. As of December 31, 1995 its competitors included Bank One, West Virginia, National Association (Huntington, West Virginia); One Valley Bank of Huntington; Huntington National Bank of West Virginia; United National Bank; The Old National Bank of Huntington; First State Bank; Huntington Federal; and the City of Huntington Federal Credit Union. Twentieth Street Bank competes directly for deposits in Cabell and Lincoln Counties with other commercial banks, savings and loan associations, credit unions, agencies issuing United States government securities and all other organizations and institutions engaged in money market transactions. In its lending activities, Twentieth Street Bank competes with all other financial institutions as well as consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit. As of December 31, 1995, total deposits of the commercial banks in Cabell County and Lincoln County, West Virginia were approximately $245,000,000 and $35,400,000 respectively. As of December 31, 1995, Twentieth Street Bank had total deposits of approximately $280,257,000.

     Twentieth Street Bank is a community-oriented financial institution offering lending and deposit banking services as well as trust services to the communities it serves. Twentieth Street Bank offers the usual and customary banking services typically found in a region of its economic size and diversity, including normal taking of deposits, cashing checks, and providing for individual commercial cash needs; various checking and savings plans, including fixed-rate and variable-rate certificates of deposits of varying terms, insured money market saving, NOW checking, repurchase agreements and fixed-rate IRAs. As a community-oriented financial institution, Twentieth Street Bank's lending services include home mortgages, construction loans, consumer/personal loans and commercial loans. Twentieth Street Bank's lobby and drive-in hours have been established to accommodate the needs of the community served by the bank and automated teller machines provide 24-hour banking to the bank's customers. Twentieth Street Bank also serves as trustee where appointed by court or under a private trust agreement.

REGULATORY MATTERS

     Twentieth Street Bank has entered into and continues to operate under a Memorandum of Understanding with the FDIC dated December 12, 1994. The Memorandum of Understanding will remain in effect until, at least, a full scope examination is performed by the FDIC which is scheduled for the third quarter of 1996. There is no guaranty the Memorandum of Understanding will be removed at that time.

LEGAL PROCEEDINGS

     Twentieth and Twentieth Street Bank are not currently involved in any material pending legal proceedings other than routine litigation incidental to its business, which involve it or any of its properties.

ADDITIONAL INFORMATION


     Additional information with respect to Twentieth and its subsidiary bank, Twentieth Street Bank, is included in Twentieth's annual report on Form 10-K for the year ended December 31, 1995, and Twentieth's quarterly report on Form 10-Q for the quarter ended March 31, 1996 both which are incorporated herein by reference, and copies of which are delivered herewith. See, "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Your attention is particularly directed to the following items of Twentieth's Form 10-K:


     1. Item 6 of Twentieth's Annual Report on Form 10-K entitled "Selected Financial Data";

     2. Item 8 of Twentieth's Annual Report on Form 10-K entitled "Financial Statements and Supplementary Data";

     3. Item 7 of Twentieth's Annual Report on Form 10-K entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation";

     4. Item 12 of Twentieth's Annual Report on Form 10-K entitled "Security Ownership of Certain Beneficial Owners and Management";

     5. Item 10 of Twentieth's Annual Report on Form 10-K entitled "Directors and Executive Officers of the Registrant";

     6. Item 11 of Twentieth's Annual Report on Form 10-K entitled "Executive Compensation"; and

     7. Item 13 of Twentieth's Annual Report on Form 10-K entitled "Certain Relationships and Related Transactions".

                          MARKET PRICES AND DIVIDENDS


     The common stock of Horizon has been traded on the Nasdaq National Market under the symbol HZWV since 1993. As of May 31, 1996, Horizon had 2,835,670 shares of its common stock outstanding which amount includes 5,540 shares of treasury stock. At the present time, there is no established market in which Twentieth stock is regularly traded nor any uniformly quoted price for Twentieth stock. As of May 31, 1996, Twentieth had 1,800,000 shares of its common stock outstanding. Purchases and sales of Twentieth stock occur from time to time, in private transactions.


     The following table presents quarterly information on the price range of the common stock of Horizon for the periods indicated and indicates the high and low sales prices as reported by the Nasdaq National Market. The prices are shown without retail markups, markdowns or commissions. The table also presents the high and low sales price for Twentieth stock known to Twentieth for the periods indicated. The high and low sales price for Twentieth stock have been adjusted to reflect the three for one stock split declared by Twentieth's Board of Directors on May 15, 1995.


                                                      HORIZON                  TWENTIETH
                                                 -----------------         -----------------
                                                  LOW        HIGH           LOW        HIGH
                                                 ------     ------         ------     ------
     1996:
     First Quarter...........................    $39.00     $44.25         $20.00     $20.00
     1995:
     First Quarter...........................    $28.00     $31.00         $17.50     $17.50
     Second Quarter..........................    $28.00     $31.00         $17.50     $17.50
     Third Quarter...........................    $29.50     $36.00         $17.50     $20.00
     Fourth Quarter..........................    $34.50     $42.00         $20.00     $20.00
     1994:
     First Quarter...........................    $28.00     $31.00         $15.83     $15.83
     Second Quarter..........................    $28.00     $30.00         $15.83     $16.67
     Third Quarter...........................    $28.00     $30.00         $16.67     $17.50
     Fourth Quarter..........................    $28.00     $31.00         $17.50     $17.50



     On May 31, 1996, the last sale prices of the common stock of Horizon on the Nasdaq National Market was $39.50. On May 31, 1996, the last known independent selling price of Twentieth stock was $20.00 per share. On February 6, 1996, the last day before announcement of the Merger, the last sale price of the common stock of Horizon on the Nasdaq National Market was $43.00 per share. As of that same date, the last known independent selling price of Twentieth Stock was $20.00 per share and related to the sale of 200 shares on December 5, 1995.



     As of May 31, 1996, there were approximately 2,151 shareholders of record of the common stock of Horizon and approximately 437 shareholders of record of the common stock of Twentieth.


     The following table shows the cash dividends declared by Horizon and Twentieth per share for the indicated periods. Horizon has paid quarterly cash dividends on its common stock since 1982. Twentieth has paid semi-annual cash dividends on its common stock since 1983. The dividends for Twentieth have been adjusted to reflect the three for one stock split declared by Twentieth's Board of Directors on May 15, 1995.


                                                          HORIZON CASH          TWENTIETH CASH
                                                       DIVIDEND DECLARED      DIVIDEND DECLARED
                                                           PER SHARE              PER SHARE
                                                       ------------------     ------------------
     1996:
          First Quarter............................          $ 0.30                    N/A
     1995:
          First Quarter............................          $ 0.25                    N/A
          Second Quarter...........................          $ 0.25                 $ 0.30
          Third Quarter............................          $ 0.25                    N/A
          Fourth Quarter...........................          $ 0.30                 $ 0.30
     1994:
          First Quarter............................          $ 0.24                    N/A
          Second Quarter...........................          $ 0.24                 $ 0.23
          Third Quarter............................          $ 0.24                    N/A
          Fourth Quarter...........................          $ 0.25                 $ 0.27
     1993:
          First Quarter............................          $ 0.23                    N/A
          Second Quarter...........................          $ 0.23                 $ 0.22
          Third Quarter............................          $ 0.23                    N/A
          Fourth Quarter...........................          $ 0.24                 $ 0.25

     The timing and amount of future dividends will be within the discretion of the Board of Directors of Horizon and will depend upon the earnings of Horizon and its subsidiaries, their financial condition, liquidity and capital requirements, applicable government regulations and policies and other factors deemed relevant by the Board of Directors. Subject to the foregoing, it is currently Horizon's anticipation that cash dividends comparable to those paid during the past three years will continue to be paid in the future. No assurances can be given, however, that any dividends will be declared in the future or, if declared, what the amount of such dividends would be or whether such dividends would continue for future periods. The ability of Horizon to accumulate earnings for the payment of dividends to its shareholders is substantially dependent upon the ability of its banking subsidiaries to pay dividends to Horizon. The subsidiary bank's ability to pay dividends to Horizon is subject to certain statutory and regulatory restrictions and the need to maintain adequate capital. See, "SUPERVISION, REGULATION AND GOVERNMENTAL POLICY--Bank Regulation."

     Twentieth has paid cash dividends since 1983. If the Merger is not effected there can be no assurance that dividends will be paid by Twentieth in the future. The declaration, payment and amount of any such future dividends would depend upon business conditions, operating results, capital, reserve requirements, regulatory authorizations and the consideration of other relevant factors by the Twentieth Board of Directors. See, "SUPERVISION, REGULATION AND GOVERNMENTAL POLICY--Bank Holding Company Regulation."

                SUPERVISION, REGULATION AND GOVERNMENTAL POLICY

     Bank holding companies, banks, and many of their nonbank affiliates are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules, and regulations affecting Horizon, Twentieth and their respective subsidiaries. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to Horizon's or Twentieth's business. Supervision, regulation, and examination of banks by the bank regulatory agencies are intended primarily for the protection of depositors rather than holders of a holding company's common stock.

BANK HOLDING COMPANY REGULATION

     Horizon and Twentieth are bank holding companies, registered with the Federal Reserve under the BHC Act. As such, Horizon and its subsidiaries and Twentieth and its subsidiary are subject to the supervision, examination, and reporting requirements contained in the BHC Act and the regulations of the Federal Reserve. The BHC Act requires that a bank holding company obtain the prior approval of the Federal Reserve before (i) acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, (ii) taking any action that causes a bank to become a subsidiary of the bank holding company, (iii) acquiring all or substantially all of the assets of any bank, or
(iv) merging or consolidating with any other bank holding company.

     The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any region of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any region of the country, or that in any other manner would be in restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy and consideration of convenience and needs issues includes the parties' performance under the Community Reinvestment Act of 1977 (the "CRA"), both of which are discussed below.

     Banks are subject to the CRA. Under the CRA, the appropriate federal bank regulatory agency is required, in connection with its examination of a bank, to assess such bank's record in meeting the credit needs of the community served by that bank, including low- and moderate-income neighborhoods. The regulatory agencies' assessment of the bank's record is made available to the public. Further, such assessment is taken into consideration in connection with an application to (i) convert an insured depository institution to a national bank,
(ii) obtain deposit insurance coverage for a newly chartered institution, (iii) establish a new branch office that will accept deposits, (iv) relocate an office, or (v) merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve will assess the record of each subsidiary bank of the applicant bank holding company, and such records may be the basis for denying the application.

     The BHC Act generally prohibits a bank holding company, with certain exceptions, from engaging in activities other than banking, or managing or controlling banks or other permissible subsidiaries, and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be closely related to banking, or managing or controlling banks, so as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance, and certain other types of insurance underwriting activities have all been determined by regulations of the Federal Reserve to be permissible activities of bank holding companies. Pursuant to delegated authority, the Federal Reserve Bank of Richmond has authority to approve certain activities of holding companies within its district, including Horizon and Twentieth, provided the nature of the activity has been approved by the Federal Reserve. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.

     Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve on any extensions of credit to the bank holding company or any of its subsidiaries, investments in the stock or securities thereof and the acceptance of such stock or securities as collateral for loans to any borrower. A bank holding company and its subsidiaries are also prevented from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or furnishing of services.

     The Federal Reserve may issue cease and desist orders against bank holding companies and non-bank subsidiaries to stop actions believed to present a serious threat to a subsidiary bank. The Federal Reserve also regulates certain debt obligations, changes in control of bank holding companies and capital requirements.

     Under the provisions of the West Virginia Code, Horizon and Twentieth are each registered with and subject to regulation of the West Virginia Board.

BANK REGULATION

     Bank of Raleigh and Twentieth Street Bank. Bank of Raleigh and Twentieth Street Bank are each West Virginia state banks. They are each supervised and regularly examined by the West Virginia Division of Banking and the FDIC. The various laws and regulations administered by the regulatory agencies affect corporate practices, such as payment of dividends, incurring debt and acquisition of financial institutions and other companies, and affect business practices, such as payment of interest on deposits, the charging of interest on loans, mergers, types of business conducted and location of offices. Deposits in Bank of Raleigh and Twentieth Street Bank are each insured by the FDIC up to the maximum extent permitted by law. Neither the Bank of Raleigh nor Twentieth Street Bank is a member of the Federal Reserve System.

     Loans made by Bank of Raleigh and Twentieth Street Bank may be subject to usury laws that provide maximum interest rates that may be charged for specific classes of loans, to a variety of other laws which impose limitations on loans to a single borrower, to insiders and to others, and to other laws which impose various requirements for certain types and classes of loans.

     Under present West Virginia law, Bank of Raleigh and Twentieth Street Bank may establish branch banks either by the construction, lease or acquisition of branch bank facilities anywhere in West Virginia. Bank of Raleigh and Twentieth Street Bank may establish branch banks by the purchase of the business and assets and assumption of the liabilities of or merger or consolidation, with, another banking institution in West Virginia.

     The amount of dividends payable by Bank of Raleigh and Twentieth Street Bank depends upon the bank's earnings and capital position, and is generally limited by West Virginia law, regulations and policies. Under applicable state law, the directors of a West Virginia bank may declare a dividend of so much of the net profits of the bank as the directors judge expedient, provided, however, that certain limitations apply with respect to a bank whose surplus fund is not equal to its common stock. The prior approval of the commissioner of banking is required if the total of all dividends declared by a bank in any calendar year exceeds the total of its net profits of that year combined with its retained net profits of the preceding two years. Federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payment may be deemed to constitute an unsafe and unsound practice.

     National Bank of Summers of Hilton, Greenbrier Valley National Bank and First National Bank in Marlinton. National Bank of Summers of Hilton, Greenbrier Valley National Bank and First National Bank in Marlinton are each national banking associations organized under the laws of the United States. Deposits in each of the three national banks are insured by the FDIC up to the maximum extent permitted by law. Each of the three national banks is subject to numerous state and federal statutes and regulations which affect its business, activities and operations. Each national bank is a member of the Federal Reserve System.

     The primary supervisory authority of the three national banks is the Office of the Comptroller of the Currency. The Office of the Comptroller of the Currency has the authority to approve or disapprove branches, mergers, consolidations and other similar corporate activities.

     National banks are also subject to restrictions under federal law upon their ability to pay dividends. Generally speaking, after the surplus fund of the bank equals its common capital, the directors of a national bank may declare a dividend of so much of the undivided profits of the bank as they judge expedient; provided, however that the approval of the Comptroller of the Currency is required if the total of all dividends declared by the bank in any calendar year exceed the total of its net income of that year combined with its retained net income of the preceding two years, less any required transfers to surplus or a fund for the retirement of preferred stock.

CAPITAL REQUIREMENTS

     In December 1988, the Federal Reserve approved final risk-based capital guidelines for bank holding companies, such as Horizon, Twentieth and state member banks. The new guidelines, which became effective on March 15, 1989, were phased in over four years and are based on the capital framework for international banking organizations developed by the Basle Committee on Banking Regulations and Supervisory Practices. The FDIC also has adopted substantially similar guidelines for state banks that are not members of the Federal Reserve System, such as Bank of Raleigh.

     When the rules were fully phased-in at the end of 1992, the minimum standard for the ratio of capital to risk-weighted assets, including certain off-balance sheet obligations, such as standby letters of credit, became 8%. At least half of this capital must consist of common equity, retained earnings, and a limited amount of perpetual preferred stock, less certain goodwill items ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of a limited amount of other preferred stock, subordinated debt and a limited amount of loan loss reserves.

     The Federal Reserve also has adopted, effective after December 31, 1990 a minimum (leverage) ratio of Tier 1 capital to total assets of 3%. The 3% Tier 1 capital to total assets ratio constitutes the leverage standard for bank holding companies and state member banks, and will be used in conjunction with the risk-based ratio in determining the overall capital adequacy of banking organizations. In proposing such standards, the Federal Reserve emphasized that in all cases the suggested standards are supervisory minimums and that an institution would be permitted to maintain such minimum levels of capital only if it were a strong banking organization, rated composite one under the CAMEL rating system for banks or the BOPEC rating system for bank holding companies. The Federal Reserve noted that most expansion oriented banking organizations have maintained leverage capital ratios of between 4% and 5% of total assets, and it is likely that these ratios will be applied to Horizon. The FDIC also has adopted the 3% leverage ratio requirement effective April 10, 1991.

     As of March 31, 1996, Horizon had Tier 1 risk-adjusted, Tier 2 and leverage capital of approximately 17.74%, 19.39% and 11.49% respectively, all in excess of the minimum requirements. After giving effect to the Merger, at March 31, 1996, Horizon would have had Tier 1 risk-adjusted, Tier 2 and leverage capital of approximately 16.55%, 17.93% and 11.37%, respectively, on a pro forma basis.

RECENT BANKING LEGISLATION

     During September 1994, Congress passed the Riegle-Neal Interstate Banking and Branching Efficiency Act (the "Act") that permits, beginning June 1, 1997, adequately capitalized and managed bank holding companies to acquire control of banks in any state. States may require the bank being acquired to have been in existence for a certain length of time, but not in excess of five (5) years. No bank (including any affiliates) may acquire more than ten percent (10%) of nationwide insured deposits or thirty percent (30%) of any state's insured deposits. States have the right to waive the thirty percent (30%) limit. Under the Act, beginning on June 1, 1997, banks also will be permitted to merge with one another across state lines, subject to concentration, capital and Community Reinvestment Act requirements and regulatory approval. A state can authorize mergers earlier than June 1, 1997, or it can opt out of interstate branching by enacting legislation prior to June 1, 1997. Effective with the date of enactment, the Act also lets a state choose to permit out-of-state banks to open new branches within its borders. If a state chooses to allow interstate acquisitions of branches, then an out-of-state bank also may acquire branches by merger. There can be no assurance as to what impact the Act might have upon Horizon and its subsidiaries.

     The difficulties encountered nationwide by financial institutions during the 1980s and 1990s have prompted federal legislation designed to reform the banking industry and to promote the viability of the industry and of the deposit insurance system. Many of the provisions of the new legislation did not become effective until December 1993. In addition, many of the provisions will be implemented through the adoption of regulations by the various federal banking agencies. Accordingly, the precise effect of the legislation on Horizon cannot be assessed at this time. Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which became effective on December 19, 1991, bolsters the deposit insurance fund, tightens bank regulation, and trims the scope of federal deposit insurance as summarized below.

     FDIC Funding. FDICIA bolsters the bank deposit insurance fund with $70 billion in borrowing authority and increases to $30 billion from $5 billion the amount the FDIC can borrow from the United States Treasury to cover the costs of bank failures. The loans, plus interest, would be repaid by premiums that banks pay on domestic deposits over the next 15 years.

     Bank Regulation. Under FDICIA, regulatory supervision is linked to bank capital. Regulators established five capital levels for banks, ranging from "well capitalized" to "critically undercapitalized." See, "SUPERVISION, REGULATION AND GOVERNMENTAL POLICY--Enforcement Powers" for a discussion of the five capital levels. Regulatory action becomes mandatory as capital falls. In addition, regulators have adopted a new set of non-capital measures which became of bank safety, such as underwriting standards and minimum earnings levels, effective on December 1, 1993. The legislation also requires regulators to perform annual on-site bank examinations, place limits on real estate lending by banks, and tighten auditing standards.

     Deposit Insurance. FDICIA reduces the scope of federal deposit insurance. The most significant change ends the "too big to fail" doctrine under which the government protects all deposits in most banks, including those exceeding the $100,000 insurance limit. The FDIC's current ability to reimburse uninsured deposits-- those over $100,000--will be sharply limited after 1994. The Federal Reserve's ability to finance banks with extended loans from its discount window also will be restricted, beginning in December 1993. In addition, only well-capitalized banks will be able to offer insured brokered deposits or to insure accounts established under employee pension plans. The legislation instructs the FDIC to change the way it assesses banks for deposit insurance, moving from flat premiums to fees that require banks engaging in risky practices to pay higher premiums than conservatively managed banks. The new system became effective January 1, 1994.


     On September 15, 1992, the FDIC announced an increase in the annual deposit insurance assessment for all covered banks and thrifts, which implemented the risk-related deposit insurance system required by FDICIA. Under the FDIC risk-related deposit insurance system, each insured depository institution is assigned to one of the three categories, "well capitalized," "adequately capitalized," or "undercapitalized" as defined in regulations promulgated pursuant to FDICIA by the Federal Reserve, the FDIC, and the other federal bank regulatory agencies. These categories are subdivided into three subgroups based upon the FDIC's evaluations of the risk posed by the depository institution, based in part on examinations by the institution's primary federal and/or state regulator. Effective as of January 1, 1996 the assessment rate schedule ranges from 0% (subject to a statutory minimum assessment of $1,000 per semiannual period) for the strongest institution to .27% for the weakest institution.



     During the 1996 Legislative Session, Senate Bill No. 280 was introduced and passed by the West Virginia Legislature. The Bill addresses interstate branch banking issues. Generally speaking, Senate Bill No. 280 will, beginning on May 31, 1997, (i) permit a West Virginia state bank to establish, maintain and operate one or more branches in a state other than West Virginia pursuant to an interstate merger transaction in which the West Virginia bank is the resulting bank, and (ii) permit an out of state bank resulting from an interstate merger between a West Virginia bank and an out-of-state bank, to maintain and operate branches and offices of the West Virginia bank participating in the merger. The Bill will also allow a West Virginia state bank to open a branch in another state or for an out-of-state bank to establish a branch office in West Virginia, other than as a result of a merger or other acquisition, if the laws of the other state grant substantially similar rights to West Virginia banks. This Bill was signed by the Governor of West Virginia on April 1, 1996.


ENFORCEMENT POWERS

     Congress has provided the federal bank regulatory agencies with an array of powers to enforce laws, rules, regulations, and orders. Among other things, the agencies may require that institutions cease and desist from certain activities, may preclude persons from participating in the affairs of insured depository institutions, may suspend or remove deposit insurance, and may impose civil money penalties against institution-affiliated parties for certain violations.

     Among other things, FDICIA requires the federal banking agencies to take prompt corrective action" in respect of banks that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized," as defined by regulations promulgated by the Federal Reserve, the FDIC, and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total assets and not more than 65% of the minimum leverage ratio prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

POSSIBLE LEGISLATIVE CHANGES

     Legislative and regulatory proposals regarding changes in banking, and the regulation of banks, savings institutions, and other financial institutions, are considered from time to time by the executive branch of the federal government, Congress, and various state governments, including West Virginia. Certain of these proposals, if adopted, could significantly change the regulation of banks, savings institutions, and the financial services industry generally. It cannot be predicted whether any of these proposals will be adopted, and, if adopted, how these will affect Horizon, Twentieth or any of their subsidiaries.


EFFECT OF GOVERNMENTAL POLICIES


     The earnings and business of Horizon are and will be affected by the policies of various regulatory authorities of the United States, especially the Federal Reserve. The Federal Reserve, among other functions, regulates the supply of credit and deals with general economic conditions within the United States. The instruments of monetary policy employed by the Federal Reserve for these purposes influence in various ways the overall level of investments, loans, other extensions of credit and deposits, and the interest rates paid on liabilities and received on assets.

                            CAPITAL STOCK OF HORIZON


     The current capital stock of Horizon is Five Million Dollars ($5,000,000), being Five Million (5,000,000) shares of common stock, One Dollar ($1.00) par value per share. As of May 31, 1996, Two Million Eight Hundred Thirty-Five Thousand Six Hundred Seventy (2,835,670) shares of Horizon common stock are issued and outstanding which includes Five Thousand Five Hundred Forty (5,540) shares of treasury (non-voting) stock. Assuming no shareholder of either Twentieth or Horizon exercises any dissenters' rights and assuming no adjustment is made to the exchange ratio, approximately One Million Eight Hundred Eighteen Thousand (1,818,000) shares of Horizon common stock will be issued to the Twentieth shareholders, resulting in a total of approximately Four Million Six Hundred Fifty Three Thousand Six Hundred Seventy (4,653,670) shares of Horizon common stock issued and outstanding, including the aforesaid treasury stock, immediately after completion of the Merger.


     At the Horizon Shareholders' Meeting, the shareholders of Horizon will be asked to vote in favor of a proposal to amend the Horizon Articles of Incorporation by increasing the authorized capital stock of Horizon to Twenty Million Dollars ($20,000,000) consisting of Twenty Million (20,000,000) shares of common stock, One Dollar ($1.00) par value per share. By increasing the authorized capital stock of Horizon, its Board of Directors will be in a position to consider additional acquisitions in which Horizon Stock would be issued and to take other actions related to the issuance of additional stock.

     The following is a brief summary of Horizon common stock, relevant provisions of West Virginia law and Horizon's Articles of Incorporation. The following is not intended to be a complete description of Horizon common stock and is qualified in its entirety by reference to the West Virginia Corporation Act and Horizon's Articles of Incorporation and Bylaws.

VOTING RIGHTS

     The holders of Horizon's common stock possess all voting rights in Horizon. Except in the election of directors, for which cumulative voting rights are granted by State law, each Horizon shareholder is entitled to one vote for each share of Horizon common stock registered in his or her name. In all elections of directors, shareholders will have the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected, or to cumulate such shares and to give one candidate as many votes as the number of directors multiplied by the number of his or her shares shall equal, or to distribute them on the same principle among as many candidates as he or she shall think fit.

DIVIDEND RIGHTS

     The Horizon Shareholders are entitled to receive dividends when, as and if declared by the Horizon Board of Directors out of funds legally available therefore.

PREEMPTIVE RIGHTS

     The Horizon shareholders do not have any preemptive or preferential right to purchase or subscribe for any additional shares of Horizon common stock that may be issued by Horizon.

ASSESSMENT AND REDEMPTION

     Horizon common stock has no conversion rights and is not subject to mandatory redemption. All shares issued pursuant to the Merger will be fully paid and nonassessable.

LIQUIDATION RIGHTS

     In the event of liquidation or dissolution of Horizon, either voluntary or involuntary, the holders of the Horizon common stock will be entitled to receive pro rata such net assets of Horizon as are distributable to shareholders in respect of shares held by them after payment of all liabilities and senior securities, if any, of Horizon.

                  CERTAIN DIFFERENCES IN THE RIGHTS OF HOLDERS
                      OF TWENTIETH STOCK AND HORIZON STOCK

     Upon consummation of the Merger, shareholders of Twentieth, other than those shareholders who exercise dissenters' rights, will become shareholders of Horizon.

     As both Twentieth and Horizon are West Virginia corporations, the rights of the holders of Twentieth stock and Horizon stock are governed by Chapter 31 of the West Virginia Code which is applicable to West Virginia business corporations ("Chapter 31"). Accordingly, their respective shareholders' rights with regard to redemption, liquidation and preemptive rights are substantially parallel. With respect to preemptive rights, Horizon's Articles of Incorporation specifically state that Horizon shareholders do not have preemptive rights to subscribe for additional stock hereafter issued or authorized. Twentieth's Articles of Incorporation make no provision for preemptive rights. This means that the Board of Directors of each corporation has the authority to issue additional shares of stock without first offering them to existing shareholders for purchase. After the Merger, Horizon stock will continue to be available for issuance by the Board of Directors when and as the Board determines advisable.

     Under West Virginia law, the shareholders of Horizon and Twentieth have cumulative voting rights with respect to the election of directors and these rights will continue after the Merger. Neither group of shareholders has any conversion rights nor are there any redemption or sinking fund provisions with respect to their stock.

     The bylaws of Horizon require approval by two-thirds vote of all of the directors of the Horizon Board of Directors in connection with certain material corporate action. Such action includes (i) making a recommendation to the shareholders to remove a director or a decision not to renominate an existing director; (ii) materially changing the compensation, duties or employment status of certain executive officers; (iii) approving a corporate reorganization, sale of assets or merger; and (iv) increasing or decreasing the number of directors. The bylaws may be repealed, modified or amended by two-thirds of all directors of Horizon or by a simple majority of Horizon shareholders. Twentieth's bylaws do not contain any similar provision so the foregoing actions could be taken by a majority of the directors.

     Horizon and Twentieth each look to their respective subsidiaries to pay dividends in order for each, in turn, to pay dividends. The ability of a bank subsidiary to pay a divided is dependent upon its earnings and profitability and must be done in compliance with applicable state and federal banking law requirements. Following the Merger, the dividends paid to Horizon shareholders will continue to be dependent upon the dividends paid by the Horizon bank subsidiaries.

                                    OPINIONS

     The validity of the issuance of the Horizon stock will be passed upon by Robinson & McElwee, Charleston, West Virginia. Levy, Trautwein & Pancake, L.C., Huntington, West Virginia has served as counsel to Twentieth.

                                    EXPERTS

     The consolidated financial statements of Horizon Bancorp, Inc. incorporated by reference in Horizon Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Twentieth Bancorp, Inc. incorporated by reference in Twentieth Twentieth Bancorp, Inc.'s Annual Report in Form 10-K for the year ended December 31, 1995, have been audited by Diamond, Leftwich, Goheen & Dunn, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   APPENDIX I

                       PLAN OF MERGER AND REORGANIZATION
                                 BY AND BETWEEN
                            TWENTIETH BANCORP, INC.
                                      AND
                             HORIZON BANCORP, INC.

     THIS AGREEMENT (hereinafter called "Agreement") is entered into as of the 6th day February, 1996, by and between TWENTIETH BANCORP, INC. ("Twentieth Bancorp") and HORIZON BANCORP, INC. ("Horizon Bancorp").

     WHEREAS, Twentieth Bancorp is a West Virginia bank holding company with its principal office and place of business located in Huntington, West Virginia; and

     WHEREAS, Twentieth Bancorp is the sole shareholder of The Twentieth Street Bank, a West Virginia banking corporation with its principal office and place of business located in Huntington, West Virginia (the "Bank"); and

     WHEREAS, Horizon Bancorp is a West Virginia bank holding company with its principal office and place of business located in Beckley, West Virginia; and

     WHEREAS, Horizon Bancorp and Twentieth Bancorp have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Twentieth Bancorp to be merged with and into Horizon Bancorp with the effect that each of the outstanding shares of Twentieth Bancorp's $1.00 par value common stock ("Twentieth Bancorp Stock") will be converted into newly issued shares of Horizon Bancorp's $1.00 par value common stock ("Horizon Bancorp Stock"), all in the manner and upon the terms and conditions contained in this Agreement (the "Merger"); and

     WHEREAS, to effectuate the foregoing, Horizon Bancorp and Twentieth Bancorp desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, Twentieth Bancorp's Board of Directors has approved this Agreement and will recommend to Twentieth Bancorp's shareholders that they approve the transactions described herein; and

     WHEREAS, Horizon Bancorp's Board of Directors has approved this Agreement and will recommend to the Horizon Bancorp's shareholders that they approve the transactions described herein.

     NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, Horizon Bancorp and Twentieth Bancorp hereby adopt and make this Agreement and mutually agree as follows:

                         ARTICLE I. THE PLAN OF MERGER

1.1. NAMES OF MERGING CORPORATIONS. The names of the corporations proposed to be merged are TWENTIETH BANCORP, INC. ("Twentieth Bancorp") and HORIZON BANCORP, INC. ("Horizon Bancorp").

1.2. NATURE OF TRANSACTION. Subject to the provisions of this Agreement, at the "Effective Time", defined below, Twentieth Bancorp shall be merged into and with Horizon Bancorp (the "Merger").

1.3. EFFECT OF MERGER; SURVIVING CORPORATION; CHANGE OF CORPORATE NAME. At the Effective Time and by reason of the Merger, the separate corporate existence of Twentieth Bancorp shall cease while the corporate existence of Horizon Bancorp as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, the Bank shall operate as a wholly-owned banking subsidiary of Horizon Bancorp and, as a West Virginia banking corporation, will conduct its business at the then legally established branches and main offices of the Bank.

                                    App. I-1

1.4. ASSETS AND LIABILITIES OF TWENTIETH BANCORP. At the Effective Time and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Twentieth Bancorp (including without limitation all real, personal or mixed property, all of the Bank's issued and outstanding shares of capital stock, all debts due on whatever account, all other choses in action, insurance policies, and every other interest of or belonging to or due to Twentieth Bancorp, whether tangible or intangible) shall be transferred to and vest in Horizon Bancorp, and Horizon Bancorp shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature and shall assume the liabilities and lawful obligations of Twentieth Bancorp, all without any conveyance, assignment or further act or deed.

1.5. CONVERSION AND EXCHANGE OF STOCK.

a.   Conversion of Twentieth Bancorp Stock.  Except as otherwise provided herein, at the
     Effective Time all rights of Twentieth Bancorp's shareholders with respect to all then outstanding shares of Twentieth Bancorp Stock shall cease to exist and the holders of shares of Twentieth Bancorp Stock shall cease to be, and shall have no further rights as, shareholders of Twentieth Bancorp. As consideration for and to effectuate the Merger
     (and except as otherwise provided herein), each such outstanding share of Twentieth
     Bancorp Stock (other than shares held by Twentieth Bancorp as treasury shares or as to which "Dissenters Rights" are properly exercised) shall be converted, without any action on the part of the holder of such share, into 1.01 shares of Horizon Bancorp common stock (hereinafter the "Exchange Ratio"). For example, a Twentieth Bancorp shareholder having record ownership of 1,000 shares of Twentieth Bancorp Stock at the Effective Time shall receive in exchange therefor 1,010 shares of Horizon Bancorp Stock. In the event of any stock split, stock dividend or other recapitalization by Horizon Bancorp, the
     Exchange Ratio shall be adjusted proportionately.

b.   Exchange Procedures.  Following the Effective Time, certificates representing shares of
     Twentieth Bancorp Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, Horizon Bancorp Stock or in the case of shareholders who properly have exercised Dissenters Rights, cash in an amount determined as provided by law.
     At the Effective Time, Horizon Bancorp shall issue and deliver to Harris Trust and
     Savings Bank, Chicago, Illinois, in its capacity as the transfer agent of Horizon
     Bancorp Stock (the "Transfer Agent"), one certificate representing the aggregate number of whole shares of Horizon Bancorp Stock, into which outstanding shares of Twentieth
     Bancorp Stock have been converted as provided above. As promptly as practicable following the Effective Time, Horizon Bancorp shall send or cause to be sent to each former shareholder of Twentieth Bancorp of record immediately prior to the Effective
     Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Transfer Agent. Upon the proper surrender and delivery to the Transfer Agent (in accordance with Horizon Bancorp's above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of
     Twentieth Bancorp of his or her Old Certificates(s), and in exchange therefor, the
     Transfer Agent shall issue, register and deliver to the shareholder a certificate evidencing the number of shares of Horizon Bancorp Stock to which the shareholder is entitled.

     Following the Effective Time there shall be no further transfers of Twentieth Bancorp
     Stock on the stock transfer books of Twentieth Bancorp or the registration of any transfer of an Old Certificate by any holder thereof, and the surrender of each Old
     Certificate as provided herein must be made by, or on behalf of its holder of record at the Effective Time.

c.   Treatment of Fractional Shares.  No scrip or certificates representing fractional shares of Horizon Bancorp Stock will be issued to any former shareholder of Twentieth Bancorp, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of Horizon Bancorp Stock resulting from the above exchange. In the event the exchange of shares results in the creation of fractional shares, in lieu of the issuance of fractional shares of Horizon Bancorp Stock, Horizon Bancorp will deliver cash to the Transfer Agent in an amount equal to the aggregate "Market Value" as defined below, of all such fractional shares,

                                    App. I-2

     and in such event the Transfer Agent shall divide such cash among and remit it (without interest) to the former shareholders of Twentieth Bancorp in accordance with their respective interests. "Market Value" shall mean the average of the reported daily closing prices of Horizon Bancorp Stock on the Nasdaq National Market during the period of ten (10) consecutive trading days ending on the business day immediately preceding the date of the special meeting of shareholders of Twentieth Bancorp called for purposes of approving the Merger.

d.   Surrender of Certificates.  Subject to the paragraph below concerning lost certificates, no Horizon Bancorp Stock certificate shall be delivered to any former shareholder of
     Twentieth Bancorp unless and until such shareholder shall have properly surrendered to the Transfer Agent the old Certificate(s) formerly representing his or her shares of
     Twentieth Bancorp Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by Horizon Bancorp for that purpose.
     Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Horizon Bancorp Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old
     Certificate(s). However, subject to prior escheatment under applicable law, upon the proper surrender of such Old Certificate(s) the Transfer Agent shall pay to the registered holder of the shares of Horizon Bancorp Stock represented by such Old
     Certificate(s) the amount of any such dividends or other distributions which have accrued but remain unpaid with respect to such shares. Neither Twentieth Bancorp,
     Horizon Bancorp nor the Transfer Agent shall have any obligation to pay any interest on any such dividends or distributions for any period prior to such payment.

e.   Dissenters.  Any shareholder of Twentieth Bancorp who properly exercises the right of dissent and appraisal with respect to the Merger as provided in Sections 31-1-122 and
     31-1-123 of the West Virginia Code of 1931, as amended (the "West Virginia Code")
     ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of Twentieth Bancorp stock in the manner and pursuant to the procedures provided therein. Shares of Twentieth Bancorp Stock held by persons who exercise
     Dissenters Rights shall not be converted into Horizon Bancorp Stock; provided, however, that if any shareholder of Twentieth Bancorp who exercises Dissenters Rights shall fail to perfect his or her right to receive cash or effectively shall waive or lose such right, then each of his or her shares of Twentieth Bancorp Stock, at Horizon Bancorp's sole option, shall be deemed to have been converted into Horizon Bancorp Stock as of the
     Effective Time. Any shares of Horizon Bancorp Stock authorized to be issued pursuant to this Agreement but not exchanged for shares of Twentieth Bancorp Stock because of the exercise of Dissenters Rights may be sold by the Transfer Agent at public auction or by private sale, or through a dealer or by any other reasonable method, at its election, for the best available price, and the net proceeds of any such sale shall be retained by
     Horizon Bancorp.

f.   Lost Certificates.  Any shareholder of Twentieth Bancorp whose certificate evidencing shares of Twentieth Bancorp Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Horizon
     Bancorp Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or Horizon Bancorp (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Transfer Agent and Horizon
     Bancorp).

g.   Outstanding Horizon Bancorp Stock.  The status of the shares of Horizon Bancorp Stock which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

h.   Outstanding Stock of the Bank.  Except as provided in Paragraph 1.4 above, the status of the shares of capital stock of the Bank which are outstanding immediately prior to the
     Effective Time shall not be affected by the Merger.

1.6. CERTIFICATE OF INCORPORATION, BYLAWS AND MANAGEMENT. The Certificate of Incorporation and Bylaws of Horizon Bancorp in effect at the Effective Time shall be the Certificate of Incorporation and Bylaws of Horizon Bancorp as the surviving corporation. The officers and directors of Horizon Bancorp in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

                                    App. I-3

1.7. CLOSING AND EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Robinson & McElwee in Charleston, West Virginia, or at such other place as Horizon Bancorp shall designate, on a date specified by Horizon Bancorp (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities. At the Closing, Horizon Bancorp and Twentieth Bancorp shall take such actions (including without limitation the delivery of certain closing documents and the execution of a Certificate of Merger under West Virginia law) as are required herein and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of governmental and regulatory authorities), the Merger shall become effective on the date and at the time (the "Effective Time") specified in the Certificate of Merger filed with the appropriate governmental body in accordance with law; provided, however, that the Effective Time shall in no event be more than ten (10) days following the Closing Date.

1.8 USE OF ACQUISITION SUBSIDIARY. Horizon Bancorp reserves the right to form a wholly-owned subsidiary to be merged with Twentieth Bancorp in which case all terms and conditions of this Agreement shall remain the same except that (1) the subsidiary shall adopt and agree to be bound by this Agreement, (2) if required by Horizon Bancorp a separate merger agreement reflecting the substantive terms as stated herein of the transaction shall be entered into by the subsidiary and Twentieth Bancorp and (3) Twentieth Bancorp shall be merged into the subsidiary rather than into Horizon Bancorp.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1. REPRESENTATIONS AND WARRANTIES OF TWENTIETH BANCORP. Except as otherwise disclosed herein or previously disclosed to Horizon Bancorp in writing in the form of a document specifically designated as a "Disclosure Statement" (the "Twentieth Bancorp Disclosure Statement") which shall be delivered by Twentieth Bancorp to Horizon Bancorp within ten (10) days of the execution of this Agreement, Twentieth Bancorp hereby represents and warrants to Horizon Bancorp as follows:

a.   Organization; Standing; Power.  Twentieth Bancorp and the Bank (i) are duly organized and incorporated, validly existing and in good standing (as a holding company and a banking corporation, respectively) under the laws of the State of West Virginia; (ii)
     have all requisite power and authority (corporate and other) to own, lease and operate their properties and to carry on their business as now being conducted; (iii) are duly qualified to do business and are in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by them therein or in which the transaction of their business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Twentieth Bancorp or the Bank; and (iv) are not transacting business or operating any properties owned or leased by them in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Twentieth Bancorp or the Bank.

b.   Capital Stock.  Twentieth Bancorp's authorized capital stock consists of Three Million
     Six Hundred Thousand (3,600,000) shares of Twentieth Bancorp Stock, of which One Million
     Eight Hundred Thousand (1,800,000) shares are issued and outstanding and constitute
     Twentieth Bancorp's only outstanding securities.
     Each outstanding share of Twentieth Bancorp Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) is subject to the registration and reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act").
     The Bank's authorized capital stock consists of one million eighty eight thousand two hundred and fifty (1,088,250) shares of common stock, Ten Dollars ($10.00) par value
     ("Bank Stock"), of which one million eighty eight thousand two hundred and fifty
     (1,088,250) shares are outstanding and issued to

                                    App. I-4

     Twentieth Bancorp and which constitute the Bank's only outstanding securities. Each outstanding share of Bank Stock has been duly authorized and is validly issued and outstanding and is fully paid and nonassessable.

c.   Principal Shareholders.  Except as set forth in Twentieth Bancorp's Disclosure
     Statement, no person or entity is known to Twentieth Bancorp to beneficially own, directly or indirectly, more than five percent (5%) of the outstanding shares of
     Twentieth Bancorp Stock.

d.   Subsidiaries.  The Bank is Twentieth Bancorp's only subsidiary. The Bank has no subsidiaries. Neither Twentieth Bancorp nor the Bank own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

e.   Convertible Securities, Options, Etc.  Twentieth Bancorp and the Bank do not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Twentieth Bancorp Stock or Bank Stock or any other securities of Twentieth Bancorp or the Bank, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Twentieth Bancorp Stock, or Bank Stock or any other securities of
     Twentieth Bancorp or the Bank, or (iii) plan, agreement or other arrangement pursuant to which shares of Twentieth Bancorp Stock or Bank Stock or any other securities of
     Twentieth Bancorp or the Bank or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or will be issued.

f.   Authorization and Validity of Agreement.  This Agreement has been duly and validly approved by Twentieth Bancorp's Board of Directors and executed and delivered on
     Twentieth Bancorp's behalf. Subject only to approval of this Agreement by the shareholders of Twentieth Bancorp in the manner required by law and required regulatory approval, (i) Twentieth Bancorp has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to authorize Twentieth Bancorp to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement constitutes the valid and binding agreement of Twentieth Bancorp enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

g.   Validity of Transactions and Absence of Required Consents or Waivers.  Neither the
     execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Twentieth Bancorp with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the
     Articles of Incorporation or Bylaws, of Twentieth Bancorp or the Bank or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Twentieth Bancorp or the Bank is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Twentieth
     Bancorp or the Bank; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Twentieth Bancorp or the Bank; or (v)
     interfere with or otherwise adversely affect the ability of either Twentieth Bancorp or the Bank to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of either Horizon Bancorp or the Bank to carry on such business after the Effective Time.
     No consents, approvals or waivers are required to be obtained from any person or entity in connection with Twentieth Bancorp's execution and delivery of this Agreement, or the performance of its obligations or

                                    App. I-5

     agreements or the consummation of the transactions described herein, except for required approvals of Twentieth Bancorp's shareholders and of governmental or regulatory authorities.

h.   Regulatory Reports.  Twentieth Bancorp and the Bank have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that are required to be filed with (i) the Board of Governors of the
     Federal Reserve System (the "FRB"), (ii) the Federal Deposit Insurance Corporation (the
     "FDIC") , (iii) the West Virginia Board of Banking and Financial Institutions (the "West
     Virginia Board"), (iv) the Securities and Exchange Commission (the "SEC"), and/or (v)
     any other governmental or regulatory authorities having jurisdiction over Twentieth
     Bancorp or the Bank (including all reports required to be filed under the 1934 Act). All such reports, registrations and statements filed by Twentieth Bancorp and the Bank with the FRB, the FDIC, the West Virginia Board, SEC or other such regulatory authority are collectively referred to hereinafter as the "Regulatory Reports". As of their respective dates, the Regulatory Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, neither Twentieth Bancorp nor the Bank has been notified that any such Regulatory
     Reports were deficient in any material respect as to form or content. Following the date of this Agreement, Twentieth Bancorp shall deliver to Horizon Bancorp, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by Twentieth Bancorp or the Bank with the FRB, the FDIC, the West Virginia
     Board, the SEC or any other regulatory authority.

i.   Financial Statements.  Twentieth Bancorp has delivered to Horizon Bancorp a copy of its consolidated balance sheets as of December 31, 1993 and December 31, 1994, and its
     consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1992, December 31, 1993 and December 31, 1994, together with notes thereto and the audit reports (collectively, the "Twentieth Bancorp Financial
     Statements"), and (ii) its consolidated balance sheet as of September 30, 1995 and its statement of operations for the eleven (11) months ended November 31, 1995 (the
     "Twentieth Bancorp Interim Financial Statements"); and, following the date of this
     Agreement, Twentieth Bancorp promptly will deliver to Horizon Bancorp all other annual or interim financial statements prepared by or for Twentieth Bancorp or the Bank. The
     Twentieth Bancorp Financial Statements and the Twentieth Bancorp Interim Financial
     Statements (including any related notes and schedules thereto) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with Regulation S-X of the 1934
     Securities Exchange Act and present fairly Twentieth Bancorp's financial position, results of operations and cash flows as of the dates indicated and for the periods specified therein. The Twentieth Bancorp Financial Statements have been audited by
     Diamond, Leftwich, Goheen & Dunn, Twentieth Bancorp's independent certified public accountants.

j.   Tax Returns and Other Tax Matters.  (i) Twentieth Bancorp and the Bank have timely filed or caused to be filed all federal, state and local tax returns and reports which are required by law to have been filed, and, to the best knowledge and belief of management of Twentieth Bancorp, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, business and occupation, franchise, sales, use, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against
     Twentieth Bancorp or the Bank or their respective properties have been fully paid or, if not yet due, a reserve or accrual which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes is reflected on the Twentieth Bancorp Financial Statements; (iii) except as set forth in
     Twentieth Bancorp's Disclosure Statement, the tax returns and reports of Twentieth
     Bancorp and the Bank have not been subject to audit by the Internal Revenue Service (the
     "IRS") or the Department of Tax and Revenue of the State of West Virginia in the last ten (10) years and neither Twentieth Bancorp nor the Bank has received any indication of the pendency of any audit or examination in connection with any tax return or
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                                    App. I-6
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
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     report and have no knowledge that any such return or report is subject to adjustment;
     and (iv) neither Twentieth Bancorp or the Bank has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax.

k.   Absence of Material Adverse Changes.  Since December 31, 1994, Twentieth Bancorp and the
     Bank have conducted their business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the financial condition of Twentieth Bancorp or the Bank or in their results of operations, prospects, business, assets, loan portfolio, investments, properties or operations except as may be set forth in Twentieth Bancorp's Disclosure Statement.

l.   Absence of Undisclosed Liabilities.  Twentieth Bancorp and the Bank do not have any liabilities or obligations, whether matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i)
     those reflected in the Twentieth Bancorp Financial Statements or the Twentieth Bancorp
     Interim Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of their business since November 30, 1995 which are not individually or in the aggregate, material to Twentieth Bancorp and the Bank.

m.   Compliance with Existing Obligations.  Twentieth Bancorp and the Bank have performed in all material respects all obligations required to be performed by them under, and they are not in default in any respect under, or in violation in any respect of, the terms and conditions of their respective Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which Twentieth Bancorp and the Bank is bound or by which the business, capital stock or any property or asset of Twentieth Bancorp or the Bank may be affected.

n.   Litigation and Compliance with Law.
     (i) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Twentieth Bancorp and the Bank any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the best knowledge and belief of management of Twentieth Bancorp and the Bank threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Twentieth Bancorp or the Bank or any of their properties, assets or employees which, if determined adversely, could result in liability on the part of Twentieth Bancorp or the Bank for, or subject
     Twentieth Bancorp or the Bank to, monetary damages, fines or penalties or an injunction, or which could have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Twentieth Bancorp or the Bank or on the ability of Twentieth Bancorp to consummate the Merger.

     (ii) Twentieth Bancorp and the Bank have all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of their business or to own, lease and operate their properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of Twentieth Bancorp or the Bank, threatened or probable of assertion to suspend, cancel, revoke or limit any
     Permit.

     (iii) With the exception of that certain Memorandum of Understanding dated as of
     December 12, 1994, a copy of which has been provided to Horizon Bancorp, neither
     Twentieth Bancorp or the Bank is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FRB, the FDIC or the West Virginia Board) relating to its financial condition, directors or officers,
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                                    App. I-7
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
     employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Twentieth
     Bancorp or the Bank which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Twentieth Bancorp or the Bank; and, neither
     Twentieth Bancorp nor the Bank has been advised nor has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

     (iv) Neither Twentieth Bancorp nor the Bank is in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets
     (including without limitation all provisions of West Virginia law relating to usury, the
     Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by the Bank) and to the best of the knowledge and belief of the directors and officers of Twentieth Bancorp and Bank, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

o.   Real Properties.  The Twentieth Bancorp Disclosure Statement and/or its Financial
     Statements lists all real property owned by Twentieth Bancorp and the Bank including improvements thereon (including the Bank's banking facilities and all other real estate or foreclosed properties including improvements thereon owned by the Bank) ("Real
     Property") and all leases pertaining to any such Real Property to which Twentieth
     Bancorp or the Bank is a party ("Real Property Leases"). With respect to all Real
     Property, Twentieth Bancorp or the Bank has good and marketable fee simple title to such
     Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Twentieth Bancorp or the Bank (as lessor or lessee) or its respective lessor or lessee which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) the execution and delivery of this Agreement does not constitute an event of default thereunder.

     To the best of the knowledge and belief of management of Twentieth Bancorp and the Bank, the Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial purposes as a matter of right rather than as a conditional or nonconforming use.
     All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which interferes (or will interfere after the Merger) with the use or affects the economic value thereof.

p.   Loans, Accounts, Notes and Other Receivables.
     (i) All loans, accounts, notes and other receivables reflected as assets on the Bank's books and records (A) have resulted from bona fide business transactions in the ordinary course of the Bank's operations, (B) in all material respects were made in accordance with the Bank's standard loan policies and procedures, and (C) are owned by the Bank free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

     (ii) All records of the Bank regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which
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                                    App. I-8

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     the Bank's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the
     Bank's records of such loan.

     (iii) To the best knowledge of management of Twentieth Bancorp and the Bank, each loan reflected as an asset on the Bank's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

     (iv) Twentieth Bancorp previously has furnished to Horizon Bancorp (A) a written listing of each loan, extension of credit or other asset of the Bank which, as of December 31,
     1995, is classified by the FRB, the FDIC, the West Virginia Board, or by the Bank as
     "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which the Bank has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and
     (B) a written listing of each loan or extension of credit of the Bank which, as of
     December 31, 1995, was past due as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

     (v) The Bank's reserve for possible losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements of the FRB and rules and policies of the FRB, the FDIC, the SEC and the
     West Virginia Board and, in the best judgment of management of Twentieth Bancorp and the
     Bank, is reasonable in view of the size and character of the Bank's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in the Bank's loan portfolio and other real estate owned. At December 31, 1995, the Bank's Loan Loss Reserve was Two Million
     Dollars ($2,000,000).

q.   Securities Portfolio and Investments.  All securities owned by Twentieth Bancorp or the
     Bank (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of
     Twentieth Bancorp or the Bank to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Twentieth Bancorp or the Bank is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which the Bank has "purchased" securities under agreement to resell, the
     Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to the Bank which is secured by such collateral.
     Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since December 31, 1994, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Twentieth Bancorp's or the Bank's securities portfolio as a whole.

r.   Personal Property and Other Assets.  All assets of Twentieth Bancorp or the Bank other than those other assets referred to in Paragraphs 2.1.o., 2.1.p. and 2.1.q above (but including all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of the Bank or otherwise used by either Twentieth Bancorp or the Bank in the operation of its business)
     are owned by Twentieth Bancorp or the Bank free and clear of all liens, encumbrances, leases, title defects or exceptions to title. All of Twentieth Bancorp's and the Bank's personal property material to its respective business is in good operating condition and repair, ordinary wear and tear excepted.

s.   Patents and Trademarks.  Twentieth Bancorp and the Bank own, possess or have the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other
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                                    App. I-9
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
     confidential information necessary to conduct their business as now conducted; and, neither Twentieth Bancorp nor the Bank has violated, or currently is in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

t.   Environmental Matters.
     (i) Twentieth Bancorp has delivered to Horizon Bancorp copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental surveys or assessments of the Real Property or any of the Bank's Loan
     Collateral and any improvements thereon, or to any violation of "Environmental Laws" (as defined below) on, affecting or otherwise the Real Property, any Loan Collateral or otherwise involving Twentieth Bancorp or the Bank.

     (ii) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances (as defined below) by any person prior to the date hereof on, from or relating to the Real Property or, to the best of the knowledge and belief of management of Twentieth Bancorp and the Bank, the Loan Collateral, which constitutes a violation of any Environmental Laws.

     (iii) Neither Twentieth Bancorp nor the Bank is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Real Property or, to the best of the knowledge and belief of management of Twentieth Bancorp and the Bank, any Loan Collateral by the Bank or any other person or entity.

     (iv) No facts, events or conditions relating to the Real Property or, to the best knowledge of management of Twentieth Bancorp and the Bank, any Loan Collateral, or the
     operations of the Bank at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental
     Laws.

     (v) For purposes of this Agreement, "Environmental Laws" shall include:

     (A) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

     (B) all contractual agreements, and

     (C) all common law, concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, emergency removal, clean-up or remediation of any Hazardous Substances
     (including without limitation the Comprehensive Environmental Response, Compensation
     and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal
     Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation
     Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air
     Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, the
     Americans with Disabilities Act, and the Occupational Safety and Health Act), as
     such may now or at any time hereafter be defined or in effect.
     For purposes of this Agreement, "Hazardous Substances" shall include hazardous, toxic or otherwise regulated materials, substances or wastes; chemical substances or mixtures;
     pesticides; pollutants; contaminants; toxic chemicals; oil or other petroleum products, byproducts, or constituents (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste,

                                    App. I-10
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
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     oil sludge, and all other liquid hydrocarbons regardless of specific gravity); asbestos or asbestos containing material; flammable explosives; polychlorinated biphenyls
     ("PCBs") or any material containing PCBS; radioactive materials; biological micro organisms, viruses, fungi, spores; environmental tobacco smoke; radon or radon gas;
     formaldehyde or any material containing formaldehyde; fumigants; any material or substance comprising or contributing to conditions known as "sick building syndrome,"
     "building-related illness" or similar conditions (or exposures; and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United
     States Environmental Protection Agency or any other federal, state or local governmental agency or political subdivision thereof, or for the purpose of or by any Environmental
     Laws, as now or at any time hereafter may be in effect.

u.   Absence of Brokerage or Finders Commissions.  Except as set forth in Twentieth Bancorp's
     Disclosure Statement, no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of,
     Twentieth Bancorp or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein, and Twentieth Bancorp has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

v.   Employment Agreements and Matters.  Neither Twentieth Bancorp nor the Bank is a party to or bound by any oral or written employment agreement, express or implied, with any of its directors, officers or employees, or to any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. Each of Twentieth Bancorp and the Bank (i) has paid in full to or accrued on behalf of all its respective directors, officers and employees all compensation for labor or services rendered, including all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement and all vacation pay, sick pay, severance pay and other amounts promised to the extent required by law or when Twentieth Bancorp or the Bank has a policy or practice of making such payments, and (ii) is in compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters. There is no pending or threatened dispute or strike involving Twentieth Bancorp or the Bank and any of their respective employees, or any pending or threatened proceeding in which it is asserted that Twentieth Bancorp or the Bank has committed an unfair labor practice; and, none of Twentieth Bancorp or the Bank is aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

w.   Material Contracts.  Except for those documents described in the Twentieth Bancorp
     Disclosure Statement (true, correct and complete copies of which have been provided by
     Twentieth Bancorp to Horizon Bancorp) neither Twentieth Bancorp nor the Bank is a party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of Fifty Thousand Dollars ($50,000), (ii) which is not to be performed in full prior to June 30, 1996, (iii) which calls for the provision of goods or services to Twentieth Bancorp or the Bank and cannot be terminated without material penalty upon written notice to the other party thereto, (iv) which is material to Twentieth Bancorp or the Bank and was not entered into in the ordinary course of business, (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (vi) which commits the Bank to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of the Bank's business), (vii) which involves the purchase or sale of any assets of
     Twentieth Bancorp or the Bank, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Twentieth Bancorp or the Bank, or (viii)
     with any director, officer or principal shareholder of Twentieth Bancorp or the Bank including without limitation any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of the Bank's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons.

     Neither Twentieth Bancorp nor the Bank is in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under
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                                    App. I-11
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
     any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Twentieth Bancorp or the Bank.

x.   Employee Benefit Plans.
     (i) The Twentieth Bancorp Disclosure Statement contains a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Twentieth Bancorp or the Bank for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries
     (collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, will be promptly supplied to Horizon Bancorp.
     Except as provided in the Twentieth Bancorp Disclosure Statement, neither Twentieth
     Bancorp nor the Bank maintains, sponsors, contributes to or otherwise participates in any "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee
     Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multiemployer Plan"
     within the meaning of Section 3(37) of ERISA, or any "Multiple Employer Welfare
     Arrangement" within the meaning of Section 3(40) of ERISA. Each Plan which is an
     "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as
     amended (the "Code") has received a determination letter from the IRS and neither
     Twentieth Bancorp nor the Bank is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by Twentieth
     Bancorp or the Bank) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form
     5500 (Annual Report), have been properly and timely filed.

     (ii) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Twentieth Bancorp or the Bank to the extent subject to ERISA, currently are, and at all times have been, in compliance with all material provisions and requirements of ERISA. There is no pending or threatened litigation relating to any
     Plan or any such Plan previously maintained by Twentieth Bancorp or the Bank. Neither
     Twentieth Bancorp nor the Bank has engaged in a transaction with respect to any Plan that could subject Twentieth Bancorp or the Bank to a tax or penalty imposed by either
     Section 4975 of the Code or Section 502(i) of ERISA and neither has any welfare or benefit plan which promises or provides for post-retirement or post-employment benefits or payments.

     (iii) Twentieth Bancorp will promptly deliver to Horizon Bancorp a true, correct and complete copy (including copies of all amendments thereto) of any Retirement Plan of
     Twentieth Bancorp and the Bank (the "Retirement Plan"), together with true, correct and complete copies of the summary plan description relating to the Retirement Plan, the most recent determination letter received from the IRS regarding the Retirement Plan, and the most recent Annual Report (Form 5500 series) and related schedules, if any, for the Retirement Plan.
     The Retirement Plan is qualified under the provisions of Section 401(a) of the Code, the trust under the Retirement Plan is an exempt trust under Section 501(a) of the Code, and a determination letter with respect to the Retirement Plan to said effect, including a determination letter covering the current terms and provisions of the Retirement Plan.
     There are no issues relating to said qualification or exemption of the Retirement Plan currently pending before the IRS, the United States Department of Labor, the Pension
     Benefit Guaranty Corporation or any court. The Retirement Plan and the administration thereof meet (and have met since the establishment of the Retirement Plan) all of the applicable requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Retirement Plan and do not
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                                    App. I-12

     violate (and since the establishment of the Retirement Plan have not violated) any of the applicable provisions of ERISA, the Code and such other laws, rules and regulations.
     Without limiting the generality of the foregoing, all reports and returns with respect to the Retirement Plan required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no issues or disputes with respect to the Retirement Plan or the administration thereof currently existing between Twentieth Bancorp or the Bank, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Twentieth
     Bancorp or the Bank or beneficiary of any such employee or any other person or entity.
     No "reportable event" within the meaning of Section 4043(b) of ERISA has occurred at any time with respect to the Retirement Plan.

     (iv) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Twentieth Bancorp or the Bank with respect to the Retirement Plan or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Twentieth Bancorp or the Bank. Neither Twentieth
     Bancorp nor the Bank presently contributes to a "Multiemployer Plan" or has contributed to such a plan. All contributions required to be made pursuant to the terms of each of the Plans (including without limitation the Retirement Plan and any other "pension plan"
     (as defined in Section 3(2) of ERISA) maintained by Twentieth Bancorp or the Bank) have been timely made. Neither the Retirement Plan nor any other "pension plan" maintained by
     Twentieth Bancorp or the Bank has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither
     Twentieth Bancorp nor the Bank has provided, or is required to provide, security to any
     "pension plan" or to any "Single Employer Plan" pursuant to Section 401(a)(29) of the
     Code. Under the Retirement Plan and any other "pension plan" maintained by Twentieth
     Bancorp or the Bank as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities,"
     within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

     (v) There are no restrictions on the rights of Twentieth Bancorp or the Bank to amend or terminate any Plan without incurring any liability thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (except as otherwise specifically provided herein) (A) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (B)
     increase any benefits otherwise payable under any plan or agreement, or (C) result in any acceleration of the time of payment or vesting of any such benefit.

y.   Insurance.  Twentieth Bancorp and the Bank have in effect a "banker's blanket bond" and other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as listed in the Twentieth Bancorp Disclosure Statement (the "Policies"). The Policies
     provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of Twentieth
     Bancorp or the Bank or as is required by applicable law or regulation; and, in the reasonable opinion of management of Twentieth Bancorp and the Bank, the insurance coverage provided under the Policies is considered reasonable and adequate in all respects for Twentieth Bancorp and the Bank. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in West Virginia; and, Twentieth Bancorp and the Bank have taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Neither Twentieth Bancorp nor the Bank is in default under the provisions of, has received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy (and neither Twentieth Bancorp or the Bank is aware of any facts which would form the

                                    App. I-13

     basis of any such claim), and neither Twentieth Bancorp or the Bank has knowledge of any facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.
z.   Insurance of Deposit.  All deposits of the Bank are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from the Bank to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of the Bank's executive officers, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.
aa.  Salaries and Wages; Stock Ownership; Options Granted.  The Twentieth Bancorp Disclosure
     Statement lists (i) the name and current salary or wage rate for each present employee of Twentieth Bancorp or the Bank who presently is scheduled to receive, or who is reasonably likely to receive, total compensation (including any bonus or incentive compensation) during or for 1995 or 1996 in an amount exceeding Twenty Five Thousand
     Dollars ($25,000.00); (ii) the name of and number of shares of Twentieth Bancorp Stock beneficially owned by each of the directors and principal officers of Twentieth Bancorp and the Bank and by any person or entity known to Twentieth Bancorp to beneficially own five percent (5%) or more of Twentieth Bancorp Stock; and (iii) the name of and number of outstanding options held by each person to whom a stock option has been granted and currently is outstanding under any stock option or other plan.
bb.  Affiliates.  The Twentieth Bancorp Disclosure Statement lists each of those persons deemed by Twentieth Bancorp and its counsel as of the date of this Agreement to be an
     "Affiliate" of Twentieth Bancorp as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "1933 Act").
cc.  Obstacles to Regulatory Approval or Tax Treatment.  To the best of the knowledge and belief of management of Twentieth Bancorp, there exists no fact or condition (including the Bank's record of compliance with the Community Reinvestment Act) relating to
     Twentieth Bancorp or the Bank that may reasonably be expected to (i) prevent or materially impede or delay Horizon Bancorp or Twentieth Bancorp from obtaining the regulatory approvals required in order to consummate transactions described herein, (ii)
     prevent the Merger from qualifying to be a tax-free reorganization under Section
     368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to Twentieth
     Bancorp or the Bank, Twentieth Bancorp shall promptly (and in any event within three (3)
     days after obtaining such knowledge) communicate such fact or condition to Horizon
     Bancorp or (iii) prevent accounting for the transaction as a pooling of interests.
dd.  Disclosure.  To the best of the knowledge and belief of management of Twentieth Bancorp and the Bank, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Twentieth Bancorp or the Bank at any time to
     Horizon Bancorp in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Twentieth Bancorp or the Bank to Horizon Bancorp is or will be a true and complete copy of such document, unmodified except by another document delivered thereby.

2.2. REPRESENTATIONS AND WARRANTIES OF HORIZON BANCORP. Except as otherwise disclosed herein or disclosed to Twentieth Bancorp in writing in the form of a document specifically designated as a "Disclosure Statement" (the "Horizon Disclosure Statement") which will be delivered by Horizon Bancorp to Twentieth Bancorp within ten (10) days of the execution of this Agreement, Horizon Bancorp hereby represents and warrants to Twentieth Bancorp as follows:

a.   Organization; Standing; Power.  Horizon Bancorp (i) is duly organized and incorporated, validly (existing and in good standing (as a business corporation) under the laws of
     West Virginia, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its business as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its

                                    App. I-14

     business makes such qualification necessary except where failure so to qualify would not have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise, and (iv) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise.

b.   Capital Stock.  Horizon Bancorp's authorized capital stock consists of Five Million
     (5,000,000) shares of Horizon Bancorp Stock. As of December 31, 1995, an aggregate of
     Two Million Thirty Five Thousand Six Hundred Seventy (2,835,670) shares of Horizon
     Bancorp Stock had been issued and were outstanding, and 4,540 shares are held as treasury stock. Horizon Bancorp's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of Horizon Bancorp
     Stock issued to Twentieth Bancorp's shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid and nonassessable.

c.   Convertible Securities, Options, Etc.  Except in connection with Horizon Bancorp's
     Incentive Stock Option Plan and its dividend reinvestment plan, Horizon Bancorp has no outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Horizon Bancorp Stock or any other securities of Horizon Bancorp, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of
     Horizon Bancorp Stock or any other securities of Horizon Bancorp, or (iii) plan, agreement or other arrangement pursuant to which shares of Horizon Bancorp Stock or any other securities of Horizon Bancorp, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

d.   Authorization and Validity of Agreement.  This Agreement has been duly and validly approved by Horizon Bancorp's Board of Directors and executed and delivered on Horizon
     Bancorp's behalf. Subject only to approval of this Agreement by the shareholders of
     Horizon Bancorp in the manner required by law and required regulatory approval, (i)
     Horizon Bancorp has the corporate power and authority to execute and deliver this
     Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings required to be taken to authorize
     Horizon Bancorp to enter into this Agreement and to perform its respective obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of
     Horizon Bancorp enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

e.   Validity of Transactions; Absence of Required Consents or Waivers.  Except where the same would not have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Horizon Bancorp with any of its obligations or agreements contained herein, will:

     (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Horizon Bancorp's Certificate of
     Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Horizon
     Bancorp is bound or by which it, its business, capital stock or any of its respective properties or assets may be affected;

     (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Horizon Bancorp's properties or assets;

     (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body;

                                    App. I-15

     (iv) result in the acceleration of any obligation or indebtedness of Horizon Bancorp;
     or,

     (v) interfere with or otherwise adversely affect Horizon Bancorp's ability to carry on its business as presently conducted.

     No consents, approvals or waivers are required to be obtained from any person or entity in connection with Horizon Bancorp's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Horizon Bancorp's shareholders and of governmental or regulatory authorities.

f.   Horizon Bancorp Reports.  Horizon Bancorp and its consolidated subsidiaries have timely filed all required Regulatory Reports. All such reports and statements are collectively referred to herein as the "Horizon Bancorp Reports." As of their respective dates, the
     Horizon Bancorp Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and,
     Horizon Bancorp has not been notified that any such Horizon Bancorp Reports were deficient in any material respect as to form or content. Following the date of this
     Agreement, Horizon Bancorp shall deliver to Twentieth Bancorp upon its request a copy of any report, registration, statement or other regulatory filing made by Horizon Bancorp or any of Horizon Bancorp's subsidiaries with the SEC, the FRB, the FDIC, the West
     Virginia Board or any other such regulatory authority.

g.   Horizon Bancorp Financial Statements.  Horizon Bancorp has delivered to Twentieth
     Bancorp a copy of (i) Horizon Bancorp's consolidated balance sheets as of December 31,
     1993 and December 31, 1994, and its consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1992, December 31,
     1993 and December 31, 1994 (the "Horizon Bancorp Financial Statements"), and (ii)
     Horizon Bancorp's consolidated balance sheet as of September 30, 1995 and its consolidated statement of operations for the eleven (11) months ended November 30, 1995
     (the "Horizon Bancorp Interim Financial Statements"). The Horizon Bancorp Financial
     Statements and the Horizon Bancorp Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, the
     Horizon Bancorp Financial Statements have been audited and certified by Horizon
     Bancorp's independent accountants, Ernst & Young, L.L.P. and the Horizon Bancorp
     Financial Statements and the Horizon Bancorp Interim Financial Statements present fairly
     Horizon Bancorp's consolidated financial position, results of operations, and cash flows as of the dates and for the periods specified therein.

h.   Absence of Material Adverse Changes.  Since December 31, 1994, there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting Horizon Bancorp's consolidated financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations.

i.   Absence of Brokerage or Finders Commissions.
     Except as set forth in Horizon Bancorp's  Disclosure Statement no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Horizon Bancorp or its Board of
     Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and, Horizon Bancorp has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

j.   Obstacles to Regulatory Approval or Tax Treatment.  To the best of the knowledge and belief of the executive officers of Horizon Bancorp, no fact or condition (including the record of compliance with the Community Reinvestment Act by Horizon Bancorp subsidiaries) relating to Horizon Bancorp exists that may reasonably be expected to (i)
     prevent or materially impede or delay Horizon Bancorp or Twentieth

                                    App. I-16

     Bancorp from obtaining the regulatory approvals required in order to consummate transactions described herein, (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to the executive officers of Horizon Bancorp, Horizon Bancorp promptly (and in any event within three (3) days after obtaining such knowledge) shall communicate such fact or condition to Twentieth Bancorp or (iii) prevent accounting for the transaction as a pooling of interests.

k.   Disclosure.  To the best of the knowledge and belief of Horizon Bancorp, no written statement, certificate, schedule, list or written information furnished by or on behalf of Horizon Bancorp at any time to Twentieth Bancorp in connection with this Agreement
     (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Horizon Bancorp to Twentieth Bancorp is or will be a true and complete copy of such document, unmodified except by another document delivered by Horizon Bancorp.

                  ARTICLE III. COVENANTS OF TWENTIETH BANCORP

3.1. AFFIRMATIVE COVENANTS OF TWENTIETH BANCORP. Twentieth Bancorp hereby covenants and agrees as follows with Horizon Bancorp:

a.   "Affiliates" of Twentieth Bancorp.  Twentieth Bancorp will use its best efforts to cause each Affiliate listed in the Twentieth Bancorp Disclosure Statement (as well as each additional person who shall become an Affiliate of Twentieth Bancorp after the date of this Agreement or who shall be deemed by Horizon Bancorp or its counsel, in their sole discretion, to be an Affiliate of Twentieth Bancorp, and including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of
     Twentieth Bancorp) to execute and deliver to Horizon Bancorp prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of
     Horizon Bancorp Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to
     Horizon Bancorp. Certificates for the shares of Horizon Bancorp Stock issued to
     Affiliates of Twentieth Bancorp shall bear a restrictive legend with respect to the restrictions applicable to such shares.

b.   Conduct of Business Prior to Effective Time.  While the parties recognize that the operation of Twentieth Bancorp until the Effective Time is the responsibility of
     Twentieth Bancorp and its Board of Directors and officers, Twentieth Bancorp agrees that, between the date of this Agreement and the Effective Time, Twentieth Bancorp will carry on its business, in and only in the regular and usual course in substantially, the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Twentieth Bancorp agrees that it and, where applicable, the Bank will:

     (i) preserve intact their present business organization, keep available their present officers, and preserve their relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with them;

     (ii) maintain all of their properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

     (iii) maintain their books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

     (iv) comply with all laws, rules and regulations applicable to them, their properties, assets or employees and to the conduct of their business;

     (v) continue to maintain in force insurance; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not

                                    App. I-17

     cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage;

     (vi) use their best efforts to modify their lending, personnel, and other operating policies and procedures prior to the Effective Time so as to be as consistent as practicable with those of Horizon Bancorp and its banking corporation subsidiaries; and, promptly provide to Horizon Bancorp such information about Twentieth Bancorp and the
     Bank and their financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as Horizon Bancorp reasonably shall request.

c.   Periodic Information Regarding Loans.  All new extensions of credit by the Bank in excess of $250,000 and any further extensions of credit to existing borrowers that have not made timely payments in the past will be submitted to Horizon Bancorp on a before-the-fact basis for Horizon Bancorp's review but not approval within three (3)
     business days prior to the Bank's issuance of a commitment on such loan.
     Additionally, Twentieth Bancorp agrees to make available and provide to Horizon Bancorp the following information with respect to the Bank's loans and other extensions of credit (such assets herein referred to as "Loans") as of December 31, 1995, and as of the end of each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of the Bank's business and to be furnished within fifteen (15) days of the end of each month ending after the date hereof:

     (i) a list of Loans past due for thirty (30) days or more as to principal or interest;

     (ii) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve (to be furnished within fifteen (15) days of the end of each calendar quarter after the date hereof unless prepared on a more frequent basis), which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss
     Reserve for each such classified or "watch list" Loan;

     (iii) a list of Loans in nonaccrual status;

     (iv) a list of all Loans over Twenty-Five Thousand Dollars ($25,000.00) without principal reduction for a period of longer than one year;

     (v) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

     (vi) a list of reworked or restructured Loans over Twenty-Five Thousand Dollars
     ($25,000.00) and still outstanding, including original terms, restructured terms and status; and

     (vii) a list of all impaired loans as so classified under GAAP; and

     (viii) a list of any actual or threatened litigation by or against the Bank pertaining to any Loans or credits, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

d.   Notice of Certain Changes or Events.  Following the execution of this Agreement and up to the Effective Time, Twentieth Bancorp promptly will notify Horizon Bancorp in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its consolidated financial condition, consolidated results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Twentieth Bancorp herein to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of Twentieth Bancorp's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 6.1. or 6.3. below.

                                    App. I-18

e. Consents to Assignment of Leases. Twentieth Bancorp will use its best efforts to obtain all required consents of its lessors to the assignment to Horizon Bancorp of Twentieth Bancorp's rights and obligations under any personal property leases, each of which consents shall be in such form as shall be specified by Horizon Bancorp.

f.   Further Action; Instruments of Transfer, etc.  Twentieth Bancorp covenants and agrees with Horizon Bancorp that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it or the Bank hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to Horizon
     Bancorp all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested of Twentieth Bancorp in consummating such transactions, and, (iii) will cooperate with Horizon Bancorp in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

3.2. NEGATIVE COVENANTS OF TWENTIETH BANCORP. Twentieth Bancorp hereby covenants and agrees that, between the date hereof and the Effective Time, Twentieth Bancorp or, if applicable, the Bank, will not do any of the following things or take any of the following actions without the prior written consent and authorization of Horizon Bancorp:

a.   Amendments to Articles of Incorporation, etc.  Amend its Articles of Incorporation or
     Bylaws.

b.   Change in Capital Stock.  (i) Make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

c.   Options, Warrants and Rights.  Grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

d.   Dividends.  Declare or pay any dividends on outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders except in the same manner and amounts no greater than were paid in
     1995.

e.   Employment, Benefit or Retirement Agreements or Plans.  Except as required by law (i)
     enter into or become bound by any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by Twentieth Bancorp or the Bank without cost or other liability on no more than thirty (30) days' notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or
     "golden parachute," stock option, stock purchase, pension, retirement, insurance
     (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

f.   Increase in Compensation.  Increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants, other than standard, customary adjustments and merit increases which in the aggregate do not exceed $120,000 including 1995 officer bonuses.

g.   Accounting Practices.  Make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

                                    App. I-19

h. Acquisitions; Additional Branch Offices. Directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

i.   Changes in Business Practices.  Except as may be required by the FRB, the FDIC, the West
     Virginia Board or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii)
     discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Paragraphs 3.1.b. above).

j.   Exclusive Merger Agreement.  Directly or indirectly, through any person (i)
     encourage,solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than Horizon Bancorp) relating to a merger or other acquisition of Twentieth Bancorp or the purchase or acquisition of any Twentieth
     Bancorp Stock or any Bank Stock, any branch office of the Bank or all or any significant part of Twentieth Bancorp's or the Bank's assets; or provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning
     Twentieth Bancorp or the Bank or their respective business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer any branch office of the Bank or all or any significant part of Twentieth
     Bancorp's or the Bank's assets to any other person or entity; or (iv) subject to its fiduciary duty to its shareholders enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

k.   ACQUISITION OR DISPOSITION OF ASSETS.
     (i) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than
     Ten Thousand Dollars ($10,000) for any individual item or asset, or more than Twenty
     Five Thousand Dollars ($25,000) in the aggregate for all such items or assets;

     (ii) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of Fifty Thousand Dollars ($50,000) for any individual item or asset, or more than One Hundred Thousand Dollars ($100,000) in the aggregate for all such items or assets;

     (iii) Enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Twentieth Bancorp or the Bank for a period longer than twelve (12)
     months;

     (iv) Sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

     (v) Sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under corporate name of Twentieth Bancorp or the Bank or any name similar

                                    App. I-20

     thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

         Notwithstanding the foregoing, the Bank may foreclose, bid in or otherwise dispose of loan collateral (real or personal) according to its usual and customary practice.

l.   Debt; Liabilities.  Except in the ordinary course of its business consistent with its past practices, (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

m.   Liens; Encumbrances.  Mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (with the exception of those liens and encumbrances specifically described in the Twentieth Bancorp Disclosure Statement) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, repurchase agreements or other similar operating matters).

n.   Waiver of Rights.  Waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

o.   Other Contracts.  Enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Paragraph 3.2.) (i) for or with respect to any charitable contributions; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Twentieth Bancorp or the Bank would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Twentieth Bancorp or the Bank to make expenditures of more than Ten Thousand Dollars ($10,000) (other than contracts, agreements, commitments or understandings entered into in the ordinary course of the Bank's lending operations).

                    ARTICLE IV. COVENANTS OF HORIZON BANCORP

4.1. COVENANTS OF HORIZON BANCORP. Horizon Bancorp hereby covenants and agrees as follows with Twentieth Bancorp:

a.   Nasdaq Notification of Listing of Additional Shares of Horizon Bancorp Stock.  As soon as possible after the Effective Time, Horizon Bancorp shall file with Nasdaq such notifications and other materials (and shall pay such fees) as shall be required for the
     Nasdaq listing of the shares of Horizon Bancorp Stock to be issued to Twentieth
     Bancorp's shareholders.

b.   Employment Agreement.  Horizon Bancorp consents and agrees that the Bank may offer employment contracts to Bernard C. McGinnis, III, Thomas L. McGinnis, and Brian
     Shepherd. Such employment contracts shall be for employment by the Bank at the individual's position, location and compensation as of January 1, 1996. With respect to
     Bernard C. McGinnis, III and Thomas L. McGinnis, the term for the employment contracts offered shall be three (3) years, from the Effective Time and the term of the employment contract offered to Brian Shepherd shall be two (2) years from the Effective Time. Such employment contracts shall be in substantially the form of Exhibit C attached hereto and incorporated herein by reference.

c.   Employee Benefits.  After the Effective Time, Horizon Bancorp will review all employee benefits provided by the Bank. If such benefits are found by Horizon Bancorp to be substantially different in scope and coverage than the benefits provided to employees of other subsidiaries of Horizon Bancorp, then Horizon Bancorp may recommend to the Bank's
     Board of Directors appropriate modifications to the Bank's

                                    App. I-21

     employee benefits. After the Effective Time, Horizon Bancorp shall cause the Bank to provide appropriate training and educational opportunities for all eligible employees of the Bank in order to provide them reasonable opportunity to assimilate with the operations of Horizon
     Bancorp.

d.   Indemnification of Directors and Officers.  After the Effective Time, without releasing any insurance carrier and after exhaustion of all applicable director and liability insurance coverage for Twentieth Bancorp or the Bank and their respective directors and officers, Horizon Bancorp shall indemnify, hold harmless and defend the directors and officers of Twentieth Bancorp and the Bank in office at the Effective Time from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, cost and expenses of every kind and nature including without limitation reasonable attorneys fees and legal costs and expenses therewith whether known or unknown and whether now existing or hereafter arising which may be threatened against, incurred, undertaken, received or paid by such persons in connection with or which arise out of or result from or are based upon any action or failure to act by such person in the ordinary scope of his duties as a director or officer of Twentieth Bancorp or the Bank through the Effective Time; provided, however, that Horizon Bancorp shall not be obligated to indemnify such person for (i) any act not available for statutory or permissible indemnification under West Virginia law, (ii) any act of self-dealing in violation of federal or state law, (iii) any act or omission which is ultimately determined to have constituted a breach of any implied or actual duty of fair dealing in connection with a lending obligation (such claims being commonly referred to as lender liability claims), any penalty, decree, order, finding or other action imposed or taken by any regulatory authority, (v) any violation or alleged violation of any federal or state law, rule, regulation, order, decree or policy applicable to banks and bank holding companies, (vi) any violation or alleged violation of federal or state securities laws, or (vii) any claim of sexual or other unlawful harassment, or any form of employment discrimination prohibited by federal or state law.

     The indemnification provided by this paragraph is the sole indemnification provided by
     Horizon Bancorp to the directors and officers of Twentieth Bancorp and the Bank for service in such positions up to and through the Effective Time.

                          ARTICLE V. MUTUAL AGREEMENTS

5.1. SHAREHOLDERS MEETING; REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS.

a.   Meeting of Shareholders.  Twentieth Bancorp shall cause a special meeting of its shareholders (the "Shareholders Meeting") to be held as soon as reasonably possible (but in no event less than twenty (20) business days following the mailing to Twentieth
     Bancorp's shareholders of the "Proxy Statement/Prospectus" described below or, without
     Horizon Bancorp's approval, no later than June 30, 1996) for the purpose of Twentieth
     Bancorp's shareholders voting on the approval of the Merger and the ratification and adoption of this Agreement. In connection with the call and conduct of and all other matters relating to the Shareholders Meetings (including the solicitation of proxies),
     Twentieth Bancorp shall fully comply with all provisions of applicable law and regulations and with Twentieth Bancorp's Articles of Incorporation and Bylaws.

b.   Preparation and Distribution of Proxy Statement/Prospectus.  Horizon Bancorp and
     Twentieth Bancorp jointly shall prepare a "Proxy Statement/Prospectus" for distribution to Twentieth Bancorp's shareholders as Twentieth Bancorp's proxy statement relating to
     Twentieth Bancorp's solicitation of proxies for use at the Shareholders Meeting and as
     Horizon Bancorp's prospectus relating to the offer and distribution of Horizon Bancorp
     Stock as described herein. The Proxy Statement/Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Shareholders Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by Horizon Bancorp and Twentieth Bancorp. Horizon Bancorp shall include the Proxy
     Statement/Prospectus as the prospectus in its "Registration Statement" described below;
     and, Horizon Bancorp and Twentieth Bancorp shall cooperate with each

                                    App. I-22

     other in good faith and shall use their best efforts to cause the Proxy
     Statement/Prospectus to comply with any comments of the SEC thereon.

     Horizon Bancorp and Twentieth Bancorp will mail the Proxy Statement/Prospectus to
     Twentieth Bancorp's shareholders not less than twenty (20) business days prior to the scheduled date of the Shareholders Meeting; provided, however, that no such materials shall be mailed to Twentieth Bancorp's shareholders unless and until Horizon Bancorp shall have determined to its own satisfaction that the conditions specified in Paragraph
     6.3.d. below have been satisfied and shall have approved such mailing.

c.   Registration Statement and "Blue Sky" Approvals.  As soon as practicable following the execution of this Agreement, Horizon Bancorp shall prepare and file with the SEC a registration statement on Form S-4 (or on such other form as Horizon Bancorp shall determine to be appropriate) (the "Registration Statement") covering the Horizon Bancorp
     Stock to be issued to shareholders of Twentieth Bancorp pursuant to this Agreement.
     Additionally, Horizon Bancorp shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the Horizon
     Bancorp Stock to be issued upon consummation of the Merger, and at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws,

     (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock.
     Horizon Bancorp shall deliver to Twentieth Bancorp and its counsel a preliminary draft of the Registration Statement and the Proxy Statement/Prospectus not later than sixty
     (60) days after the date of this Agreement.

d.   Recommendation of Twentieth Bancorp's Board of Directors and Voting of Shares.  Unless
     due to a material change in circumstances or for any other reason Twentieth Bancorp's
     Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to Twentieth Bancorp or to its shareholders,
     Twentieth Bancorp's Board of Directors shall recommend to and actively encourage
     Twentieth Bancorp's shareholders that they vote their shares of Twentieth Bancorp Stock at the Shareholders Meeting to ratify and approve this Agreement and the Merger, and the
     Proxy Statement/Prospectus mailed to Twentieth Bancorp's shareholders will so indicate and state that Twentieth Bancorp's Board of Directors considers the Merger to be advisable and in the best interests of Twentieth Bancorp and its shareholders. Each director of Twentieth Bancorp has agreed and represented to Twentieth Bancorp for the benefit of Horizon Bancorp that he or she intends to vote all shares of Twentieth
     Bancorp Stock owned by him or her in favor of the Merger. Horizon Bancorp represents that at the meeting at which this agreement was approved, the directors present voted unanimously to approve this agreement.

e.   Information for Proxy Statement/Prospectus and Registration Statement.  Horizon Bancorp
     and Twentieth Bancorp each agrees to promptly and to use its best efforts to cause its directors, officers, accountants and affiliates to promptly respond, to requests by any other such party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus. Horizon
     Bancorp and Twentieth Bancorp each hereby covenants with the other that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing to Twentieth Bancorp's shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy
     Statement/Prospectus, as it may be amended or supplemented, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.2. REGULATORY APPROVALS. Within sixty (60) days after the date of this Agreement, Horizon Bancorp and Twentieth Bancorp each shall prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the FRB and the West Virginia Board and to

                                    App. I-23
any other applicable federal or state banking, or other regulatory authority). Each such party shall use their respective best efforts in good faith to obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each such party shall cooperate with each other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefor, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

5.3. ACCESS. Following the date of this Agreement and to and including the Effective Time, Twentieth Bancorp shall provide Horizon Bancorp and its employees, accountants, counsel or other representatives, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants as Horizon Bancorp shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by Horizon Bancorp ("Due Diligence") shall be performed in such a manner as will not interfere unreasonably with Twentieth Bancorp's or the Bank's normal operations or with the Bank's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing. Horizon Bancorp shall provide the Twentieth Bancorp and its representatives with such access to Horizon Bancorp's records as may be necessary for an evaluation of the exchange ratio as to fairness and other reasonable purposes.

5.4. COSTS. Subject to the provisions of Paragraph 7.3. below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, Horizon Bancorp and Twentieth Bancorp each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, printing costs, travel expenses, and, in the case of Twentieth Bancorp, all fees owed its counsel, and the cost of Twentieth Bancorp's "Fairness Opinion" described in Paragraph 6.1.d. below. However, subject to the provisions of Paragraph 7.3. below, all costs incurred in connection with the printing and mailing of the Proxy Statement/Prospectus, shall be deemed to be incurred and shall be paid fifty percent (50%) by Twentieth Bancorp and fifty percent (50%) by Horizon Bancorp.

5.5. ANNOUNCEMENTS. Twentieth Bancorp and Horizon Bancorp each agrees that no person other than the parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to Horizon Bancorp any such disclosure by Horizon Bancorp is required by law or otherwise is prudent.

5.6. CONFIDENTIALITY. Horizon Bancorp, Twentieth Bancorp and the investment advisor for Twentieth Bancorp each agrees that it shall treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the other during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party; and, that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i)

                                    App. I-24
such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 5.6), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or other regulatory authorities in connection with the transactions described herein, or (iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

     In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other party all copies of any and all documents or other written materials or information (including computer generated and stored data) of or relating to such other party which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party.

     The parties' obligations of confidentiality under this Paragraph 5.6. shall survive and remain in effect following any termination of this Agreement.

5.7. TAX-FREE REORGANIZATION AND POOLING OF INTERESTS. Horizon Bancorp and Twentieth Bancorp each undertakes and agrees to use its best efforts to cause the Merger to qualify as a tax-free "reorganization" within the meaning of
Section 368(a)(1)(A) of the Code and as a pooling of interests transaction and that neither shall take or permit its representatives to take any action that would cause the Merger to fail to so qualify as a tax-free reorganization and a pooling of interests.

5.8. TRANSITION TEAM. Horizon Bancorp and Twentieth Bancorp shall create a transition team comprised of management of Twentieth Bancorp and the Bank and staff and representatives of Horizon Bancorp (the "Transition Team"). The purpose of the Transition Team shall be to provide detailed guidance to Horizon Bancorp in fulfilling and consummating the Merger. The Transition Team shall meet at least monthly beginning within thirty (30) days of the date of this Agreement and shall meet until the Effective Time. Members of the Transition Team shall receive no compensation for such service.

5.9. BOARD OF DIRECTORS OF THE BANK. At the Effective Time, Horizon Bancorp shall name two (2) individuals, in its sole discretion, to the Bank's Board of Directors.

5.10. BOARD OF DIRECTORS OF HORIZON BANCORP. At the Effective Time, Horizon Bancorp shall appoint six (6) individuals selected by Twentieth Bancorp to its board of directors and from those six (6), three (3) individuals shall be appointed to the Horizon Bancorp executive committee.

5.11. SHAREHOLDER NOTIFICATION. Twentieth Bancorp shall notify its shareholders who are affiliates that Horizon Bancorp Stock cannot be traded or sold by affiliates of Twentieth Bancorp for a period of thirty (30) days after such time as consolidated accounting statements have been made publicly available in accordance with ASR 135.

                   ARTICLE VI. CONDITIONS PRECEDENT TO MERGER

6.1. CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

a.   Approval by Governmental Regulatory Authorities; No Disadvantageous Conditions.
     (i) The Merger and other transactions described herein shall have been approved, to the extent required by law, by the FRB and the West Virginia Board, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions;

                                    App. I-25

     (ii) No governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by Horizon Bancorp to be materially disadvantageous or burdensome or to so adversely impact the economic or business benefits of this Agreement to Horizon Bancorp as to render it inadvisable for it to consummate the Merger;

     (iii) The thirty (30) day waiting period required following necessary approvals by the
     FRB for review of the transactions described herein by the United States Department of
     Justice shall have expired, and, in connection with such review, no objection to the
     Merger shall have been raised; and

     (iv) All other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

b.   Adverse Proceedings, Injunction, Etc.  There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the United States
     Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Twentieth Bancorp or Horizon Bancorp from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against Twentieth Bancorp or Horizon Bancorp or any of their respective officers or directors which shall reasonably be considered by Twentieth Bancorp or Horizon Bancorp to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof.

c.   Approval by Boards of Directors and Shareholders.  The shareholders of Horizon Bancorp and the shareholders of Twentieth Bancorp shall each have duly approved, ratified and confirmed this Agreement, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and Bylaws.

d.   Fairness Opinion.  Twentieth Bancorp shall have received from its financial advisor,
     Baxter Fentriss and Co., a written opinion (the "Fairness Opinion"), dated as of a date prior to the mailing of the Proxy Statement/Prospectus to Twentieth Bancorp's
     shareholders in connection with the Shareholders Meeting, to the effect that the terms of the Merger are fair, from a financial point of view, to Twentieth Bancorp and its shareholders.

e.   No Termination or Abandonment.  This Agreement shall not have been terminated or abandoned by any party hereto.

f.   Date to Complete.  If the merger shall not have been completed by December 31, 1996.

6.2. ADDITIONAL CONDITIONS TO TWENTIETH BANCORP'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Twentieth Bancorp's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

a.   Material Adverse Change.  There shall not have been any material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Horizon Bancorp and its consolidated subsidiaries considered as one enterprise, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the of time or otherwise, may or could cause, create or result in any such material adverse change.

                                    App. I-26

b.   Compliance with Laws.  Horizon Bancorp shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Horizon Bancorp and its consolidated subsidiaries considered as one enterprise.

c.   Horizon Bancorp's Representations and Warranties and Performance of Agreements;
     Officers' Certificate.  Unless waived in writing by Twentieth Bancorp as provided in
     Paragraph 9.2. below, each of the representations and warranties of Horizon Bancorp contained in this Agreement as supplemented by Horizon Bancorp Disclosure Statement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Horizon
     Bancorp and its consolidated subsidiaries considered as one enterprise, and (ii) as otherwise contemplated by this Agreement; and Horizon Bancorp shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.
     Twentieth Bancorp shall have received a certificate dated as of the Closing Date and executed by Horizon Bancorp to the foregoing effect and as to such other matters as may be reasonably requested by Twentieth Bancorp.

d.   Legal Opinion of Horizon Bancorp Counsel.  Twentieth Bancorp shall have received from
     Robinson & McElwee, counsel for Horizon Bancorp, a written opinion dated as of the
     Closing Date and substantially in the form of Exhibit A attached hereto or otherwise in form and substance reasonably satisfactory to Twentieth Bancorp.

e.   Other Documents and Information from Horizon Bancorp.  Horizon Bancorp shall have provided to Twentieth Bancorp correct and complete copies of its Bylaws, Certificate of
     Incorporation and board resolutions (all certified by its Secretary), together with certificates of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Twentieth Bancorp or its counsel.

f.   Certificate of Merger; Other Actions.  A Certificate of Merger in the form described in
     Paragraph 1.7. above shall have been duly executed and delivered by Horizon Bancorp as provided in that Paragraph.

g.   Acceptance by Twentieth Bancorp's Counsel.  The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Twentieth Bancorp's legal counsel.

h.   Completion of Due Diligence.  Twentieth Bancorp shall have completed its Due Diligence by no later than February 29, 1996 and be satisfied in its sole discretion with the results of that examination.

6.3. ADDITIONAL CONDITIONS TO HORIZON BANCORP'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Horizon Bancorp's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

a.   Material Adverse Change.  There shall not have occurred any material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Twentieth Bancorp, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

b.   Compliance with Laws.  Twentieth Bancorp shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or

                                    App. I-27

     failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, business assets, loan portfolio, properties or operations of Horizon Bancorp or
     Twentieth Bancorp.

c.   Twentieth Bancorp's Representations and Warranties and Performance of Agreements;
     Officers' Certificate.  Unless waived in writing by Horizon Bancorp as provided in
     Paragraph 9.2. below, each of the representations and warranties of Twentieth Bancorp contained in this Agreement as supplemented by the Twentieth Bancorp Disclosure
     Statement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of
     Twentieth Bancorp and the Bank considered as one enterprise, and (ii) as otherwise contemplated by this Agreement; and Twentieth Bancorp shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.
     Horizon Bancorp shall have received a certificate dated as of the Closing Date and executed by Twentieth Bancorp and its President and Chief Financial Officer to the
     foregoing effect and as to such other matters as may be reasonably requested by Horizon
     Bancorp.

d.   Effectiveness of Registration Statement; Compliance with Securities and Other "Blue Sky"
     Requirements.  The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated (or threatened by the SEC. Horizon Bancorp shall have taken all such other actions of, if any, as it shall consider to be required by applicable state securities laws (i) to cause the Horizon
     Bancorp Stock to be issued upon consummation of the Merger and at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws,
     (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

e.   Agreements from Twentieth Bancorp Affiliates.  Horizon Bancorp shall have received the written Affiliates' Agreements in form and content satisfactory to Horizon Bancorp and signed by all persons listed in the Twentieth Bancorp Disclosure Statement or who otherwise are deemed by Horizon Bancorp or its counsel to be Affiliates of Twentieth
     Bancorp.

f.   Legal Opinion of Bank Counsel.  Horizon Bancorp shall have received from Levy &
     Trautwein and Pancake, L.C., counsel to Twentieth Bancorp, a written opinion, dated as of the Closing Date and substantially in the form of Exhibit B attached hereto or otherwise in form and substance reasonably satisfactory to Horizon Bancorp.

g.   Other Documents and Information from Twentieth Bancorp.  Twentieth Bancorp shall have provided to Horizon Bancorp correct and complete copies of Twentieth Bancorp's Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by
     Twentieth Bancorp's Secretary), together with certificates of the incumbency of
     Twentieth Bancorp's officers and such other closing documents and information as may be reasonably requested by Horizon Bancorp or its counsel.

h.   Consents to Assignment of Leases.  Twentieth Bancorp shall have obtained all required consents to the assignment to Horizon Bancorp of its rights and obligations under any personal property lease material to the business of Twentieth Bancorp, the Bank or the
     Subsidiary and any Real Property Lease, and such consents shall be in such form and substance as shall be satisfactory to Horizon Bancorp; and, each of the lessors of
     Twentieth Bancorp and the Bank shall have confirmed in writing that neither Twentieth
     Bancorp nor the Bank is in default under the terms and conditions of any personal property lease or any Real Property Lease.

i.   Certificate of Merger; Other Actions.  A Certificate of Merger in the form described in
     Paragraph 1.7. above shall have been duly executed and delivered by Twentieth Bancorp as provided in that Paragraph.

                                    App. I-28

j.   Completion of Due Diligence.  By no later than February 29, 1996, Horizon Bancorp shall have completed its Due Diligence and shall be satisfied in its sole discretion with the results of that examination.

k.   Dissenters.  Neither Twentieth Bancorp's shareholders nor Horizon Bancorp's shareholders shall have exercised Dissenters' Rights in an amount that would prevent pooling of interests.

l.   Acceptance by Horizon Bancorp's Counsel.  The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Horizon Bancorp's legal counsel.

m.   Fairness Opinion.  Horizon Bancorp shall have received a letter from the
     Robinson-Humphrey Company prior to mailing the proxy materials to Horizon Bancorp shareholders in form and substance satisfactory to Horizon Bancorp that the transaction is fair from a financial standpoint to the shareholders of Horizon Bancorp.

n.   Accountants' Letters.  Horizon Bancorp shall have received a letter in form and substance satisfactory to it before the Effective Time from the accountant for Twentieth
     Bancorp and for Horizon Bancorp that the transaction will qualify for pooling of interests treatment.

                   ARTICLE VII. TERMINATION; BREACH; REMEDIES

7.1. MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Twentieth Bancorp and/or approval by the shareholders of Horizon Bancorp), this Agreement may be terminated by the mutual agreement of Horizon Bancorp and Twentieth Bancorp. Upon any such mutual termination, all obligations of Twentieth Bancorp and Horizon Bancorp hereunder shall terminate and each party shall pay costs and expenses as provided above.

7.2. UNILATERAL TERMINATION. This Agreement may be terminated by either Horizon Bancorp or Twentieth Bancorp (whether before or after approval hereof by Twentieth Bancorp's shareholders and/or approval by the shareholders of Horizon Bancorp) upon written notice to the other parties and under the circumstances described below.

a.   Termination by Horizon Bancorp.  This Agreement may be terminated by Horizon Bancorp by action of its Board of Directors or Executive Committee:

     (i) if any of the conditions to the obligations of Horizon Bancorp shall not have been materially satisfied or effectively waived in writing by Horizon Bancorp (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Horizon Bancorp to satisfy any of its obligations, covenants or agreements contained herein);

     (ii) if Twentieth Bancorp shall have violated or failed to fully perform any of its obligations, covenants or agreements contained herein in any material respect;

     (iii) if Horizon Bancorp determines at any time that any of Twentieth Bancorp's representations or warranties contained herein in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

     (iv) if, notwithstanding Horizon Bancorp's satisfaction of its obligations under
     Paragraphs 5.1.b., 5.1.c. and 5.1.e. above, Twentieth Bancorp's shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholders Meeting; or

     (vi) if Horizon Bancorp's shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholders Meeting.
     However, before Horizon Bancorp may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this paragraph, it shall give written notice to
     Twentieth Bancorp as provided

                                    App. I-29

     herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Horizon Bancorp shall not become effective if, within thirty (30)
     days following the giving of such notice, Twentieth Bancorp shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Horizon
     Bancorp. In the event Twentieth Bancorp cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Horizon Bancorp within such thirty (30) day period, Horizon Bancorp shall have thirty (30) days to notify Twentieth Bancorp of its intention to terminate this Agreement. A failure to so notify Twentieth Bancorp will be deemed to be a waiver by Horizon Bancorp of the breach, default or violation pursuant to Paragraph 9.2. below.

b.   Termination by Twentieth Bancorp.  This Agreement may be terminated by Twentieth
     Bancorp:

     (i) if any of the conditions of the obligations of Twentieth Bancorp shall not have been satisfied or effectively waived in writing by Twentieth Bancorp (except to the extent that the failure of such condition to be satisfied has been caused by the failure of
     Twentieth Bancorp to satisfy any of its obligations, covenants or agreements contained herein);

     (ii) if Horizon Bancorp shall have violated or failed to fully perform any of its obligations, covenants or agreements contained herein in any material respect;

     (iii) if Twentieth Bancorp determines that any of Horizon Bancorp's representations and warranties contained herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect; or

     (iv) if Twentieth Bancorp's shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholders Meeting;
     However, before Twentieth Bancorp may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this paragraph, it shall give written notice to Horizon Bancorp as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Twentieth Bancorp shall not become effective if, within thirty (30) days following the giving of such notice, Horizon
     Bancorp shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Twentieth Bancorp. In the event Horizon Bancorp cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Twentieth Bancorp within such thirty (30) day period,
     Twentieth Bancorp shall have thirty (30) days to notify Horizon Bancorp of its intention to terminate this Agreement. A failure to so notify Horizon Bancorp will be deemed to be a waiver by Twentieth Bancorp of the breach, default or violation pursuant to Paragraph
     9.2. below.

c.   Termination by Either Twentieth Bancorp or Horizon Bancorp.  If the average closing price for Horizon Bancorp common stock over the ten trading days prior to the Effective
     Date is more than $46, then the exchange ratio shall become $46.46 divided by the average closing price over the ten trading days. In this event Twentieth's Board can accept the lower exchange rate at closing or terminate the Agreement. If the average closing price for Horizon Bancorp common stock over the ten trading days prior to the
     Effective Date is less than $34, then the exchange ratio shall become $34.34 divided by the average closing price over the ten trading days. In this event Horizon's Board can terminate the Agreement at closing or permit the higher exchange ratio. The party having the option to proceed at the modified ratio must by board action grant its consent to proceed no later than seventy two (72) hours after the last of the subject ten trading days.

7.3. BREACH; REMEDIES. Except as otherwise provided below, in the event of a material breach by Twentieth Bancorp of any of its representations or warranties contained in this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Paragraph 3.1 or Paragraphs 5.1. through 5.9. of this

                                    App. I-30

Agreement, then Horizon Bancorp's may, in addition to other remedies available to it under law or equity terminate this Agreement prior to the Effective Time. In the event of any such termination of this Agreement by Horizon Bancorp, Twentieth Bancorp shall be obligated to pay Horizon Bancorp the sum of Two Hundred Thousand Dollars ($200,000).

In the event of a breach by Horizon Bancorp of any of its representations or warranties contained in this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, then Twentieth Bancorp's sole right and remedy shall be to terminate this Agreement prior to the Effective Time. In the event of any such termination of this Agreement by Twentieth Bancorp, then Horizon Bancorp shall be obligated to reimburse Twentieth Bancorp for up to (but not more than) One Hundred Thousand Dollars ($100,000.00) in out-of-pocket expenses which actually have been incurred by Twentieth Bancorp.

Notwithstanding anything contained herein to the contrary, if either party to this Agreement breaches this Agreement by wilfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in this Agreement, such party shall be obligated to pay all expenses of the other party, together with other damages recoverable at law or in equity.

                         ARTICLE VIII. INDEMNIFICATION

8.1. AGREEMENT TO INDEMNIFY. Twentieth Bancorp and Horizon Bancorp hereby agree that in the event this Agreement is terminated for any reason and the Merger is not consummated, then they will indemnify each other as provided below.

a.   By Twentieth Bancorp.  Twentieth Bancorp shall indemnify, hold harmless and defend
     Horizon Bancorp from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature, including without limitation reasonable attorneys'
     fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Horizon Bancorp:

     (i) in connection with or which arise out of or result from or are based upon (A)
     Twentieth Bancorp's operations or business transactions or its relationship with any of its employees, or (B) Twentieth Bancorp's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

     (ii) in connection with or which arise out of or result from or are based upon any fact, condition or circumstance that constitutes a breach by Twentieth Bancorp of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Twentieth Bancorp to perform any of its covenants, agreements or obligations under or in connection with this
     Agreement;

     (iii) in connection with or which arise out of or result from or are based upon any information provided by Twentieth Bancorp which is included in the Proxy
     Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to Twentieth Bancorp's shareholders and/or Horizon Bancorp's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and,

     (iv) in connection with or which arise out of or result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation on, from or relating to the Real Property by Twentieth Bancorp or any other person of any Hazardous
     Substances, or any action taken or any event or condition occurring or existing with respect to

                                    App. I-31

     the Real Property which constitutes a violation of any Environmental Laws by Twentieth
     Bancorp or any other person.
b.   By Horizon Bancorp.  Horizon Bancorp shall indemnify, hold harmless and defend Twentieth
     Bancorp from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Twentieth Bancorp:
     (i) in connection with or which arise out of or result from or are based upon (A)
     Horizon Bancorp's operations or business transactions or its relationship with any of its employees, or (B) Horizon Bancorp's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;
     (ii) in connection with or which arise out of or result from or are based upon of any fact, condition or circumstance that constitutes a breach by Horizon Bancorp of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Horizon Bancorp to perform any of its covenants, agreements or obligations under or in connection with this
     Agreement; and,
     (iii) in connection with or which arise out of or result from or are based upon any information provided by it which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to
     Twentieth Bancorp's shareholders and/or Horizon Bancorp's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated
     therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

8.2. PROCEDURE FOR CLAIMING INDEMNIFICATION.

a.   By Horizon Bancorp.  If any matter subject to indemnification hereunder arises in the form of a claim against Horizon Bancorp, its successors and assigns (collectively,
     "Indemnitee") (herein referred to as a "Third Party Claim"), the applicable Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to Twentieth Bancorp. Within fifteen (15) days of such notice,
     Twentieth Bancorp either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify the applicable Indemnitee and Horizon Bancorp that Twentieth Bancorp disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by Twentieth Bancorp and the cost of such defense shall be borne by Twentieth Bancorp except that the applicable Indemnitee shall have the right to participate in such defense at its own expense and provided that
     Twentieth Bancorp shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon any of the parties comprising Indemnitee hereunder. Horizon
     Bancorp agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the
     Third Party Claim available to Twentieth Bancorp without charge therefor except for out-
     of-pocket expenses. If Twentieth Bancorp fails to take action within fifteen (15) days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the parties comprising Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Each of the parties comprising Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by
     Twentieth Bancorp.
b.   By Twentieth Bancorp.  If any matter subject to indemnification hereunder arises in the form of a claim against Twentieth Bancorp or its successors and assigns (herein referred to as a "Third Party Claim"), Twentieth Bancorp promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to Horizon Bancorp.
     Within fifteen (15) days of such notice, Horizon Bancorp

                                    App. I-32

     either (i) shall pay the Third Party Claim either in full or upon agreed compromise or
     (ii) shall notify Twentieth Bancorp that Horizon Bancorp disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by Horizon
     Bancorp and the cost of such defense shall be borne by Horizon Bancorp except that
     Twentieth Bancorp shall have the right to participate in such defense at its own expense and provided that Horizon Bancorp shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon Twentieth Bancorp. Twentieth Bancorp agrees that it shall cooperate in all reasonable respects in the defense of any such Third
     Party Claim, including making personnel, books and records relevant to the Third Party
     Claim available to Horizon Bancorp without charge therefor except for out-of-pocket expenses. If Horizon Bancorp fails to take action within fifteen (15) days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, Twentieth Bancorp shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Twentieth Bancorp also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by Horizon Bancorp.


                      ARTICLE IX. MISCELLANEOUS PROVISIONS

9.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER AGREEMENTS.

a.   Representations, Warranties and Other Agreements.  None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained with regard to appointment of directors and Horizon Bancorp's representation and warranty with regard to its issuance of fully paid and nonassessable stock shall survive the effectiveness of the Merger.
b.   Indemnification.  The parties' indemnification agreements and obligations contained herein shall become effective only in the event this Agreement is terminated, and neither of the parties shall have any obligations under Paragraph 8.1. in the event of or following consummation of the Merger.

9.2. WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party or as provided in Paragraphs 7.2.a. and 7.2.b. above, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

9.3. AMENDMENT. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Twentieth Bancorp, by an agreement in writing approved by a majority of the Boards of Directors of Horizon Bancorp and Twentieth Bancorp executed in the same manner as this Agreement; provided however, that, except with the further approval of Twentieth Bancorp's shareholders of that change or as otherwise provided herein, following approval of this Agreement by Twentieth Bancorp's shareholders no change may be made in the Cash Factor.(1)


                                    App. I-33

9.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

     If to Twentieth Bancorp, to:
                                    Mr. B. C. McGinnis, III
                                    President/CEO
                                    The Twentieth Street Bank
                                    190 Third Avenue
                                    Box 5527
                                    Huntington, West Virginia 25703
     With a copy to:
                                    Robert M. Levy, Esquire
                                    Levy, Trautwein and Pancake, L.C.
                                    Suite 200, Morris Building
                                    845 Fourth Avenue
                                    Huntington, West Virginia 25701
     If to Horizon Bancorp, to:
                                    Horizon Bancorp, Inc.
                                    Attn: Mr. Frank S. Harkins, Jr.
                                    Chairman
                                    1 Park Avenue
                                    Box D
                                    Beckley, West Virginia 25802-2803

                                    Mr. Philip McLaughlin
                                    President/CEO
                                    Horizon Bancorp, Inc.
                                    109 S. Jefferson Street
                                    Box 387
                                    Lewisburg, West Virginia 24901
     With copy to:
                                    Edward M. Payne, III, Esquire
                                    File, Payne, Scherer & File
                                    Law Building
                                    130 Main Street
                                    Beckley, West Virginia 25801

                                    David K. Higgins, Esquire
                                    Robinson & McElwee
                                    Post Office Box 1791
                                    Charleston, West Virginia 25326
- ---------

(1) Parties have agreed that the phrase "Cash Factor" is a typographical error in the original agreement and should read "Exchange Ratio."

9.5. FURTHER ASSURANCE. Twentieth Bancorp and Horizon Bancorp each agree to furnish to the other such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

9.6. HEADINGS AND CAPTIONS. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

9.7. ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the

                                    App. I-34
transactions described herein and supersedes any and all other oral or written agreements) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

9.8. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

9.9. ASSIGNMENT. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

9.10. COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

9.11. GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the laws of West Virginia.

9.12. INSPECTION. Any right of Horizon Bancorp hereunder to investigate or inspect the assets, books, records, files and other information of Twentieth Bancorp in no way shall establish any presumption that Horizon Bancorp should have conducted any investigation or that such right has been exercised by Horizon Bancorp, its agents, representatives or others. Any investigations or inspections that have been made by Horizon Bancorp by its agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Twentieth Bancorp in this Agreement.

                     [THIS SPACE LEFT BLANK INTENTIONALLY]

                                    App. I-35

     IN WITNESS WHEREOF, Twentieth Bancorp and Horizon Bancorp each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.

                                        TWENTIETH BANCORP, INC.

                                        By:   /s/ B. C. MCGINNIS, III
                                            -----------------------------
                                                       President

[CORPORATE SEAL]

                                        By:   /s/ BRIAN A. SHEPHERD
                                            -----------------------------
                                                       Secretary

                                        HORIZON BANCORP, INC.

                                        By:  /s/ FRANK S. HARKINS, JR.
                                            -----------------------------
                                                        Chairman

                                        and


                                        By:   /s/ PHILIP MCLAUGHLIN
                                            -----------------------------
                                                     President/CEO

[CORPORATE SEAL]

                                        By:   /s/ EDWARD. PAYNE III
                                            -----------------------------
                                                       Secretary

                                    App. I-36

                                   EXHIBIT A

           FORM OF LEGAL OPINION OF COUNSEL FOR HORIZON BANCORP, INC.

                                                             , 199

Twentieth Bancorp, Inc.

- ---------------------------------

- ---------------------------------

Gentlemen and Ladies:

     We have acted as counsel to Horizon Bancorp, Inc. ("Horizon Bancorp") in connection with the Plan of Merger and Reorganization (the "Agreement") dated
            , 199 , by and between Twentieth Bancorp, Inc. ("Twentieth Bancorp") and Horizon Bancorp whereunder Twentieth Bancorp will be merged into Horizon Bancorp (the "Merger"). As such counsel, we have reviewed such organizational documents, indentures, contracts, deeds, instruments, minutes, actions of the Board of Directors and shareholders of Horizon Bancorp and such other documents as we have deemed necessary as a basis for the opinions expressed herein, which are being delivered to you pursuant to the Agreement. Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

     In reviewing the documents referred to above, we have assumed without inquiry the genuineness of all signatures, and the conformity with originals of all documents submitted to us as copies. We have assumed that Twentieth Bancorp, has and had the power to enter into and to perform the Merger, and all other instruments in which its joinder is contemplated in connection with the Agreement. We have also assumed Twentieth Bancorp's due authorization, execution and delivery of the Agreement and other instruments described therein and the validity, binding effect and enforceability thereof with respect to Twentieth Bancorp in accordance with their respective terms. We have relied as to certain factual matters on representations of Horizon Bancorp contained in the Agreement, on certificates of officers of Horizon Bancorp and certain public officials or agencies.

     Whenever we state our opinion to be to our knowledge, we mean that our attorneys who have given substantive legal attention to representation of Horizon Bancorp in the transaction have not made any investigation to acquire actual knowledge of the existence or absence of the facts forming the basis for such opinion, but are without information generally which contradicts the existence or absence of the facts forming the basis for such opinion.

     Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that, except as disclosed in the Registration Statement, the Agreement or the Disclosure Statement given by Horizon Bancorp in connection therewith:

1. Horizon Bancorp (i) is duly organized and incorporated, validly existing and in good standing (as a business corporation) under the laws of West Virginia,
   (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (iii) is duly qualified to do business and is in good standing in West Virginia and, to our knowledge, in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise, and
   (iv) to our knowledge, is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise.

                                    App. I-37

2. Horizon Bancorp' authorized capital stock consists of Five Million (5,000,000) shares of One Dollar ($1.00) par value per share common stock ("Horizon Bancorp Stock"). The shares of Horizon Bancorp Stock to be issued to Twentieth Bancorp's shareholders pursuant to the Agreement, when issued as described therein, will be duly authorized, validly issued, fully paid and nonassessable.

3. (i) Horizon Bancorp has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, (ii) all corporate proceedings required to be taken to authorize Horizon Bancorp to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described therein have been duly and properly taken, and (iii) the Agreement constitutes the valid and binding agreement of Horizon Bancorp enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity governing and limiting the availability of specific performance, injunctive relief and other equitable remedies and (D) applicable laws and regulations and the application of principles of public policy underlying such laws and regulations limiting the enforceability of indemnification provisions).

4. Except where the same would not have a material adverse effect on Horizon Bancorp and its subsidiaries considered as one enterprise, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by Horizon Bancorp with any of its obligations or agreements contained therein, will:

        (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Horizon Bancorp' Certificate of Incorporation or Bylaws, or, to our knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Horizon Bancorp is bound or by which it, its business, capital stock or any of its properties or assets may be affected;

        (ii) to our knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Horizon Bancorp' properties or assets;

        (iii) to our knowledge, violate any applicable federal or state statute, law, rule or regulation, or, to our knowledge, any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or

        (iv) to our knowledge, result in the acceleration of any obligation or indebtedness of Horizon Bancorp.

5. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Horizon Bancorp's execution and delivery of the Agreement, or, to our knowledge, the performance of their respective obligations or agreements or the consummation of the transactions described therein, except for required approvals of governmental or regulatory authorities and shareholders which have been obtained.

     We have participated in conferences with representatives of Horizon Bancorp and their and your respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of Horizon Bancorp) nothing has come to our attention which would lead us to believe that the Registration Statement at the time it became effective, or the Proxy Statement, at the time it was distributed to Twentieth Bancorp's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that we express no opinion regarding any information contained in the Registration Statement regarding the Bank, or as to any financial statements or other financial and statistical data included therein).

                                    App. I-38

     We are licensed to practice in the State of West Virginia, and our opinions are not intended to, and do not, cover the laws of any other state. To the extent that matters as to which we have opined may be governed by the laws of any other state, our opinions are given as if such matters were governed by the laws of the State of West Virginia. Our opinion is based upon reported decisions of the West Virginia Supreme Court of Appeals as of the date hereof.

     The opinions rendered herein are solely for your benefit and are not to be used, circulated or otherwise referred to without our prior written consent.

                                            Very truly yours,

                                            ------------------------------------

                                            ------------------------------------

                                    App. I-39

                                   EXHIBIT B

             FORM OF LEGAL OPINION OF COUNSEL FOR TWENTIETH BANCORP

                                                             , 199

Horizon Bancorp, Inc.

- ------------------------------------------------------

- ------------------------------------------------------

Gentlemen and Ladies:

     We have acted as counsel to the Twentieth Bancorp, Inc. ("Twentieth Bancorp") and Twentieth Street Bank (the "Bank"), a West Virginia banking corporation, in connection with the Plan of Merger and Reorganization dated
            , 199 , (the "Agreement") by and between Twentieth Bancorp, Inc. and Horizon Bancorp, Inc. ("Horizon Bancorp"). As such counsel, we have reviewed such organizational documents, indentures, contracts, deeds, instruments, minutes actions of the Boards of Directors and shareholders of Twentieth Bancorp and the Bank, and such other documents as we have deemed necessary as a basis for the opinions expressed herein, which are being delivered to you pursuant to the Agreement. Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

     In reviewing the documents and information referred to above, we have assumed without inquiry the genuineness of all signatures, and the conformity with originals of all documents submitted to us as copies. We have assumed that Horizon Bancorp has and had the power to enter into and to perform the Agreement, and all other instruments in which their joinder is contemplated in connection with the Agreement. We have also assumed Horizon Bancorp's due authorization, execution and delivery of the Agreement and other instruments described therein and the validity, binding effect and enforceability thereof with respect to Horizon Bancorp in accordance with their respective terms. We have relied as to certain factual matters on representations of Twentieth Bancorp contained in the Agreement, on certificates of officers of Twentieth Bancorp and certain public officials or agencies.

     Whenever we state our opinion to be to our knowledge, we mean that our attorneys who have given substantive legal attention to representation of Twentieth Bancorp and the Bank in the transaction have not made any investigation to acquire actual knowledge of the existence or absence of the facts forming the basis for such opinion, but are without information generally which contradicts the existence or absence of the facts forming the basis for such opinion.

     Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that, except as disclosed in the Registration Statement, the Agreement or the Disclosure Statement given by Twentieth Bancorp in connection therewith:

1. Twentieth Bancorp and the Bank each (i) is duly organized and incorporated, validly existing and in good standing (as a business corporation and a banking corporation, respectively) under the laws of West Virginia; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted;
    (iii) is duly qualified to do business and is in good standing in West Virginia, and, to our knowledge, in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Twentieth Bancorp or the Bank; and, (iv) to our knowledge, is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Twentieth Bancorp or the Bank.

                                    App. I-40

2.  Twentieth Bancorp's authorized capital stock consists of
    (       ) shares of common stock,             ($       ) par value per share
    ("Twentieth Bancorp Stock"), of which             (       ) shares are
    issued and outstanding and constitute Twentieth Bancorp's only outstanding securities.

   Each outstanding share of Twentieth Bancorp Stock (i) has been duly authorized and are validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) is exempt from the registration and reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act").

3.  The Bank does not have any subsidiary (direct or indirect).

4. Neither Twentieth Bancorp nor the Bank has any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Twentieth Bancorp Stock or any other securities of Twentieth Bancorp, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Twentieth Bancorp Stock or any other securities of Twentieth Bancorp, or (iii) plan, agreement or other arrangement pursuant to which shares of Twentieth Bancorp Stock or any other securities of Twentieth Bancorp, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

5. The Agreement has been duly and validly approved by Twentieth Bancorp's Board of Directors and shareholders to the extent and in the manner required by applicable law, and has been executed and delivered on Twentieth Bancorp's behalf,

        (i) Twentieth Bancorp has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein,

        (ii) all corporate proceedings and approvals required to authorize Twentieth Bancorp to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and

        (iii) the Agreement constitutes the valid and binding agreement of Twentieth Bancorp enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity governing and limiting the availability of specific performance, injunctive relief and other equitable remedies, and (D) applicable laws and regulations and the applications of principles of public policy underlying such laws and regulations limiting the enforceability of indemnification provisions).

6. Neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by Twentieth Bancorp with any of its obligations or agreements contained therein, will:

        (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of Twentieth Bancorp or the Bank, or, to our knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Twentieth Bancorp or the Bank is bound or by which it, its business, capital stock or any of its properties or assets may be affected;

        (ii) to our knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Twentieth Bancorp or the Bank;

        (iii) violate any applicable federal or state statute, law, rule or regulation, or, to our knowledge, any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or

                                    App. I-41

        (iv) to our knowledge, result in the acceleration of any obligation or indebtedness of Twentieth Bancorp or the Bank.

7. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Twentieth Bancorp's execution and delivery of the Agreement, or, to our knowledge, the performance of its obligations or agreements or the consummation of the transactions described herein, except for approvals of Twentieth Bancorp's shareholders and of governmental or regulatory authorities which have been obtained.

8. The Proxy Statement delivered to the shareholders of Twentieth Bancorp complied as to form in all material respects with applicable regulations of the Securities and Exchange Commission.

9. There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to our knowledge, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to our knowledge, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Twentieth Bancorp or the Bank or any of its properties or assets which, if determined adversely, could result in liability on the part of Twentieth Bancorp or the Bank for, or subject it to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on Twentieth Bancorp's consolidated financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations or on the ability of Twentieth Bancorp to consummate the Agreement;

  To our knowledge, Twentieth Bancorp and the Bank have all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of their banking business or to own, lease and operate their properties; all such Permits are in full force and effect; no material violations are or have been recorded in respect of any such Permits; and, to our knowledge, no proceeding is pending, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

  Except as reflected in the Twentieth Bancorp Disclosure Statement, neither Twentieth Bancorp nor the Bank is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FRB or the Commission) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Twentieth Bancorp or the Bank which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Twentieth Bancorp or the Bank; and, to the best of our knowledge and belief, neither Twentieth Bancorp nor the Bank has been advised nor has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

10. When a Certificate of Merger has been duly executed by Twentieth Bancorp and, with the approval of the West Virginia Board, has been filed with the Secretary of State of West Virginia in accordance with law, the Merger will become effective at the time of the issuance of the Certificate of Merger by the Secretary of State of West Virginia.

     We have participated in conferences with representatives of Twentieth Bancorp and the Bank and their and your respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of Twentieth Bancorp and the Bank) nothing has come to our attention which would lead us to believe that the Registration Statement at the time it became effective, or the Proxy Statement, at the time it was distributed to Twentieth Bancorp's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated herein or necessary to make the

                                    App. I-42
statements therein not misleading (except that we express no opinion regarding any information contained in the Registration Statement regarding Horizon Bancorp, or as to any financial statements or other financial and statistical data included therein).

     We are licensed to practice in the State of West Virginia, and our opinions are not intended to, and do not, cover the laws of any other state. To the extent that matters as to which we have opined may be governed by the laws of any other state, our opinions are given as if such matters were governed by the laws of the State of West Virginia. Our opinion is based upon the reported decision of the West Virginia Supreme Court of Appeals as of the date hereof.

     The opinions rendered herein are solely for your benefit and are not to be used, circulated or otherwise referred to without our prior written consent.

                                            Very truly yours,

                                            ------------------------------------

                                            ------------------------------------

                                    App. I-43

                                   EXHIBIT C

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") made as of ____, 1996 by and between THE TWENTIETH STREET BANK, a banking corporation organized under the laws of West Virginia (the "Employer"), and ____ (the "Executive").

                          W I T N E S S T H  T H A T:

     WHEREAS, Executive has been employed by Employer as ____; and

     WHEREAS, Executive desires to provide for the continued employment of the Executive upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

                                    App. I-44

1.    EMPLOYMENT:
      (a) Position.  Executive shall serve as ____.
      (b) Services.  Employer agrees to employ the Executive to perform services for the
          Employer in the capacities indicated above in the Employment Area and the Executive agrees to perform such services upon the terms and conditions herein provided.
          "Employment Area" shall mean the City of Huntington, West Virginia and any other location within thirty (30) miles of the city limits of Huntington. The Executive also agrees to perform such managerial duties and responsibilities as shall be assigned to him by the Board of Directors of the Employer, which duties and responsibilities shall be of the character required by his assigned offices. The
          Executive shall devote his time and attention on a full-time basis to the discharge of the duties assigned by the Employer and undertaken by him hereunder. The
          Executive shall not, during the term of this Agreement, engage in any activities on behalf of the Employer not sanctioned or approved by Employer's Board of Directors.
2.    TERM AND COMPENSATION:
      (a) Term of Employment.  The term of the employment hereunder shall be from ____, 1996 to and including the first to occur of: (i) except as otherwise provided in Section 3 hereof, ____, 199_, or (ii) the Executive's death.
      (b) Compensation.  During the terms of employment hereunder, the Executive shall receive for his services a base salary (exclusive of incentive or bonus compensation)
          in amounts determined by the Board of Directors or an appropriate committee of the
          Employer in accordance with the salary administration program of the Employer as the same may from time to time be in effect, but in no event shall such base salary be less than $____, including all salary and director's and committee fees received from Employer or any of its affiliates, ("Base Salary"). The Base Salary may be increased, but not decreased, by the Board of Directors of Employer and, if increased, the new salary level will constitute the Base Salary for purposes of this Agreement. Executive shall also be reimbursed for his reasonable expenses associated with attendance at banking conventions, club membership dues and shall continue to be provided with a Bank owned automobile for business use. Executive will continue to receive life insurance protection as previously provided subject to his continued insurability at reasonable rates.
      (c) Benefits.  The Executive shall be eligible for full participation in any additional plan, programs or forms of compensation or benefits that the Employer's Board of
          Directors might hereinafter provide to the class of employees that includes the
          Executive.
      (d) Incapacity.  In the event of the Executive's physical or mental incapacity, this
          Agreement shall terminate and the Employer shall pay or provide to the Executive the compensation and benefits provided under the Employer's disability plans in effect at that time. For the purposes of this Agreement, the term "Executive's physical or mental incapacity" shall mean the Executive's illness or other involuntary physical or mental condition which prevents the Executive from performing the essential functions of his duties for a period of 180 days in any 360 day period.
      (e) Death.  In the event that the Executive's death should occur during the term of this Agreement, this Agreement shall terminate and the Executive or his estate or beneficiaries, as the case may be, shall be entitled only to any and all retirement or death benefits payable under the Employer's plans in effect at that time and no further compensation, including severance compensation, will be paid under this
          Agreement.

3.    TERMINATION BY THE EMPLOYER.
      (a) Termination For Good Cause by the Employer.  Nothing hereunder contained shall prevent the Employer from terminating for good cause the services of the Executive at any time prior to the expiration of this Agreement. Termination of employment "for good cause" means a dismissal of the Executive because of (i) the material failure of the Executive, after written notice, to render

                                    App. I-45

          services to the Employer in a manner satisfactory to a majority of the Employer's
          Board of Directors, as required herein, (ii) the Executive's gross or wilful neglect or duty; or (iii) fraudulent or criminal conduct; (iv) conduct constituting moral turpitude; (v) material breach of any of the provisions of this Agreement, or
          (vi) the absence of the Executive from his position and/or the failure to perform his duties on a full-time basis for six (6) consecutive months other than for physical or mental incapacity. If the Employer shall terminate the Executive's employment for good cause, then the Executive shall not have any rights or claims against the Employer and the Executive shall be entitled only to receive his Base
          Salary in respect of services performed through the Date of Termination.


      (b) Termination by the Executive.  The Executive shall be entitled to terminate his employment for good reasons, in which event the Employer shall be obligated to pay the
          Executive and furnish him the benefits provided in Section 4 hereof. "Good reason"
          shall mean that Employer has breached this Agreement and shall not have cured its breach within thirty (30) days of receiving notice from Executive of the nature of such breach.

          The right herein conferred upon the Executive to terminate this employment agreement for good reason may be exercised by the Executive at any time within 180 days of an event constituting good reason, at his sole discretion, and any failure by the
          Executive to exercise this right after he has "good reason" to do so shall not be deemed a waiver of the right.

          In the event the Executive terminates his employment without "good reason" then he shall be entitled to no further compensation after the "Date of Termination" as defined in part (d) of this paragraph 3.

          In addition, Executive may terminate his employment hereunder during the first year of this Agreement whereupon he shall be paid his Base Salary for six (6) months and shall not compete or be employed in competition to Bank during such period. Violation of this covenant not to compete will obligate Executive to refund all payments made to him by Bank after his termination of this Agreement.

      (c) Notice of Termination.  Any termination of the Executive's employment by the
          Employer or by the Executive shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of
          Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in the facts and circumstances claimed by the party which provides a basis for termination.
      (d) Date of Termination.  "Date of Termination" shall mean (i) if the Agreement is terminated by the Executive, the date on which the Notice of Termination is delivered, or (ii) if the Agreement is terminated by the Employer for any reason, the date on which a Notice of Termination is given.

4.    COMPENSATION UPON TERMINATION.  If, without good cause, the Employer terminates the services of the Executive prior to the expiration of this Agreement of if the Executive terminates his employment for good reason, then:

      (a) Accrued But Unpaid Compensation.  The Employer shall pay the Executive's full Base
          Salary through the Date of Termination at the rate then in effect and the amount, if any, of awards theretofore made which have not yet been paid.
      (b) Severance Allowance.  The Employer shall pay the Executive a severance allowance in equal monthly payments commencing on the last day of the month in which the Date of
          Termination occurs, equal in amount to one twelfth (1/12) of the Base Salary paid to the Executive by Employer in the twelve (12) months preceding the Notice of
          Termination. Such severance allowance shall continue until the date mentioned above in paragraph 2(a)(i).
      (c) Employee Benefits.  The Employer shall maintain in full force and effect, for the
          Executive's continued benefit until the earlier of the first anniversary of the Date of
          Termination or the date the Executive becomes a participant in similar plans, programs or arrangements provided by a


                                    App. I-46

          subsequent employer, all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the
          Executive's continued participation is possible under the general terms and provisions of such plan or program is barred, under the terms of the group plans in effect, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive is entitled to receive under such plans and programs. At the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Employer and relating specifically to the Executive.


5.    MISCELLANEOUS:
      (a) Waiver:  A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.
      (b) Arbitration.  Any dispute among the parties hereto arising out of or with respect to this Agreement or any of its provisions shall be resolved by the sole and exclusive remedy of binding arbitration, as follows: the Employer and Employee shall name one arbitrator; the arbitrators so selected shall each name a third arbitrator; the decision of the majority of the arbitrators shall be binding upon the parties and enforceable in a court of competent jurisdiction. The arbitration proceeding shall be conducted in Huntington, West Virginia.
      (c) Severability.  If any provision of this Agreement, as applied to any circumstances, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the applicability of such provision to any other circumstances.
      (d) Amendment.  This Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.
      (e) Nonassignability.  Neither the Executive nor his estate shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable.
      (f) Binding Effect.  This Agreement shall be binding upon and insure to the benefit of the Executive (and his personal representative), the Employer and any successor organization or organizations which shall succeed to substantially all of the business and property of the Employer, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Employer or otherwise, including by operation of law.
      (g) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of West Virginia, whether statutory or decisional, applicable to agreements made and entirely to be performed within such state and such provisions of federal law as may be applicable.

                                    App. I-47

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
                                        EXECUTIVE:


                                        ------------------------------------

                                        THE TWENTIETH STREET BANK

                                        By:
                                            --------------------------------

                                             Its:
                                                  --------------------------

                                    App. I-48

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") made as of ____, 1996 by and between THE TWENTIETH STREET BANK, a banking corporation organized under the laws of West Virginia (the "Employer"), and Brian Shepherd (the "Executive").

                          W I T N E S S T H  T H A T:

     WHEREAS, Executive has been employed by Employer as ________________; and

     WHEREAS Executive desires to provide for the continued employment of the Executive upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

1.    EMPLOYMENT:
      (a) Position.  Executive shall serve as __________________________________________.
      (b) Services.  Employer agrees to employ the Executive to perform services for the
          Employer in the capacities indicated above in the Employment Area and the Executive agrees to perform such services upon the terms and conditions herein provided.
          "Employment Area" shall mean the City of Huntington, West Virginia and any other location within thirty (30) miles of the city limits of Huntington. The Executive also agrees to perform such managerial duties and responsibilities as shall be assigned to him by the Board of Directors of the Employer, which duties and responsibilities shall be of the character required by his assigned offices. The
          Executive shall devote his time and attention on a full-time basis to the discharge of the duties assigned by the Employer and undertaken by him hereunder. The
          Executive shall not, during the term of this Agreement, engage in any activities on behalf of the Employer not sanctioned or approved by Employer's Board of Directors.
2.    TERM AND COMPENSATION:
      (a) Term of Employment.  The term of the employment hereunder shall be from        ,
          1996 to and including the first to occur of: (i) except as otherwise provided in
          Section 3 hereof, ____, 1998, or (ii) the Executive's death.
      (b) Compensation.  During the terms of employment hereunder, the Executive shall receive for his services a base salary (exclusive of incentive or bonus compensation)
          in amounts determined by the Board of Directors or an appropriate committee of the
          Employer in accordance with the salary administration program of the Employer as the same may from time to time be in effect, but in no event shall such base salary be less than $______, including all salary and director's and committee fees received from Employer or any of its affiliates, ("Base Salary"). The Base Salary may be increased, but not decreased, by the Board of Directors of Employer and, if increased, the new salary level will constitute the Base Salary for purposes of this Agreement.
      (c) Benefits.  The Executive shall be eligible for full participation in any additional plan, programs or forms of compensation or benefits that the Employer's Board of
          Directors might hereinafter provide to the class of employees that includes the
          Executive.
      (d) Incapacity.  In the event of the Executive's physical or mental incapacity, this
          Agreement shall terminate and the Employer shall pay or provide to the Executive the compensation and benefits provided under the Employer's disability plans in effect at that time. For the purposes of this Agreement, the term "Executive's physical or mental incapacity" shall mean the Executive's illness or other involuntary physical or mental condition which prevents the Executive from performing the essential functions of his duties for a period of 180 days in any 360 day period.

                                    App. I-49

      (e) Death.  In the event that the Executive's death should occur during the term of this Agreement, this Agreement shall terminate and the Executive or his estate or beneficiaries, as the case may be, shall be entitled only to any and all retirement or death benefits payable under the Employer's plans in effect at that time and no further compensation, including severance compensation, will be paid under this
          Agreement.
3.    TERMINATION BY THE EMPLOYER.
      (a) Termination For Good Cause by the Employer.  Nothing hereunder contained shall prevent the Employer from terminating for good cause the services of the Executive at any time prior to the expiration of this Agreement. Termination of employment "for good cause" means a dismissal of the Executive because of (i) the material failure of the Executive, after written notice, to render services to the Employer in a manner satisfactory to a majority of the Employer's Board of Directors, as required herein, (ii) the Executive's gross or wilful neglect or duty; or (iii) fraudulent or criminal conduct; (iv) conduct constituting moral turpitude; (v) material breach of any of the provisions of this Agreement, or (vi) the absence of the Executive from his position and/or the failure to perform his duties on a full-time basis for six (6) consecutive months other than for physical or mental incapacity. If the
          Employer shall terminate the Executive's employment for good cause, then the
          Executive shall not have any rights or claims against the Employer and the
          Executive shall be entitled only to receive his Base Salary in respect of services performed through the Date of Termination.
      (b) Termination by the Executive.  The Executive shall be entitled to terminate his employment for good reasons, in which event the Employer shall be obligated to pay the
          Executive and furnish him the benefits provided in Section 4 hereof. "Good reason"
          shall mean that Employer has breached this Agreement and shall not have cured its breach within thirty (30) days of receiving notice from Executive of the nature of such breach.

          The right herein conferred upon the Executive to terminate this employment agreement for good reason may be exercised by the Executive at any time within 180 days of an event constituting good reason, at his sole discretion, and any failure by the
          Executive to exercise this right after he has "good reason" to do so shall not be deemed a waiver of the right.

          In the event the Executive terminates his employment without "good reason" then he shall be entitled to no further compensation after the "Date of Termination" as defined in part (d) of this paragraph 3.

          In addition, Executive may terminate his employment hereunder during the first year of this Agreement whereupon he shall be paid his Base Salary for six (6) months and shall not compete or be employed in competition to Bank during such period. Violation of this covenant not to compete will obligate Executive to refund all payments made to him by Bank after his termination of this Agreement.
      (c) Notice of Termination.  Any termination of the Executive's employment by the
          Employer or by the Executive shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of
          Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in the facts and circumstances claimed by the party which provides a basis for termination.
      (d) Date of Termination.  "Date of Termination" shall mean (i) if the Agreement is terminated by the Executive, the date on which the Notice of Termination is delivered, or (ii) if the Agreement is terminated by the Employer for any reason, the date on which a Notice of Termination is given.
4.    COMPENSATION UPON TERMINATION.  If, without good cause, the Employer terminates the services of the Executive prior to the expiration of this Agreement of if the Executive terminates his employment for good reason, then:

                                    App. I-50

      (a) Accrued But Unpaid Compensation.  The Employer shall pay the Executive's full Base
          Salary through the Date of Termination at the rate then in effect and the amount, if any, of awards theretofore made which have not yet been paid.
      (b) Severance Allowance.  The Employer shall pay the Executive a severance allowance in equal monthly payments commencing on the last day of the month in which the Date of
          Termination occurs, equal in amount to one twelfth (1/12) of the Base Salary paid to the Executive by Employer in the twelve (12) months preceding the Notice of
          Termination. Such severance allowance shall continue until the date mentioned above in paragraph 2(a)(i).
      (c) Employee Benefits.  The Employer shall maintain in full force and effect, for the
          Executive's continued benefit until the earlier of the first anniversary of the Date of
          Termination or the date the Executive becomes a participant in similar plans, programs or arrangements provided by a subsequent employer, all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of
          Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plan or program is barred, under the terms of the group plans in effect, the Employer shall arrange to provide the
          Executive with benefits substantially similar to those which the Executive is entitled to receive under such plans and programs. At the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Employer and relating specifically to the Executive.
5.    MISCELLANEOUS:
      (a) Waiver:  A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.
      (b) Arbitration.  Any dispute among the parties hereto arising out of or with respect to this Agreement or any of its provisions shall be resolved by the sole and exclusive remedy of binding arbitration, as follows: the Employer and Employee shall name one arbitrator; the arbitrators so selected shall each name a third arbitrator; the decision of the majority of the arbitrators shall be binding upon the parties and enforceable in a court of competent jurisdiction. The arbitration proceeding shall be conducted in Huntington, West Virginia.
      (c) Severability.  If any provision of this Agreement, as applied to any circumstances, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the applicability of such provision to any other circumstances.
      (d) Amendment.  This Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.
      (e) Nonassignability.  Neither the Executive nor his estate shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable.
      (f) Binding Effect.  This Agreement shall be binding upon and insure to the benefit of the Executive (and his personal representative), the Employer and any successor organization or organizations which shall succeed to substantially all of the business and property of the Employer, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Employer or otherwise, including by operation of law.
      (g) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of West Virginia, whether statutory or decisional, applicable to agreements made and entirely to be performed within such state and such provisions of federal law as may be applicable.

                                    App. I-51

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        EXECUTIVE:


                                        ------------------------------------

                                        THE TWENTIETH STREET BANK

                                        By:
                                            --------------------------------

                                             Its:
                                                  --------------------------


                                    App. I-52

                                  APPENDIX II

                      THE ROBINSON-HUMPHREY COMPANY, INC.

                                February 6, 1996

Board of Directors
Horizon Bancorp, Inc.
One Park Avenue
Beckley, West Virginia 25802

Ladies and Gentlemen:

     In connection with the proposed acquisition of Twentieth Bancorp, Inc. ("Twentieth") by Horizon Bancorp, Inc. ("Horizon") (the "Merger"), you have asked us to render an opinion as to whether the financial terms of the Merger, as provided in the Acquisition Agreement by and between Twentieth Bancorp, Inc. and Horizon Bancorp, Inc. dated February 6, 1996 among such parties (the "Merger Agreement"), are fair, from a financial point of view, to the stockholders of HORIZON. Under the terms of the Merger, holders of all outstanding shares of TWENTIETH stock will receive consideration equal to 1.01 HORIZON common shares for each TWENTIETH share held, subject to adjustment under certain circumstances.

     Our firm, as part of its investment banking business, is frequently involved in the valuation of securities as related to public underwritings, private placements, mergers, acquisitions, recapitalizations and other purposes.

     In connection with our study for rendering this opinion, we have reviewed the Merger Agreement, TWENTIETH's financial results for fiscal years 1990 through 1995 and certain documents and information we deem relevant to our analysis. We have also held discussions with senior management of TWENTIETH for the purpose of reviewing the historical and current operations of, and outlook for TWENTIETH, industry trends, the terms of the proposed Merger, and related matters.

     We have also studied financial data concerning certain other publicly traded banks which we deem comparable to TWENTIETH as well as certain financial data relating to acquisitions of other banks that we deem relevant or comparable. In addition, we have reviewed other published information, performed certain financial analyses and considered other factors and information which we deem relevant.

     We have reviewed similar information and data relating to HORIZON including its historical financial statements, from fiscal 1990 through 1995.

     In rendering this opinion, we have relied upon the accuracy of the Merger Agreement, the financial information listed above, and other information furnished to us by TWENTIETH and HORIZON. We have not separately verified this information nor have we made an independent evaluation of any of the assets or liabilities of TWENTIETH and HORIZON.

     Based upon the forgoing and upon current market and economic conditions, we are of the opinion that, from a financial point of view, the terms of the Merger as provided in the Merger Agreement are fair to the stockholders of HORIZON.

                                        Very truly yours,

                                        THE ROBINSON-HUMPHREY COMPANY, INC.

                                    App. II-1

                                 April 4, 1996

The Board of Directors
Twentieth Bancorp, Inc.
1900 Third Avenue
Huntington, West Virginia 25703

Dear Members of the Board:

     Twentieth Bancorp, Inc., Huntington, West Virginia ("Twentieth") and Horizon Bancorp, Inc., Beckley, West Virginia ("Horizon") have entered into an agreement providing for the acquisition of Twentieth by Horizon ("Acquisition"). The terms of the Acquisition are set forth in the Plan of Merger and Reorganization dated February 6, 1996.

     The terms of the Acquisition provide that, with the possible exception of those shares as to which dissenter's rights may be perfected, each common share of Twentieth will be converted into 1.01 shares of common stock of Horizon (the "Exchange Ratio").

     You have asked our opinion as to whether the Exchange Ratio is fair to the respective shareholders of Twentieth from a financial point of view.

     In rendering our opinion, we have evaluated the consolidated financial statements of Twentieth available to us from published sources. In addition, we have, among other things: (a) to extent deemed relevant, analyzed selected public information of certain other financial institutions and compared Twentieth and Horizon from a financial point of view to the other financial institutions; (b) considered the historical market price of the common stock of Twentieth and Horizon; (c) compared the terms of the Acquisition with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available; (d) reviewed the Plan of Merger and Reorganization and related documents; and (e) made such other analyses and examinations as we deemed necessary. We also met with various senior officers of Twentieth and Horizon to discuss the foregoing as well as other matters that may be relevant.

     We have not independently verified the financial and other information concerning Twentieth, or Horizon, or other data which we have considered in our review. We have assumed the accuracy and completeness of all such information; however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of Twentieth and Horizon as they exist and are known to us as of December 31, 1995.

     We have acted as financial advisor to Twentieth in connection with the Acquisition and will receive from Twentieth a fee for our services, a significant portion of which is contingent upon the consummation of the Acquisition.

     It is understood that this opinion may be included in its entirety in any communication by Twentieth or the Board of Directors to the stockholders of Twentieth. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

     Based on the foregoing, and subject to the limitations described above, we are of the opinion that the Exchange Ratio is fair to the shareholders of Twentieth from a financial point of view.

                                        Sincerely,

                                        Baxter Fentriss and Company

                                    App. II-2

                                  APPENDIX III

                   CODE OF WEST VIRGINIA OF 1931, AS AMENDED

SECTION 31-1-122. RIGHT OF SHAREHOLDERS TO DISSENT.

     Any shareholder of a corporation shall have the right to dissent from any of the following corporate actions:

     (a) Any plan of merger or consolidation to which the corporation is a party; or

     (b) Any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale.

     A shareholder may dissent as to less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

SECTION 31-1-123. RIGHTS OF DISSENTING SHAREHOLDERS; PROCEDURE FOR PURCHASING OF DISSENTING SHAREHOLDERS' SHARES; CIVIL ACTION FOR DETERMINING VALUE OF SHARES; PROCEDURE FOR TRANSFERRING OF SUCH SHARES TO CORPORATION AND PAYMENT THEREFOR.

     (a) Any shareholder electing to exercise his right to dissent, pursuant to section one hundred twenty-two [Section 31-1-122] of this article, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action. If such proposed corporate action be approved by the required vote and such shareholder shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such merger shall have been mailed to such shareholders, making written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of such shareholder's shares, and, if such proposed corporate action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled to only a payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

     (b) No such demand may be withdrawn unless the corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporate action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation, is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction have been made or filed within the time provided in subsection (e) of this section, or if a court of general civil jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

     (c) Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each

                                   App. III-1
shareholder to pay for such shares at a specified price deemed by such corporation to be fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.

     (d) If within thirty days after the date on which such corporate action is effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

     (e) If within such period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation shall within thirty days after receipt of written demand from any dissenting shareholder, which written demand must be given within sixty days after the date on which such corporate action was effected, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or the corporation may file such complaint at any time within such sixty-day period at its own election. Such complaint shall be filed in any court of general civil jurisdiction in the county in which the principal office of the corporation is situated, or, if there be no such office in this State, in the county in which any dissenting shareholder resides or is found or in which the property of such corporation, or any part of it, may be. If the corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State in the same manner as in other civil actions. Dissenting shareholders who are nonresidents of this State shall be served a copy of the complaint by registered or certified mail, return receipt requested. In addition, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4(e)(2) of the West Virginia Rules of Civil Procedure. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or any subsequent appointment. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

     The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in Its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any party to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

     (f) Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights

                                   App. III-2
under this section unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     (g) Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, there may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                   App. III-3

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Section 31-1-9 of the West Virginia Code of 1931, as amended, permits indemnification of present or former officers or directors who are named or threatened to be named as parties to a legal action arising out of their activities as officers or directors under certain circumstances.

     The bylaws of Horizon Bancorp, Inc. Contain the following provision with regard to the indemnification of its directors and officers.

          SECTION 3. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe this conduct was unlawful.

          The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the corporation to procure judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), actually and reasonably incurred by him in connection with such action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter, including but not limited to taxes or any interest or penalties thereon, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or proceeding heretofore referred to, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          The corporation will indemnify an officer, director, employee or agent of any company which is merged or consolidated with the corporation in accordance with the terms and conditions of the merged or consolidated company's bylaw or article providing for indemnification.

          Any indemnification provided for herein shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth. Such determination shall be made: (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding; or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

          Expenses (including attorneys' fees) incurred in defending a civil or criminal action or proceeding shall be paid by the corporation in advance of the final disposition of such action or proceeding as authorized in the manner herein provided, upon receipt of an undertaking by or on behalf of the director,

                                    Part II-1
     officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

          The indemnification provided for herein shall not be deemed exclusive of any other rights to which any shareholder or member may be entitled under any bylaw, agreement, vote of shareholders, members or disinterested directors or otherwise, both as to action in his official capacity and as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators.

          The directors of the corporation may, from time to time by resolution, provide for such additional indemnification or advancement of expenses as they deem appropriate to any person, acting for or on behalf of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification or advancement or expenses may be authorized in such resolution or resolutions to the extent the directors deem appropriate under the circumstances, but at no time may the directors of the corporation provide for additional indemnification or advancement of expenses that is contrary to the laws of the State of West Virginia. This additional indemnification and the advancement of expenses is authorized pursuant to the provisions of West Virginia Code Section 31-1-9(f), and
     Article X, Section 3 of these bylaws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21. Exhibits and Financial Statement Schedules

     Exhibits required to be filed with this Registration Statement by Item 601 S-K follow the execution page of the Registration Statement. The required exhibit index precedes these documents. Required exhibits which are a part of the preceding Prospectus/Joint Proxy Statement are incorporated herein by reference to their location.

Item 22. Undertakings

     (1) The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                    Part II-2

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (4) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (5) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet he requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section 230.415), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) The registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (7) The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other

                                    Part II-3
        equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly issued this registration statement amendment to be signed on its behalf by the undersigned hereunto duly authorized in the City of Beckley, State of West Virginia, on the 13th day of June 1996.


                                        HORIZON BANCORP, INC.


                                        By:   /s/ FRANK S. HARKINS, JR.
                                            ----------------------------------

                                                 Frank S. Harkins, Jr.,
                                                 Chairman of the Board


                                        By:   /s/ PHILIP L. MCLAUGHLIN
                                            ----------------------------------

                                          Philip L. McLaughlin, President and
                                                Chief Executive Officer


                                        By:   /s/ C. DUANE BLANKENSHIP
                                            ----------------------------------


                                                 C. Duane Blankenship,

                                                Chief Financial Officer


                                        By:   /s/ MARK L. ANDERSON
                                            ----------------------------------

                                              Mark L. Anderson, Controller

                                    Part II-4

     Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURES                          TITLE                   DATE
      ----------------------------------------    --------------------   --------------------
 1.   /s/JOHN M. ALDERSON*                        Director                  June 13, 1996
      ----------------------------------------
      John M. Alderson, IV

 2.   /s/PHILIP W. CAIN*                          Director                  June 13, 1996
      ----------------------------------------
      Phillip W. Cain

 3.   /s/W.H. FILE, III*                          Director                  June 13, 1996
      ----------------------------------------
      W. H. File, III

 4.   /s/DAVID W. HAMBRICK                        Director                  June 13, 1996
      ----------------------------------------
      David W. Hambrick

 5.   /s/FRANK S. HARKINS                         Director                  June 13, 1996
      ----------------------------------------
      Frank S. Harkins, Jr.

      /s/TRACY W. HYLTON, II
 6.   ----------------------------------------    Director                  June 13, 1996
      Tracy W. Hylton, II

 7.   /s/WILLIAM E. KANE*                         Director                  June 13, 1996
      ----------------------------------------
      William E. Kane

 8.   /s/ROBERT L. KOSNOSKI*                      Director                  June 13, 1996
      ----------------------------------------
      Robert L. Kosnoski

 9.   /s/THOMAS E. LILLY*                         Director                  June 13, 1996
      ----------------------------------------
      Thomas E. Lilly

10.   /s/CAROLYN H. MCCULLOCH*                    Director                  June 13, 1996
      ----------------------------------------
      Carolyn H. McCulloch

11.   /s/PHILIP L. MCLAUGHLIN                     Director                  June 13, 1996
      ----------------------------------------
      Philip L. McLaughlin


                                    Part II-5

                     SIGNATURES                          TITLE                   DATE
      ----------------------------------------    --------------------   --------------------
12.   /s/HARPER W. NELSON*                        Director                  June 13, 1996
      ----------------------------------------
      Harper W. Nelson

13.   /s/RODNEY H. PACK*                          Director                  June 13, 1996
      ----------------------------------------
      Rodney H. Pack

14.   /s/E. M. PAYNE III*                         Director                  June 13, 1996
      ----------------------------------------
      E. M. Payne III

15.   /s/R. T. ROGERS*                            Director                  June 13, 1996
      ----------------------------------------
      R. T. Rogers

16.   /s/JAMES E. SONGER*                         Director                  June 13, 1996
      ----------------------------------------
      James E. Songer

17.   /s/ALBERT M. TIECHE, JR.*                   Director                  June 13, 1996
      ----------------------------------------
      Albert M. Tieche, Jr.

18.   /s/E. A. TUCKWILLER, JR.*                   Director                  June 13, 1996
      ----------------------------------------
      E. A. Tuckwiller, Jr.

19.   /s/EARL R. TURNER*                          Director                  June 13, 1996
      ----------------------------------------
      Earl R. Turner




* Signed by Frank S. Harkins, Jr., attorney-in-fact.


                                    Part II-6

                             HORIZON BANCORP, INC.
                                    FORM S-4
                               INDEX TO EXHIBITS

     The following exhibit and financial statement schedules are filed as part of this Registration Statement.

                               INDEX TO EXHIBITS


 ITEM 601
   TABLE                                                                           SEQUENTIAL
 REFERENCE                              DESCRIPTION                                 PAGE NO.
- -----------   ----------------------------------------------------------------    -------------
     1        Underwriting agreement                                                   N/A
     2        Plan of Merger and Reorganization by and between Twentieth                *
              Bancorp, Inc. and Horizon Bancorp, Inc. dated February 6, 1996
     3        Articles of incorporation and bylaws of Horizon Bancorp, Inc.            N/A
              (Incorporated into this filing by reference to Horizon Bancorp,
              Inc.'s S-14 Registration Statement, Registration No. 2-287946 on
              October 4, 1983; the Annual Report on Form 10-K of Horizon
              Bancorp, Inc. for the year ended December 31, 1983; and the
              Annual Report on Form 10-K of Horizon Bancorp, Inc. for the year ended December 31, 1985
     4        Articles of incorporation and bylaws of Horizon Bancorp, Inc.            N/A
              (Incorporated into this filing by reference to Horizon Bancorp,
              Inc.'s S-14 Registration Statement, Registration No. 2-287946 on
              October 4, 1983; the Annual Report on Form 10-K of Horizon
              Bancorp, Inc. for the year ended December 31, 1983; and the
              Annual Report on Form 10-K of Horizon Bancorp, Inc. for the year ended December 31, 1985
     5        Opinion of Robinson & McElwee re legality                                 *
     6        Opinion re discount on capital shares                                    N/A
     7        Opinion re liquidation preference                                        N/A
     8        Opinion of Robinson & McElwee re tax matters                              *
     9        Voting trust agreement                                                   N/A
    10        Plan of Merger and Reorganization by and between Twentieth                *
              Bancorp, Inc. and Horizon Bancorp, Inc. dated February 6, 1996
    11        The Annual Report on Form 10-K of Horizon Bancorp, Inc. for the          N/A
              year ended December 31, 1995 and incorporated herein by
              reference thereto; Quarterly Report on Form 10-Q of Horizon
              Bancorp, Inc. for the quarter ended March 31, 1996 and
              incorporated herein by reference
    12        The Annual Report on Form 10-K of Horizon Bancorp, Inc. for the          N/A
              year ended December 31, 1995 and incorporated herein by
              reference thereto; Quarterly Report on Form 10-Q of Horizon
              Bancorp, Inc. for the quarter ended March 31, 1996 and
              incorporated herein by reference
    13        1995 Annual Report to Shareholders of Horizon Bancorp, Inc.              N/A
              (filed as Exhibit 13 to the Annual Report on Form 10-K of
              Horizon Bancorp, Inc. for the year ended December 31, 1995 and incorporated herein by reference thereto); Quarterly Report on
              Form 10-Q of Horizon Bancorp, Inc. for the quarter ended March
              31, 1996 and incorporated herein by reference
    14        Material foreign patents                                                 N/A
    15        Letter re unaudited financial information                                N/A
    16        Letter re change in certifying accountants                               N/A


                                    Part II-7

 ITEM 601
   TABLE                                                                           SEQUENTIAL
 REFERENCE                              DESCRIPTION                                 PAGE NO.
- -----------   ----------------------------------------------------------------    -------------
    17        Not required for S-4
    18        Not required for S-4
    19        Not required for S-4
    20        Not required for S-4
    21        Subsidiaries of Registrant (Incorporated into this filing by             N/A
              reference to the Annual Report on Form 10-K of Horizon Bancorp,
              Inc. for the year ended December 31, 1995).
    22        Not Required for S-4
    23        Consents:
    23.1      Consent of Robinson & McElwee                                             *
    23.2      Consent of Ernst & Young LLP
    23.3      Consent of Diamond, Leftwich, Goheen & Dunn
    23.4      Consent of The Robinson-Humphrey Company, Inc.                            *
    23.5      Consent of Baxter Fentriss and Company                                    *
    23.6      Consent of Persons About to Become Directors of Horizon Bancorp,
              Inc.
    24        Power of attorney                                                         *
    25        Statement of eligibility of trustees                                     N/A
    26        Invitations for competitive bids                                         N/A
    27        Financial Data Schedule                                                  N/A
    28        Information from reports furnished to state insurance regulatory         N/A
              authorities
    99        Additional exhibits:
    99.1      Form of Proxy for use by shareholders of Twentieth Bancorp, Inc.
    99.2      Form of Proxy for use by shareholders of Horizon Bancorp, Inc.


- ---------

N/A = Not Applicable

* Previously filed


                                    Part II-8